LIME HILL CAPITAL CORPORATION
("Lime Hill" or the "Corporation")

NOTICE OF MEETING IN RESPECT OF AN ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 12, 2011

AND

INFORMATION CIRCULAR DATED APRIL 15, 2011

CONCERNING, AMONG OTHER THINGS, THE QUALIFYING TRANSACTION INVOLVING THE
AMALGAMATION OF LIME HILL AND LIQUID NUTRITION GROUP INC. ("LIQUID NUTRITION")
TO FORM A NEW COMPANY TO BE NAMED LIQUID NUTRITION GROUP INC. ("AMALCO")

All information contained in this Information Circular with respect to Lime Hill was supplied by Lime Hill for inclusion herein.

All information contained in this Information Circular with respect to Liquid Nutrition was supplied by Liquid Nutrition for inclusion herein, and with respect to such information, Lime Hill, its board of directors and its officers have relied on Liquid Nutrition.

These materials require your immediate attention. If you are in doubt as to how to deal with these materials, or the matters referred to herein, please consult your investment dealer, stockbroker, bank manager or other professional advisor.

NEITHER THE TSX VENTURE EXCHANGE INC. NOR ANY SECURITIES REGULATORY AUTHORITY HAS IN ANY WAY PASSED UPON THE MERITS OF THE QUALIFYING TRANSACTION DESCRIBED IN THIS INFORMATION CIRCULAR.

TABLE OF CONTENTS

GLOSSARY OF TERMS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
INFORMATION FOR UNITED STATES SHAREHOLDERS	9
SUMMARY	11
INFORMATION CIRCULAR	17
A. GENERAL PROXY INFORMATION	17
Purpose of Solicitation	17
Voting of Proxies	17
Appointment of Proxy	17
Revocation of Proxies	18
Advice to Beneficial Holders of Common Shares on Voting Common Shares	18
Voting Shares and Principal Holders Thereof	19
B. BACKGROUND CONCERNING THE PROPOSED QUALIFYING TRANSACTION	19
Summary of the Qualifying Transaction	19
Regulatory Requirements Concerning the Qualifying Transaction	20
Description of the Amalgamation Agreement	20
Details of the Amalgamation	22
Risk Factors Concerning Lime Hill, Liquid Nutrition and Amalco	23
C. PARTICULARS OF MATTERS TO BE ACTED UPON	29
I. FINANCIAL STATEMENTS	29
II. APPROVAL OF THE AMALGAMATION UNDER THE CBCA	29
Reasons for the Amalgamation	29
Board of Directors Recommendations	29
Deliberations of the Board of Directors of Lime Hill	29
Recommendation	30
Shareholder Approval	30
Right of Dissent	30
Procedure for Exchange of Shares	31
Lost or Destroyed Share Certificates	31
Certain Canadian Federal Income Tax Considerations	31
III. APPROVAL OF AMALCO STOCK OPTION PLAN	33
IV. ELECTION OF DIRECTORS	34
V. APPOINTMENT OF AUDITORS	37
D. INFORMATION CONCERNING LIME HILL	37
CORPORATE STRUCTURE OF LIME HILL	37
GENERAL DEVELOPMENT OF THE BUSINESS OF LIME HILL	37
SELECTED FINANCIAL INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIME HILL	37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIME HILL	38
DESCRIPTION OF THE SECURITIES OF THE CORPORATION	38
Stock Option Plan	38
PRIOR SALES OF LIME HILL	38
STOCK EXCHANGE INFORMATION CONCERNING LIME HILL	39
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF LIME HILL	39
Compensation Discussion and Analysis	39
Summary Compensation Table	40
Outstanding Option Based Awards	40
Termination and Change of Control Benefits	40
Director Compensation Table	40
Outstanding Option-Based Awards	41
Equity Compensation Plan	41
CORPORATE GOVERNANCE OF LIME HILL	41
General	41
Composition of the Board	41
Orientation and Continuing Education of Board Members	42
Measures to Encourage Ethical Business Conduct	42
Nomination of Directors	42

Compensation	42
Other Board Committees	42
Assessments	43
AUDIT COMMITTEE INFORMATION CONCERNING LIME HILL	43
Composition	43
Relevant Education and Experience	43
Audit Committee Oversight	43
Reliance on Certain Exemptions	43
Pre-Approval Policies and Procedures	43
External Auditor Services Fees (By Category)	43
Exemption	44
ARM'S LENGTH TRANSACTION	44
LEGAL PROCEEDINGS CONCERNING LIME HILL	44
AUDITOR, TRANSFER AGENT AND REGISTRAR OF LIME HILL	44
MATERIAL CONTRACTS OF LIME HILL	44
E. INFORMATION CONCERNING LIQUID NUTRITION	45
CORPORATE STRUCTURE AND HISTORY OF LIQUID NUTRITION	45
Corporate Structure	45
Subsidiaries of Liquid Nutrition	45
LNI	45
Liquid Nutrition Reorganization	45
Assignment of the License to use the Nash Identification	46
Additional Athletes and Advisors	46
BUSINESS OVERVIEW OF LIQUID NUTRITION	47
General	47
Background To The Industry And Industry Trends	47
Operations Of Liquid Nutrition	50
Business Development Strategies Of Liquid Nutrition	51
Marketing Activities and Programs of Liquid Nutrition	52
COMPETITION OF LIQUID NUTRITION	52
General	52
Competitive Advantages of Liquid Nutrition	54
INTELLECTUAL PROPERTY OF LIQUID NUTRITION	54
SUMMARY AND ANALYSIS OF FINANCIAL OPERATIONS OF LIQUID NUTRITION AND LNI	56
MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATING RESULTS AND FINANCIAL CONDITION OF LIQUID NUTRITION	57
Overview	57
Operating Results	58
Liquidity and Financial Condition	58
ACQUISITIONS AND DISPOSITIONS OF LIQUID NUTRITION	58
PROPERTIES OF LIQUID NUTRITION	58
MANAGEMENT KEY PERSONNEL	59
DIRECTORS AND OFFICERS OF LIQUID NUTRITION	59
COMPENSATION OF DIRECTORS AND OFFICERS OF LIQUID NUTRITION	60
Executive Compensation	60
Outstanding Option Based Awards (other than the Glenn Young Call Option)	61
Employment Agreement	61
Compensation of Directors	62
Plans and Share Options	62
Other Compensation	62
DESCRIPTION OF SHARE CAPITAL OF LIQUID NUTRITION	63
PRIOR SALES OF SECURITIES OF LIQUID NUTRITION	63
Liquid Nutrition Securities Issuances	63
Liquid Nutrition Private Placements	63
CAPITALIZATION OF LIQUID NUTRITION	64
PRINCIPAL HOLDERS OF LIQUID NUTRITION SHARES	64
MATERIAL CONTRACTS OF LIQUID NUTRITION	65
PROMOTERS OF LIQUID NUTRITION	66

INDEBTEDNESS OF LIQUID NUTRITION TO DIRECTORS, OFFICERS, PROMOTERS AND SHAREHOLDERS	66
INTERESTS OF MANAGEMENT AND OTHERS OF LIQUID NUTRITION IN MATERIAL TRANSACTIONS	66
LEGAL PROCEEDINGS CONCERNING LIQUID NUTRITION	66
DIVIDEND RECORD AND POLICY OF LIQUID NUTRITION	66
AUDITORS OF LIQUID NUTRITION	67
RELATIONSHIP BETWEEN LIQUID NUTRITION AND PROFESSIONAL PERSONS	67
FINANCIAL STATEMENTS OF LIQUID NUTRITION GROUP INC. AND LIQUID NUTRITION INC. AND PRO FORMA FINANCIAL STATEMENTS	67
F. INFORMATION CONCERNING AMALCO	67
CORPORATE STRUCTURE OF AMALCO	67
Name and Incorporation	67
Intercorporate Relationships	67
NARRATIVE DESCRIPTION OF THE BUSINESS OF AMALCO	67
Business of Amalco	67
Stated Business Objectives and Milestones	68
DESCRIPTION OF SECURITIES OF AMALCO	68
PRO FORMA CAPITALIZATION OF AMALCO	68
Fully Diluted Share Capital of Amalco	69
AVAILABLE FUNDS AND PRINCIPAL PURPOSES OF AMALCO	70
Funds Available and Principal Purposes	70
Dividends	71
ESTIMATED ADMINISTRATION COSTS OF AMALCO	71
PRINCIPAL SECURITYHOLDERS OF AMALCO	71
DIRECTORS, OFFICERS AND PROMOTERS OF AMALCO	71
Name, Address, Occupation and Security Holdings	71
Management	73
Promoters	74
Corporate Cease Trade Orders or Bankruptcies	74
Penalties or Sanctions	75
Personal Bankruptcies	75
Conflicts of Interest	75
Other Reporting Issuer Experience	75
STATEMENT OF EXECUTIVE COMPENSATION OF AMALCO	75
Compensation Discussion and Analysis	75
Option-Based Awards	76
Summary Compensation Table	76
Incentive Plan Awards	76
INDEBTEDNESS OF DIRECTORS AND OFFICERS OF AMALCO	76
INVESTOR RELATIONS AGREEMENTS OF AMALCO	76
OPTIONS TO PURCHASE SECURITIES OF AMALCO	77
Options to Purchase Securities	77
Stock Option Plan	77
ESCROWED SECURITIES OF AMALCO	78
Escrowed Securities on Financing	78
Contractual Lock-Ups	79
AUDITOR, TRANSFER AGENT AND REGISTRAR OF AMALCO	79
G. GENERAL	79
SPONSOR AND SPONSORSHIP AGREEMENT	79
EXPERTS	80
OTHER MATERIAL FACTS	80
BOARD APPROVAL	80
H. AUDITORS’ CONSENTS	81
LIME HILL CAPITAL CORPORATION AUDITOR’S CONSENT	81
LIQUID NUTRITION GROUP INC. AND LIQUID NUTRITION INC. INDEPENDENT AUDITOR’S CONSENT	81

SCHEDULES

SCHEDULE A	- Financial Statements of Lime Hill
SCHEDULE B	- Management Discussion & Analysis of Lime Hill
SCHEDULE C	- Financial Statements of Liquid Nutrition Group Inc. and Liquid Nutrition Inc.
SCHEDULE D	- Schedule of Pro Forma Consolidated Revenues
SCHEDULE E	- Pro Forma Financial Statements of Amalco
SCHEDULE F	- Amalgamation Agreement
SCHEDULE G	- Resolution Concerning the Amalgamation
SCHEDULE H	- Section 190 of the Canada Business Corporations Act
SCHEDULE I	- Audit Committee Mandate
SCHEDULE J	- Amalco Stock Option Plan

LIME HILL CAPITAL CORPORATION
Suite 1600, Dome Tower
333 - 7th Avenue S.W.
Calgary, AB T2P 2Z1

NOTICE OF THE ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION
TO BE HELD ON THURSDAY, MAY 12, 2011

NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the holders of Lime Hill Capital Corporation ("Lime Hill" or the "Corporation") common shares (the "Lime Hill Shares") will be held at the offices of Heenan Blaikie LLP, 1250 Rene-Levesque Boulevard West, Montreal, Suite 2500, Quebec H3B 4Y1 at 10:00 a.m. (EST), on Thursday, May 12, 2011, for the following purposes.

1.

To consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is set out as Schedule "G" to the accompanying Information Circular, to approve the amalgamation agreement dated as of February 28, 2011 between Liquid Nutrition Group Inc. ("Liquid Nutrition") and Lime Hill, as amended, pursuant to which it is proposed that Liquid Nutrition and Lime Hill amalgamate (the "Amalgamation") to continue as one corporation under the name "Liquid Nutrition Group Inc.", all as more particularly described in the Information Circular.

2.

To consider and, if deemed advisable, to pass a resolution in the form included in the Information Circular accompanying this Notice of Meeting approving the adoption of a new stock option plan for Lime Hill.

3.	To receive the report of the directors and the audited financial statements of Lime Hill for the financial year ended December 31, 2010, together with the auditors’ report thereon.

4.	To fix the number of directors at five (5) and to elect directors.

5.	To appoint auditors and to authorize the directors of Lime Hill to fix their remuneration.

6.	To transact such other business as may properly be brought before the Meeting.

Information relating to the matters to be dealt with at the Meeting is set forth in the Information Circular which accompanies this Notice of Meeting.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is March 31, 2011. Shareholders of Lime Hill whose names have been entered in the register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Meeting.

A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed proxy for Lime Hill must be mailed so as to reach or be deposited with CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) prior to the time set for the Meeting or any adjournment thereof.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy for Lime Hill are directors and/or officers of Lime Hill. Each shareholder has the right to appoint a proxy holder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder’s behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

2

DATED at Calgary, Alberta, as of the 15th day of April, 2011.

BY ORDER OF THE BOARD OF DIRECTORS OF
LIME HILL CAPITAL CORPORATION

"Michael L. Rousseau"
Michael L. Rousseau,
President and Chief Executive Officer

GLOSSARY OF TERMS

The following is a glossary of terms and abbreviations used frequently throughout this Information Circular and the Schedules hereto.

"Additional Athletes and Advisors" has the meaning ascribed thereto under the heading "Information Concerning Liquid Nutrition - Corporate Structure and History of Liquid Nutrition - Additional Athletes and Advisors Agreements".

"Additional Athletes and Advisors Identification" means, in respect of an Additional Athlete and Advisor other than an Additional Athlete and Advisor who has not entered into an Athletes and Advisors Agreement, the full name of the Additional Athlete and Advisor, the autograph and facsimile signature of the Additional Athlete and Advisor, together with the image, likeness and endorsement of the particular Additional Athlete and Advisor, and any combination thereof as may be approved in advance by the particular Additional Athlete and Advisor.

"Affiliate" means a Company that is affiliated with another Company as described below.

A Company is an "Affiliate" of another Company if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same Person.

A Company is "controlled" by a Person if:

(a)	voting securities of the Company are held, other than by way of security only, by or for the benefit of that Person, and

(b)	the voting securities, if voted, entitle the Person to elect a majority of the directors of the Company.

A Person beneficially owns securities that are beneficially owned by:

(a)	a Company controlled by that Person, or

(b)	an Affiliate of that Person or an Affiliate of any Company controlled by that Person.

"Agency Agreement" means the agency agreement to be entered into between Liquid Nutrition and the Agent in connection with the Liquid Nutrition Unit Private Placement.

"Agent" means Avenue Capital Markets CPVC Inc.

"Amalco" means Liquid Nutrition Group Inc, the corporation resulting from the Amalgamation.

"Amalco Lime Hill Agent’s Options" means the up to 94,413 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the 755,300 outstanding Lime Hill Agent’s Options, as adjusted for any exercise after the date hereof, if any, each entitling the holder to acquire one Amalco Share at a price of $0.80 per share until July 9, 2012, in accordance with its terms.

"Amalco Lime Hill Options" means the up to 119,413 stock options of Amalco to be issued pursuant to the Amalgamation in replacement for the 955,300 outstanding Lime Hill Options, as adjusted for any exercise after the date hereof, if any, each entitling the holder to acquire one Amalco Share at a price of $0.80 per share until June 30, 2020, in accordance with its terms.

"Amalco Liquid Nutrition Debenture Agent’s Options" means the 277,778 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the 277,778 Liquid Nutrition Debenture Agent’s Options issued in connection with the Liquid Nutrition Debenture Private Placement, each entitling the holder to acquire one Amalco Unit at a price of $0.90 per unit until 36 months from the closing date of the Liquid Nutrition Debenture Private Placement, in accordance with its terms.

"Amalco Liquid Nutrition Unit Agent’s Options" means the up to 300,000 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the up to 300,000 Liquid Nutrition Agent’s Options to be issued in connection with the Liquid Nutrition Unit Private Placement, each entitling the holder to acquire one Amalco Unit at a price of $1.00 per Amalco Unit until 36 months from the closing date of the Liquid Nutrition Unit Private Placement, in accordance with its terms.

"Amalco Liquid Nutrition Warrants" means the share purchase warrants of Amalco to be issued pursuant to the Amalgamation in replacement for the outstanding Liquid Nutrition Warrants, each entitling the holder to acquire one Amalco Share at a price of $1.50 per share until a date that is five years from the date of issuance of the particular Liquid Nutrition Warrants, in accordance with its terms.

"Amalco New Options" means the stock options of Amalco to be granted at Closing as determined by the Board of Directors of Amalco in accordance with the policies of TSX Venture, each entitling the holder to acquire one Amalco Share at a price of $1.00 per share until up to ten years from the date of grant, in accordance with its terms.

"Amalco Shares" means the common shares in the capital of Amalco.

"Amalco Stock Option Plan" means the new stock option plan of Lime Hill to be approved at the Meeting.

"Amalco Warrants" means share purchase warrants of Amalco to be issued to holders of Lime Hill Shares, each entitling the holder to acquire one Amalco Share at a price of $1.50 per share until a date that is five years from the date of issuance.

"Amalgamation" means the amalgamation of Lime Hill and Liquid Nutrition under Section 181 of the CBCA on the terms and conditions set forth in the Amalgamation Agreement.

"Amalgamation Agreement" means the amalgamation agreement made as of February 28, 2011 between Liquid Nutrition and Lime Hill, as amended by amending agreements dated March 4, 2011 and April 12, 2011.

"Amalgamation Resolution" means the special resolution to approve the Amalgamation Agreement.

"Annual Store Bonus" means, at the end of each applicable fiscal period of Liquid Nutrition, the sum of (a) the product obtained by multiplying $1,000 by the number of Stores up to a maximum of 100 Stores, and (b) for such number of Stores in excess of 100 Stores, the product obtained by multiplying $500 by the number of Stores in excess of 100 Stores, up to a maximum of 900 Stores.

"Associate" when used to indicate a relationship with a Person, means:

(a)

an issuer of which the Person or Company beneficially owns or controls, directly or indirectly, voting securities entitling him to more than 10% of the voting rights attached to outstanding securities of the issuer;

(b)	any partner of the Person or Company;

(c)	any trust or estate in which the Person or Company has a substantial beneficial interest or in respect of which a Person or Company serves as trustee or in a similar capacity;

(d)	in the case of a Person, a relative of that Person, including:

(i)	that Person’s spouse or child; or

(ii)	any relative of the Person or of his spouse who has the same residence as that Person;

but

(e)

where the Exchange determines that two Persons shall, or shall not, be deemed to be associates with respect to a Member firm, Member corporation or holding company of a Member corporation, then such determination shall be determinative of their relationships in the application of Rule D with respect to that Member firm, Member corporation or holding company.

"Athletes and Advisors Agreements" means, collectively, the promotion and endorsement agreements, as well as the subscription agreements, between Liquid Nutrition and certain of the Additional Athletes and Advisors.

"Athletes and Advisors Letters of Intent" means the non-binding letters of intent regarding promotion and endorsement activities and a subscription for Liquid Nutrition Shares between Liquid Nutrition and certain of the Additional Athletes and Advisors, which expire on June 30, 2011.

"Base Salary" has the meaning ascribed thereto under "Information Concerning Liquid Nutrition – Compensation of Directors and Officers of Liquid Nutrition".

"CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as from time to time amended, and including any regulations promulgated thereunder.

"Certificate of Amalgamation" means the certificate of amalgamation to be issued by the Director pursuant to Subsection 185(4) of the CBCA giving effect to the Amalgamation.

"CIBC Mellon" means CIBC Mellon Trust Company.

"Closing" means the closing of the Amalgamation.

"Closing Date" means the date of the Closing, which shall be within seven (7) business days of the receipt of the approval by holders of Lime Hill Shares of the Amalgamation, or such other date as Lime Hill and Liquid Nutrition may mutually agree, acting reasonably, and in any event not later than May 15, 2011.

"Common Shares" or "Lime Hill Shares" means the issued and outstanding common shares in the capital of Lime Hill.

"Company" unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

"Completion of the Qualifying Transaction" means the date the Final Exchange Bulletin is issued by the Exchange.

"Confidential Information" means, all information howsoever received by the Employee from or through Liquid Nutrition in whatever form (oral, written, machine readable or otherwise) pertaining to Liquid Nutrition or its business, including, without limitation, all information related to processes, formulas, ingredients, recipes, research, developments, financial information, marketing strategies and information, names or lists of suppliers or distributors.

"Control Person" means any Person or Company that holds or is one of a combination of Persons or companies that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer, except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.

"CPC" means a corporation:

(a)	that has been incorporated or organized in a jurisdiction in Canada;

(b)	that has filed and obtained a receipt for a preliminary CPC prospectus from one or more of the securities regulatory authorities in compliance with the Policy; and

(c)	in regard to which the Completion of the Qualifying Transaction has not yet occurred.

"CPC Information Circular" means the information circular of the CPC prepared in accordance with applicable securities laws and the TSX Venture Form 3B1 which provides full, true and plain disclosure of all material facts relating to the CPC and the Target Company.

"Director" means the Director appointed under Section 260 of the CBCA.

"Dissenting Shareholder" means a registered owner of Common Shares who properly exercised dissent rights.

"Effective Date" means the date shown in the Certificate of Amalgamation and giving effect to the Amalgamation.

"Employment Agreement" means the employment and non-competition agreement dated January 1, 2011 entered into between Liquid Nutrition and Glenn Young. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition".

"Endorsed Business" shall mean the "Liquid Nutrition" store business, including (i) the selling, promotion, distribution and marketing (including viral marketing using pre-existing social networks) of Products and the "Liquid Nutrition" brand to Liquid Nutrition franchises, consumers and third party retailers, whether through point of purchase retailing, wholesaling, internet sales, or otherwise, (ii) the operation of corporate stores with respect to the foregoing, and (iii) the creation of a franchise network, including the granting of single or multiple store franchises and geographical territories, in all cases either directly or through subsidiaries or franchisees.

"Escrow Transfer" means the transfer within escrow to be completed on the Closing Date of an aggregate of 2,000,000 Lime Hill Shares held by the existing directors of Lime Hill to the Escrow Transferee at a price of $0.08 per Lime Hill Share pursuant to share purchase agreements entered into between such directors of Lime Hill and the Escrow Transferee on April 15, 2011.

"Escrow Transferee" means Oxbridge Bank.

"Exchange" or "TSXV" means TSX Venture Exchange Inc.

"Executive Director" means the Executive Director of the Alberta Securities Commission.

"Final Exchange Bulletin" means the Exchange Bulletin which is issued following closing of the Qualifying Transaction and the submission of all post-meeting documentation and which evidences the final Exchange acceptance of the Qualifying Transaction.

"Glenn Young Call Option" has the meaning ascribed thereto under "Information Concerning Liquid Nutrition – Compensation of Directors and Officers of Liquid Nutrition."

"Greg Chamandy" means H. Gregory Chamandy.

"Guaranteed Bonus" means the amount (if any) by which $150,000 exceeds the Base Salary.

"Information Circular" means this notice of annual and special meeting and information circular of Lime Hill to be used by Lime Hill in connection with the solicitation of proxies for the Meeting.

"Insider" if used in relation to an issuer, means:

(a)	a director or senior officer of a particular issuer;

(b)	a director or senior officer of the Company that is an Insider or subsidiary of the Issuer;

(c)	a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of an issuer; or

(d)	an issuer itself if it holds any of its own securities.

"Intellectual Property Rights" has the meaning ascribed thereto under "Information Concerning Liquid Nutrition - Intellectual Property of Liquid Nutrition".

"International Franchise Bonus" means 5% of the International Franchise Fee paid to Liquid Nutrition provided that: (a) no International Franchise Fee shall be included in the calculation of the International Franchise Bonus unless the payment thereof has been received by Liquid Nutrition; and (b) any non recurring International Franchise Fee received by Liquid Nutrition shall also be non recurring in the calculation of the International Franchise Bonus.

"International Franchise Fees" means any and all license, master or territory franchise or other similar rights fees paid to Liquid Nutrition in consideration for the grant by Liquid Nutrition of a license or master or territory franchise to open and operate a Liquid Nutrition retail store situated outside Canada and the United States.

"Lime Hill" or the "Corporation" means Lime Hill Capital Corporation, a public company incorporated under the CBCA with its head office and registered office located in Calgary, Alberta.

"Lime Hill Escrow Agreement" means the escrow agreement dated as of January 15, 2010 among Lime Hill, CIBC Mellon and certain securityholders of Lime Hill.

"Lime Hill Escrowed Shares" means the 2,000,000 Common Shares held subject to the Lime Hill Escrow Agreement.

"Lime Hill Agent’s Options" means the 755,300 outstanding agent’s options of Lime Hill, as adjusted for any exercise after the date hereof if any, each entitling the holder to purchase one Lime Hill Share at a price of $0.10 per share until July 9, 2012, in accordance with its terms.

"Lime Hill Letter of Transmittal" means the form of letter of transmittal to be used by holders of Lime Hill Shares for the purpose of surrendering certificates representing the Lime Hill Shares and exchanging them for certificates representing the Amalco Shares.

"Lime Hill Options" means the 955,300 outstanding stock options of Lime Hill, as adjusted for any exercise after the date hereof, if any, each entitling the holder to purchase one Common Share at a price of $0.10 per share until June 30, 2020, in accordance with its terms.

"Lime Hill Stock Option Plan" means the current incentive stock option plan of the Corporation.

"Liquid Nutrition" means Liquid Nutrition Group Inc., a private company incorporated under the CBCA with its head and registered office located in Montreal, Quebec, and, depending on the context, also sometimes means LNFC.

"Liquid Nutrition Business" means the hybrid health and nutrition franchising business carried on by Liquid Nutrition. See "Information Concerning Liquid Nutrition - Business Overview of Liquid Nutrition".

"Liquid Nutrition Debenture Agency Agreement" means the agency agreement dated effective January 15, 2011 between Liquid Nutrition and the Agent in connection with the Liquid Nutrition Debenture Private Placement.

"Liquid Nutrition Debentureholders" means the holders of Liquid Nutrition Debentures.

"Liquid Nutrition Debentures" means the $2,500,000 principal amount of convertible debentures of Liquid Nutrition issued pursuant to the Liquid Nutrition Debenture Private Placement, such debentures bearing interest at 9% per annum which is capitalized monthly, and which are convertible into one Liquid Nutrition Unit for each $0.90 principal amount or accrued interest thereon, and which shall automatically be converted into Liquid Nutrition Units immediately prior to the Closing Date.

"Liquid Nutrition Debentures Agent’s Options" means the 277,778 outstanding agent’s options of Liquid Nutrition, as adjusted for any exercise after the date hereof, if any, each entitling the holder thereof to acquire one Liquid Nutrition Unit at a price of $0.90 per unit until 36 months from the closing date of the Liquid Nutrition Debenture Private Placement, in accordance with its terms.

"Liquid Nutrition Debenture Private Placement" means the brokered private placement of Liquid Nutrition Debentures which was completed on February 18, 2011, pursuant to the terms of the Debenture Agency Agreement.

"Liquid Nutrition Private Placements" means, collectively, the Liquid Nutrition Debenture Private Placement and the Liquid Nutrition Unit Private Placement.

"Liquid Nutrition Shares" means the issued and outstanding common shares in the capital of Liquid Nutrition.

"Liquid Nutrition Special Resolution" means the special resolution of the shareholders of Liquid Nutrition approving the Amalgamation.

"Liquid Nutrition SRL" means Liquid Nutrition SRL, a society with restricted liability incorporated in Barbados.

"Liquid Nutrition Unit Agent’s Options" means the up to 300,000 agent’s options of Liquid Nutrition, as adjusted for any exercise after the date hereof, if any, each entitling the holder thereof to purchase one Liquid Nutrition Unit at a price of $1.00 per unit until 36 months from the closing date of the Liquid Nutrition Unit Private Placement, in accordance with its terms.

"Liquid Nutrition Unit Private Placement" means the private placement by Liquid Nutrition of a minimum of 500,000 and a maximum of 3,000,000 Liquid Nutrition Units at a price of $1.00 per Liquid Nutrition Unit for gross proceeds of a minimum of $500,000 and a maximum of $3,000,000 to be completed on or before the Closing Date.

"Liquid Nutrition Units" means units of Liquid Nutrition, each unit being comprised of one Liquid Nutrition Share and one-half of one Liquid Nutrition Warrant.

"Liquid Nutrition Warrants" means the share purchase warrants of Liquid Nutrition, each entitling the holder to acquire one Liquid Nutrition Share at a price of $1.50 per share for five years from their date of issuance, in accordance with its terms.

"LNFC" means Liquid Nutrition Franchising Corporation, a private company incorporated under the CBCA with its head office located in Oakville, Ontario, a wholly owned subsidiary of Liquid Nutrition.

"LNI" means Liquid Nutrition Inc., a private company incorporated under the CBCA with its head office located in Montreal, Quebec, that is not a subsidiary of Liquid Nutrition.

"Majority of the Minority Approval" means the approval of the Qualifying Transaction by the majority of the votes cast by shareholders, other than:

(a)	Non Arm’s Length Parties to the CPC;

(b)	Non Arm’s Length Parties to the Qualifying Transaction; and

(c)	in the case of a Related Party Transaction:

(i)	if the CPC holds its own shares, the CPC; and

(ii)	a Person acting jointly or in concert with a Person referred to in paragraph (a) or (b) in respect of the transaction,

at a properly constituted meeting of the voting shareholders of the CPC.

"Maximum Liquid Nutrition Unit Private Placement" means the completion of the Liquid Nutrition Unit Private Placement for gross proceeds of $3,000,000.

"Meeting" means the annual and special meeting of the shareholders of Lime Hill to be held to consider among others, and, if deemed advisable, to approve the Amalgamation.

"Minimum Liquid Nutrition Unit Private Placement" means the completion of the Liquid Nutrition Unit Private Placement for gross proceeds of $500,000.

"Nash Identification" means the full name Steve Nash, the autograph and facsimile signature of Steve Nash, together with the image, likeness and endorsement of Steve Nash, and any combination thereof as may be approved in advance by Steve Nash.

"Non Arm’s Length Parties to the Qualifying Transaction" means the Vendor(s), any Target Company(ies) and includes, in relation to Significant Assets or Target Company(ies), the Non Arm’s Length Parties of the Vendor(s), the Non Arm’s Length Parties of any Target Company(ies) and all other parties to or associated with the Qualifying Transaction and Associates or Affiliates of all such other parties.

"Non Arm’s Length Party" means in relation to a Company, a Promoter, officer, director, other Insider or Control Person of that Company (including an Issuer) and any Associates or Affiliates of any of such persons. In relation to an individual, means any Associate of the individual or any Company of which the individual is a Promoter, officer, director, Insider or Control Person.

"Oxbridge Bank" means Oxbridge Bank & Trust SCC, a Barbados company controlled by Greg Chamandy.

"Person" means a Company or individual.

"Policy" means Policy 2.4 of the TSX Venture found in the TSX Venture Corporate Finance Manual.

"Products" shall mean sports nutrition, supplement, vitamins, protein powders, protein bars, nutrition drinks, snack food, sandwich, wrap, salad, diet and detoxification products and literature, as well as merchandising and marketing materials and items produced for the promotion of the foregoing, including point of purchase materials and all media advertising, including marketing using pre-existing and future social networks.

"Promoter" shall have the meaning ascribed thereto in the Securities Act (Alberta).

"Qualifying Transaction" means a transaction where a CPC acquires Significant Assets other than cash, by way of purchase, amalgamation, merger or arrangement with another company or by other means.

"Registrar" means the Registrar appointed under the ABCA.

"Related Parties" means the Promoters, officers, directors, other insiders of a company, and Associates or Affiliates thereof.

"Resulting Issuer" means the issuer that was formerly a CPC that exists upon issuance of the Final Exchange Bulletin.

"Significant Assets" means one or more assets or businesses which, when purchased, optioned or otherwise acquired by the CPC, together with any other concurrent transactions, would result in the CPC meeting the initial listing requirements of the Exchange.

"SNE" means SNE LN, LLC, a limited liability company incorporated in the State of Delaware and beneficially owned by Steve Nash.

"Steve Nash" means Steve Nash, a professional basketball player.

"Stores" means any and all Liquid Nutrition franchise units that has signed a franchise agreement with Liquid Nutrition, that has fully paid the initial franchise fee (or discounted franchise fee, if applicable) to Liquid Nutrition and that is open for business in Canada or in the United States at the end of the applicable fiscal period of Liquid Nutrition; other than franchise units in respect of the existing Liquid Nutrition stores in Montreal.

"Target Company" means a Company to be acquired by the CPC as its Significant Asset pursuant to a Qualifying Transaction.

"TSX Venture Escrow Agreement" means the escrow agreement to be entered into among CIBC Mellon, Amalco and certain shareholders of Liquid Nutrition in compliance with the requirements of the Exchange and the Policy, with the securities subject to such agreement to be released as determined by the Exchange. See "Information Concerning Amalco - Escrowed Securities of Amalco".

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"Vendors" means one or all of the beneficial owners of the Significant Assets (other than a Target Company(ies)).

All references to dollars in this Information Circular refer to Canadian dollars, unless otherwise indicated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Information Circular constitute forward-looking statements. The use of any of the words "anticipate", "intend", "continue", "estimate", "expect", "may", "will", "plan", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Liquid Nutrition and Lime Hill believe the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forwarding-looking statements speak only as of the date of this Information Circular. In particular, this information may contain forward-looking statements pertaining to the following:

  plans with respect to initiating and growing Liquid Nutrition's current system of franchises;

  plans with respect to entering into Athletes and Advisors Agreements with certain of the Additional Athletes and Advisors;

  Amalco's plans to open regional offices;

  Amalco's ability to develop and sustain a consistent revenue stream;

  Amalco's plans to distribute its products;

  Amalco's ability to execute its current strategy for growth;

  Amalco's plan to open and develop market development units; and

  Amalco's ability to generate sufficient cash flow from franchise revenues to pay its operating costs within twelve (12) months following the Amalgamation.

Although management of Liquid Nutrition and Lime Hill believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth in this Information Circular.

With respect to forward-looking statements contained in this Information Circular, the Corporation and Liquid Nutrition have made assumptions regarding, among other things, the development and growth of Liquid Nutrition franchise system and the growth of ancillary stores.

The Corporation has included the above summary of assumptions and risks related to forward-looking information provided in this Information Circular in order to provide investors with a more complete perspective on the Corporation's current and future operations and such information may not be appropriate for other purposes.

Readers are cautioned that the foregoing lists of factors are not exhaustive. The forward-looking statements contained in this Information Circular are expressly qualified by this cautionary statement. Except as required by applicable securities laws, none of the Corporation, Liquid Nutrition or the Resulting Issuer undertakes any obligation or is under any duty to publicly update or revise any forward-looking statements. Readers should also carefully consider the matters discussed under the heading "Risk Factors" in this Information Circular.

INFORMATION FOR UNITED STATES SHAREHOLDERS

The Amalgamation described herein is subject to various provisions of the United States federal and state securities laws. Amalco Shares to be issued and exchanged under the Amalgamation have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or applicable securities laws of any state, and such securities will be issued and exchanged in reliance on the exemption from the registration requirements of the 1933 Act provided by Rule 802 thereof and in reliance upon similar exceptions under applicable state securities laws. Rule 802 of the 1933 Act provides an exemption from registration under the 1933 Act for offers and sales of securities issued in connection with a business combination for the securities of a "foreign private issuer," as defined in Rule 405 under the 1933 Act so long as, in the case of the Amalgamation, the "U.S. holders," as defined in Rule 800(h) under the 1933 Act of the combined company will hold no more than ten percent of the securities of Amalco, measured immediately following the consummation of the Amalgamation.

If any Lime Hill or Liquid Nutrition Shares are "restricted securities" as defined in Rule 144 under the 1933 Act, Amalco Shares issued to shareholders in the United States with respect to such securities will also be "restricted securities" to the same extent and proportion as such Lime Hill and Liquid Nutrition Shares and the certificates representing those Amalco Shares will bear similar legends and such securities will be subject to the resale restrictions under United States federal and state securities laws.

The solicitation of proxies is not subject to the requirements of Section 14(a) of the United States Securities Act of 1934, as amended. This Information Circular relates to an amalgamation of two Canadian companies and has been prepared in accordance with Canadian disclosure requirements, which differ from disclosure requirements in the United States applicable to proxy statements under the United States Securities Act of 1934, as amended. The financial statements included and incorporated by reference in this Information Circular have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

There may be tax consequences for United States shareholders as a result of the Amalgamation. Tax considerations applicable to United States shareholders have not been disclosed in this Information Circular. United States shareholders are advised to consult with their tax advisors to determine the particular tax consequences to them as a result of the Amalgamation.

It may be difficult for United States shareholders to enforce their rights and any claim they may have arising under the United States federal securities laws, since Lime Hill and Liquid Nutrition are, and Amalco will be, incorporated or organized in Canada, and all of their officers and directors and the experts named herein are residents of countries other than the United States and that all or a substantial portion of the assets of Lime Hill, Liquid Nutrition, Amalco and those persons may be located outside the United States. United States shareholders may not be able to sue these Canadian companies or their officers or directors in a non-U.S. court for violations of the United States securities laws. It may be difficult to compel such parties to subject themselves to a United States court’s judgment.

Amalco Shares to be issued and exchanged in connection with the Amalgamation have not been approved or disapproved by the United States Securities and Exchange Commission or any commission or securities regulatory authority in any state in the United States, nor has the United States Securities and Exchange Commission or any commission or securities regulatory authority of any state in the United States passed on the adequacy or accuracy of this Information Circular. Any representation to the contrary is a criminal offence.

SUMMARY

The following is a summary of information relating to Lime Hill, Liquid Nutrition, Amalco, the Amalgamation and the Qualifying Transaction, and should be read together with the more detailed information and financial data and statements contained elsewhere in this Information Circular. Reference is made to the Glossary and Terms for the definitions of certain terms used in this Information Circular and in this summary.

Purpose of Information Circular:

This Information Circular is furnished in connection with the solicitation of proxies by the management of Lime Hill for use at the Meeting to be held on Thursday, May 12, 2011 at 10:00 a.m., (EST), at the offices of Heenan Blaikie LLP, 1250, Rene-Levesque Boulevard West, Suite 2500, Montreal, Quebec H3B 4Y1, and at any adjournment thereof for the purposes set out in the accompanying Notice of Meeting.

Matters to be Considered at the Meeting:

To the knowledge of the directors of the Corporation, the only matters to be dealt with at the Meeting are those matters set forth in the accompanying Notice of Meeting relating to: (i) the receipt of the financial statements of Lime Hill and the auditor’s report thereon; (ii) the approval of the special resolution of Lime Hill approving the Amalgamation; (iii) the approval of the Amalco Stock Option Plan; (iv) the election of directors of Lime Hill; and (v) the appointment of auditors of Lime Hill.

Summary of the Qualifying Transaction:

The principal business of the Corporation is to identify and evaluate assets or businesses with a view to completing a Qualifying Transaction. It is proposed that Lime Hill complete an arm’s length Qualifying Transaction with Liquid Nutrition, pursuant to which Liquid Nutrition has agreed to amalgamate with the Corporation to form Amalco.

Pursuant to the Amalgamation, the securityholders of Liquid Nutrition and investors in the Liquid Nutrition Unit Private Placement will receive an aggregate of 12,940,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $12,940,278 assuming completion of the Minimum Liquid Nutrition Unit Private Placement, and an aggregate of 15,440,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $15,440,278 assuming completion of the Maximum Liquid Nutrition Unit Private Placement, as well as the Amalco Liquid Nutrition Debenture Agent’s Options, Amalco Liquid Nutrition Unit Agent’s Options and Amalco Warrants, in exchange for or replacement of all of the issued and outstanding securities of Liquid Nutrition. The number of Amalco Shares to be issued in connection with the Amalgamation will be allocated as follows: (i) 9,600,000 Amalco Shares to existing shareholders of Liquid Nutrition; (ii) 2,840,278 Amalco Shares to Liquid Nutrition Debentureholders, upon the automatic conversion of the Liquid Nutrition Debentures into Liquid Nutrition Units (including a maximum of approximately 62,500 Amalco Shares that may be issued to pay capitalized interest); and (iii) a minimum of 500,000 and a maximum of 3,000,000 Amalco Shares to the investors in the Liquid Nutrition Unit Private Placement.

Pursuant to the Amalgamation, the securityholders of Lime Hill will receive an aggregate of 1,194,125 Amalco Shares, 597,063 Amalco Warrants, 119,413 Amalco Lime Hill Options and 94,413 Amalco Lime Hill Agent’s Options, in exchange for or replacement of all of the issued and outstanding securities of Lime Hill.

Lime Hill and Liquid Nutrition have entered into the Amalgamation Agreement, pursuant to which Lime Hill and Liquid Nutrition have agreed to amalgamate under the CBCA to form Amalco.

Liquid Nutrition Private Placements:

The Liquid Nutrition Debenture Private Placement was completed on February 18, 2011, pursuant to which $2,500,000 principal amount of Liquid Nutrition Debentures were issued to Liquid Nutrition Debentureholders for aggregate gross proceeds of $2,500,000. In connection with the Liquid Nutrition Debenture Private Placement, Liquid Nutrition issued to the Agent and certain other arm's length parties aggregate cash commission of $250,000, being 10% of the aggregate gross proceeds, and 277,778 Liquid Nutrition Debenture Agent's Options.

Immediately prior to the completion of the Amalgamation on the Closing Date, Liquid Nutrition intends to complete the Liquid Nutrition Unit Private Placement involving the issuance of a minimum of 500,000 and a maximum of 3,000,000 Liquid Nutrition Units at a price of $1.00 per unit for gross proceeds of a minimum of $500,000 and a maximum of $3,000,000. Each Liquid Nutrition Unit is comprised of one Liquid Nutrition Share and one-half of one Liquid Nutrition Warrant. Each Liquid Nutrition Warrant entitles the holder thereof to acquire one Liquid Nutrition Share at a price of $1.50 per share for five years from the date of issuance.

Pursuant to the Agency Agreement to be entered into in connection with the Liquid Nutrition Unit Private Placement, the Agent will receive a cash commission and will be granted the Liquid Nutrition Agent’s Options.

See "Information Concerning Liquid Nutrition – Liquid Nutrition Private Placements".

Escrow Transfer:

It is a condition to the completion of the Amalgamation that the Escrow Transfer must have been completed. An aggregate of 2,000,000 Lime Hill Shares held by the existing directors of Lime Hill will be transferred within escrow to the Escrow Transferee at a price of $0.08 per Lime Hill Share.

Rights to Dissent:

Each Lime Hill shareholder is entitled to dissent in respect of the Amalgamation in accordance with Section 190 of the CBCA. Strict compliance with the provisions of the CBCA is required in order to exercise the right to dissent. Provided the Amalgamation becomes effective, each Dissenting Shareholder will be entitled to be paid the fair value of such Dissenting Shareholders’ Lime Hill Shares in respect of which such Dissenting Shareholder dissents in accordance with Section 190 of the CBCA. See Schedule H attached hereto for the full text of Section 190 of the CBCA. Persons who are beneficial owners of Lime Hill Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, a beneficial owner of Lime Hill Shares desiring to exercise the right of dissent must make arrangements for such shares beneficially owned by the shareholder to be registered in such shareholder’s name prior to the time the written objection to the Amalgamation Resolution is required to be received by Lime Hill or alternatively, make arrangements for the registered holder of such shares to dissent on such shareholder’s behalf. See "Particulars of Matters to Be Acted Upon – Approval of the Amalgamation under the CBCA – Right of Dissent".

Use of Available Funds:

Management of the Corporation and Amalco anticipate that following Closing it will have estimated funds available of approximately $3,875,000, assuming the Minimum Liquid Nutrition Unit Private Placement gross proceeds, and $6,375,000, assuming the Maximum Liquid Nutrition Unit Private Placement gross proceeds.

Sources of Funds	Minimum	Maximum
Lime Hill Estimated Cash Assets	$625,000	$625,000
Loan to Liquid Nutrition	$250,000	$250,000
Gross Proceeds of Liquid Nutrition Debenture Private Placement	$2,500,000	$2,500,000
Gross Proceeds of Liquid Nutrition Unit Private Placement	$500,000	$3,000,000
Total:	$3,875,000	$6,375,000

Management of Liquid Nutrition intends to use the available funds as follows:

	Amount Assuming	Amount Assuming
	Amalgamation and	Amalgamation and
	Minimum Liquid	Maximum Liquid
	Nutrition Unit	Nutrition Unit
Use of Funds	Private Placement	Private Placement
Liquid Nutrition Unit Private Placement Commission	$50,000	$300,000
Liquid Nutrition Debenture Private Placement Commission	$250,000	$250,000
Expenses of Liquid Nutrition Debenture Private Placement	$30,000	$30,000
Legal, Accounting and Other Expenses of the Amalgamation	$370,000	$370,000
Franchise Consulting Fees	$50,000	$50,000
Repayment of Liquid Nutrition Loan	$250,000	$250,000
Sales and Marketing	$900,000	$2,100,000
Corporate Franchise Stores/Market Development	$400,000	$400,000
Units

	Amount Assuming	Amount Assuming
	Amalgamation and	Amalgamation and
	Minimum Liquid	Maximum Liquid
	Nutrition Unit	Nutrition Unit
Use of Funds	Private Placement	Private Placement
Trademark Registrations	$300,000	$500,000
Reserve for one year of Administration Costs	$915,000	$915,000
Reserve for one year of Public Company Costs	$120,000	$120,000
Unallocated Working Capital	$240,000	$1,090,000
Total:	$3,875,000	$6,375,000

For more information on the use of funds available see "Information Concerning Amalco – Available Funds and Principal Purposes".

Selected Pro Forma Financial Information:

The following table sets out certain pro forma financial information for Lime Hill and Liquid Nutrition, as well as the unaudited pro forma consolidated balance sheets of Amalco after giving effect to the Amalgamation and either the Minimum Liquid Nutrition Unit Private Placement or the Maximum Liquid Nutrition Unit Private Placement, as well as certain other adjustments. The following information should be read in conjunction with the unaudited pro forma consolidated balance sheets of Amalco set forth in Schedule "E" to this Information Circular.

			Pro forma as at		Pro forma as at
			December 31, 2010		December 31, 2010
			after giving effect to		after giving effect to
	Lime Hill	Liquid Nutrition	Amalgamation and		Amalgamation and
	as at December 31,	as at December 21,	Minimum Liquid Nutrition		Maximum Liquid Nutrition
	2010	2010	Unit Private Placement		Unit Private Placement
	(audited)	(audited)	(unaudited)		(unaudited)
	($)	($)	($)		($)
Total assets	670,144	27,640	4,428,059	(1)	6,678,059	(1)

Total liabilities	25,210	100	25,310		25,310

Note:

(1)	The dollar value includes the estimated expenses of the Liquid Nutrition Unit Private Placement and of the Amalgamation estimated at $250,000.

Exchange Listing:

The Common Shares are listed on the Exchange under the trading symbol "LHL.P". The closing price of the Common Shares on December 16, 2010, the last day they traded prior to the announcement of the Amalgamation, was $0.09 per share. The closing price of the Common Shares on April 14, 2011, the last day they traded prior to the date hereof, was $0.10. The shares of Liquid Nutrition are not listed on any public market or stock exchange.

Interests of Insiders:	Except as disclosed herein, no Insider, Promoter or Control Person of the Corporation and no Associate or Affiliate of the same, has any interest in the Qualifying Transaction.

Arm's-Length Transaction:	The proposed Qualifying Transaction is not a Non Arm's Length Qualifying Transaction.

Conflicts of Interest:

The directors and officers of Amalco may also be involved in other projects and may have a conflict of interest in allocating their time between the business of Amalco and other businesses or projects in which they are, or may become involved.

Sponsorship:

The sponsor for the Amalgamation is Macquarie Private Wealth Inc., 440 – 2nd Avenue South West, Suite 2200, Calgary, AB T2P 5E9. Pursuant to an engagement letter dated February 4, 2011 among Macquarie Private Wealth Inc. (the "Sponsor"), the Corporation and Liquid Nutrition (the “Engagement Letter”), subject to completion of satisfactory due diligence, the Sponsor has agreed to act as sponsor in connection with the proposed Amalgamation. The Engagement Letter will be superseded by a formal sponsorship agreement (the “Sponsorship Agreement”) to be entered into prior to delivery of the final Sponsor Report (as such term is defined in Exchange Policy 2.2) to the Exchange.

Interests of Experts:

As at the date hereof, the partners and associates of Kenway Mack Slusarchuk Stewart LLP, Lime Hill's auditors, do not own, directly or indirectly, any of the securities of Lime Hill or Liquid Nutrition.

As at the date hereof, Deloitte & Touche LLP are the auditors of Liquid Nutrition and Liquid Nutrition Inc. and are independent within the meaning of the Code of Ethics of the Ordre des comptables agréés du Québec.

As at the date hereof, the partners and associates of Burstall Winger LLP, Lime Hill's counsel, do not own, directly or indirectly, any of the securities of Liquid Nutrition, and less than 5% of the Lime Hill Shares.

As at the date hereof, the partners and associates of Heenan Blaikie LLP, Liquid Nutrition's counsel, do not own, directly or indirectly, any of the securities of Lime Hill or Liquid Nutrition.

Canadian Federal Income Tax Considerations:

Holders of Lime Hill Shares should carefully read the information under the heading "Approval of the Amalgamation under the CBCA - Certain Canadian Federal Income Tax Considerations" in this Information Circular, which provides a summary of the principal Canadian federal income tax considerations applicable to Lime Hill Shareholders who participate in or who dissent to the Amalgamation and who, for the purposes of the Tax Act, hold or will hold their Lime Hill Shares and Amalco Shares, as the case may be, as capital property and deal or will deal at arm’s length with, and are not and will not be affiliated with, Lime Hill or Amalco.

Risk Factors:

Amalco will be subject to numerous risk factors, including those summarized under the heading "Particulars of Matters to be Acted Upon - Qualifying Transaction - Risk Factors Concerning Lime Hill, Liquid Nutrition and Amalco".

Conditional Listing Approval:

The Exchange has conditionally accepted the Amalgamation as a Qualifying Transaction of Lime Hill and the listing of the Amalco Shares, subject to Lime Hill fulfilling all of the requirements of the Exchange on or before July 14, 2011, including closing the Minimum Liquid Nutrition Unit Private Placemement (of which no less than 51% has been subscribed for by arm's length parties) and the Exchange being provided with a confirmation from the Sponsor that all registrations and legal documents (disclosure, franchise, licenses, etc.) required to fully operate as a franchisor are completed.

LIME HILL CAPITAL CORPORATION
Suite 1600, Dome Tower
333 - 7th Avenue S.W.
Calgary, AB T2P 2Z1

INFORMATION CIRCULAR

A.      GENERAL PROXY INFORMATION

Purpose of Solicitation

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF LIME HILL FOR USE AT THE ANNUAL AND SPECIAL MEETING TO BE HELD ON THURSDAY, MAY 12, 2011, AT 10:00 A.M. (EST) AT THE OFFICES OF HEENAN BLAIKIE LLP, 1250 RENE-LEVESQUE BLVD. WEST, SUITE 2500, MONTREAL, QUEBEC H3B 4Y1, AND AT ANY ADJOURNMENT THEREOF FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF MEETING. Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by directors or officers of Lime Hill. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy solicitation material to the beneficial owners of the Common Shares pursuant to the requirements of National Instrument 54-101. The cost of any such solicitation will be borne by Lime Hill.

Voting of Proxies

All Common Shares represented at the Meeting by properly executed proxies will be voted and where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the Common Shares represented by the proxy will be voted in accordance with such specifications. IN THE ABSENCE OF ANY SUCH SPECIFICATIONS, THE MANAGEMENT DESIGNEES OF LIME HILL, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF ALL THE MATTERS SET OUT HEREIN.

THE ENCLOSED INSTRUMENT OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE MANAGEMENT DESIGNEES OF LIME HILL, OR OTHER PERSONS NAMED AS PROXY, WITH RESPECT TO AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. AT THE DATE OF THIS INFORMATION CIRCULAR, LIME HILL IS NOT AWARE OF ANY AMENDMENTS TO, OR VARIATIONS OF, OR OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. IN THE EVENT THAT OTHER MATTERS COME BEFORE THE MEETING, THE MANAGEMENT DESIGNEES OF LIME HILL INTEND TO VOTE IN ACCORDANCE WITH THE DISCRETION OF SUCH MANAGEMENT DESIGNEES.

Proxies, to be valid, must be deposited at the office of the registrar and transfer agent of Lime Hill, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, not less than 48 hours, excluding Saturdays, Sundays and holidays, preceding the Meeting or any adjournment of the Meeting.

Appointment of Proxy

A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER OF LIME HILL) OTHER THAN MICHAEL L. ROUSSEAU AND DOUGLAS M. STUVE, THE MANAGEMENT DESIGNEES OF LIME HILL, TO ATTEND AND ACT FOR HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the blank space provided, the name of the person to be designated and deleting therefrom the names of the management designees or by completing another proper instrument of proxy and, in either case, depositing the instrument of proxy with the registrar and transfer agent of Lime Hill, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, at any time, not less than 48 hours, excluding Saturdays, Sundays and holidays, preceding the Meeting or any adjournment of the Meeting.

Revocation of Proxies

A shareholder of Lime Hill who has given a proxy may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. A shareholder of Lime Hill may revoke a proxy by depositing an instrument in writing, executed by him or her or his or her attorney authorized in writing:

(i)

at the offices of the registrar and transfer agent of Lime Hill, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, at any time, not less than 48 hours, excluding Saturdays, Sundays and holidays, preceding the Meeting or any adjournment of the Meeting at which the proxy is to be used;

(ii)

at the registered office of Lime Hill, Suite 1600, Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta T2P 2Z1, at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used; or

(iii)	with the chairman of the Meeting on the day of the Meeting or any adjournment of the Meeting.

In addition, a proxy may be revoked by the shareholder of Lime Hill personally attending the Meeting and voting his or her shares.

Advice to Beneficial Holders of Common Shares on Voting Common Shares

The information set forth in this section is of significant importance to many shareholders of Lime Hill, as a substantial number of shareholders do not hold Common Shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of Lime Hill as the registered holders of Common Shares can be recognized and acted upon at the Meetings. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the shareholder’s name on the records of Lime Hill. Such Common Shares will likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the majority of such shares are registered under the name of CDS & Co. (the nominee of The Canadian Depository for Securities Limited, which acts as depository for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate Person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Financial Solutions Inc. ("Broadridge"). Broadridge typically prepares a Voting Instruction Form ("VIF") and mails the VIF to the Beneficial Shareholders and asks Beneficial Shareholders to return the VIF to Broadridge. Often, Beneficial Shareholders are provided with a toll-free telephone number or website address through either of which their Common Shares can be voted. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at a meeting. A Beneficial Shareholder receiving a VIF from Broadridge cannot use that VIF to vote their Common Shares directly at the meeting. The VIF must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted at the Meeting. If you have any questions respecting the voting of Common Shares held through a broker or other intermediary please contact that broker or other intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting the Common Shares registered in the name of his or her broker (or an agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the VIF provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Voting Shares and Principal Holders Thereof

Lime Hill is authorized to issue an unlimited number of Common Shares, without nominal or par value, of which as at the date hereof, 9,553,000 Common Shares are issued and outstanding.

The holders of Common Shares are entitled to one vote for each Common Share shown as registered in its name on the list of shareholders, which will be available for inspection at the Meeting. The board of directors of Lime Hill has fixed March 31, 2011 as the record date for the Meeting. Accordingly, only holders of Common Shares of record as at the close of business on March 31, 2011 are entitled to receive notice of and to attend and vote and the Meeting.

The by-laws of Lime Hill provide that one (1) person present and representing in person or by proxy not less than ten percent (10%) of the issued shares entitled to vote at the Meeting constitutes a quorum for the Meeting.

To the knowledge of the directors and senior officers of Lime Hill, as at the date hereof, no Person beneficially owns, directly or indirectly, Common Shares carrying more than 10% of the voting rights of the outstanding Common Shares.

B.      BACKGROUND CONCERNING THE PROPOSED QUALIFYING TRANSACTION

Summary of the Qualifying Transaction

The principal business of Lime Hill is to identify and evaluate assets or businesses with a view to completing a Qualifying Transaction. It is proposed that Lime Hill complete a Qualifying Transaction, pursuant to which Lime Hill has agreed to amalgamate with Liquid Nutrition to form Amalco, a new corporation under the CBCA to be called "Liquid Nutrition Group Inc."

Pursuant to the Amalgamation, the securityholders of Liquid Nutrition and investors in the Liquid Nutrition Unit Private Placement will receive an aggregate of 12,940,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $12,940,278 assuming completion of the Minimum Liquid Nutrition Unit Private Placement, and an aggregate of 15,440,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $15,440,278 assuming completion of the Maximum Liquid Nutrition Unit Private Placement, as well as the Amalco Liquid Nutrition Debenture Agent’s Options, Amalco Liquid Nutrition Unit Agent’s Options, and Amalco Warrants, in exchange for or replacement of all of the issued and outstanding securities of Liquid Nutrition. The number of Amalco Shares to be issued in connection with the Amalgamation will be allocated as follows: (i) 9,600,000 Amalco Shares to existing shareholders of Liquid Nutrition; (ii) 2,840,278 Amalco Shares to Liquid Nutrition Debentureholders, upon the automatic conversion of the Liquid Nutrition Debentures into Liquid Nutrition Units (including a maximum of approximately 62,500 Amalco Shares that may be issued to pay capitalized interest); and (iii) a minimum of 500,000 and a maximum of 3,000,000 Amalco Shares to the investors in the Liquid Nutrition Unit Private Placement.

Pursuant to the Amalgamation, the securityholders of the Corporation will receive an aggregate of 1,194,125 Amalco Shares, 597,063 Amalco Warrants, 119,413 Amalco Lime Hill Options and 94,413 Amalco Lime Hill Agent’s Options, in exchange for or replacement of all of the issued and outstanding securities of the Corporation.

Lime Hill and Liquid Nutrition have entered into the Amalgamation Agreement, pursuant to which Lime Hill and Liquid Nutrition have agreed to amalgamate under the CBCA to form Amalco.

A full description of the background, history, business, affairs, management and share structure of Liquid Nutrition is contained in this Information Circular under the heading "Information Concerning Liquid Nutrition".

The successful completion of the Amalgamation will be a Qualifying Transaction of Lime Hill within the meaning of the Policy. The proposed Qualifying Transaction is not a Non Arm's Length Qualifying Transaction.

Regulatory Requirements Concerning the Qualifying Transaction

Upon the Corporation reaching an agreement in principle with respect to a Qualifying Transaction, the Corporation must issue a comprehensive news release, at which time TSX Venture generally will halt trading in the Common Shares until the filing requirements of TSX Venture have been satisfied. Within 75 days after issuance of such news release, the Corporation is required to submit for review to TSX Venture either an information circular that complies with applicable corporate and securities laws, or a filing statement that complies with TSX Venture requirements. An information circular must be submitted where there is a Non Arm’s Length Qualifying Transaction or where shareholder approval is otherwise required. A filing statement must be submitted where the Qualifying Transaction is not a Non Arm’s Length Qualifying Transaction or where shareholder approval is not otherwise required. The information circular or filing statement, as applicable, must contain prospectus level disclosure of the Target Company, as well as the Corporation, assuming Completion of the Qualifying Transaction, and be prepared in accordance with the Policy and TSX Venture Form 3B1/Form 3B2. Upon acceptance by TSX Venture, the Corporation must then either:

(a)

file the filing statement on SEDAR at least seven business days prior to closing of the Qualifying Transaction, and issue a news release which discloses the scheduled closing date for the Qualifying Transaction, as well as the fact that the filing statement is available on SEDAR, or

(b)

mail the information circular and related proxy material to its shareholders in order to obtain the Majority of the Minority Approval of the Qualifying Transaction or other requisite approval, at a meeting of shareholders.

Unless waived by TSX Venture, the Corporation will also be required to retain the Sponsor, who must be a member of TSX Venture, and who will be required to submit to TSX Venture a sponsor report prepared in accordance with the policies of TSX Venture. The Corporation will no longer be considered to be a CPC upon TSX Venture having issued the Final Exchange Bulletin. TSX Venture will generally not issue the Final Exchange Bulletin until TSX Venture has received:

(a)	in the case of a Non Arm’s Length Qualifying Transaction, confirmation of Majority of the Minority Approval of the Qualifying Transaction, if required by the Policy;

(b)	confirmation of closing of the Qualifying Transaction; and

(c)	all post-meeting or final documentation, as applicable, otherwise required to be filed with TSX Venture pursuant to the Policy.

Upon issuance of the Final Exchange Bulletin, the Policy will generally cease to apply, with the exception of the escrow provisions of the Policy and the restrictions in the Policy precluding the Corporation from completing a reverse take-over for a period of one year from the Completion of the Qualifying Transaction.

TSX Venture, may not approve a Qualifying Transaction where the Resulting Issuer fails to satisfy the initial listing requirements of TSX Venture or for any other reason at the sole discretion of TSX Venture.

Description of the Amalgamation Agreement

Lime Hill and Liquid Nutrition have entered into the Amalgamation Agreement attached to this Information Circular as Schedule F, pursuant to which Liquid Nutrition and Lime Hill have agreed to amalgamate to form a new corporation called "Liquid Nutrition Group Inc."

Pursuant to the Amalgamation, the securityholders of Liquid Nutrition and investors in the Liquid Nutrition Unit Private Placement will receive an aggregate of 12,940,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $12,940,278 assuming completion of the Minimum Liquid Nutrition Unit Private Placement, and an aggregate of 15,440,278 Amalco Shares with a deemed value of $1.00 per share for an aggregate value of $15,440,278 assuming completion of the Maximum Liquid Nutrition Unit Private Placement, as well as the Amalco Liquid Nutrition Debenture Agent’s Options, Amalco Liquid Nutrition Unit Agent’s Options, and Amalco Warrants, in exchange for or replacement of all of the issued and outstanding securities of Liquid Nutrition. The number of Amalco Shares to be issued in connection with the Amalgamation will be allocated as follows: (i) 9,600,000 Amalco Shares to existing shareholders of Liquid Nutrition; (ii) 2,840,278 Amalco Shares to Liquid Nutrition Debentureholders, upon the automatic conversion of the Liquid Nutrition Debentures into Liquid Nutrition Units (including a maximum of approximately 62,500 Amalco Shares that may be issued to pay capitalized interest); and (iii) a minimum of 500,000 and a maximum of 3,000,000 Amalco Shares to the investors in the Liquid Nutrition Unit Private Placement.

Pursuant to the Amalgamation, the securityholders of the Corporation will receive an aggregate of 1,194,125 Amalco Shares, 597,063 Amalco Warrants, 119,413 Amalco Lime Hill Options and 94,413 Amalco Lime Hill Agent’s Options, in exchange for or replacement of all of the issued and outstanding securities of the Corporation.

The Amalco Shares to be issued to the shareholders of Liquid Nutrition and the Corporation will be issued pursuant to exemptions from registration and prospectus requirements contained in the securities legislation in several jurisdictions. Certain of the Amalco Shares to be issued to certain shareholders of Liquid Nutrition will be held in escrow pursuant to the TSX Venture Escrow Agreement. See "Information Concerning Amalco - Escrowed Securities of Amalco".

The Closing of the Amalgamation contemplated by the Amalgamation Agreement is subject to several mutual conditions, including the following:

(a)

the Amalgamation shall have been approved by the required majority of the votes of the shareholders of Lime Hill who, being entitled to do so, vote in person or by proxy at the Meeting in accordance with the provisions of the CBCA;

(b)	the Amalgamation shall have been approved by the shareholders of Liquid Nutrition in accordance with the provisions of the CBCA;

(c)

the securities of Amalco to be issued upon the completion of the Amalgamation shall have been accepted for listing by TSX Venture, subject to Amalco fulfilling TSX Venture’s usual and ordinary listing requirements;

(d)	TSX Venture shall have granted conditional approval to the Amalgamation as a Qualifying Transaction of Lime Hill;

(e)	there shall not be in force any order or decree restraining or enjoining the completion of the Amalgamation;

(f)

all consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the transactions provided for in the Amalgamation Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to Lime Hill and Liquid Nutrition, acting reasonably;

(g)	the board of directors of Amalco shall consist of those directors agreed in the Amalgamation Agreement; and

(h)	the Minimum Liquid Nutrition Unit Private Placement shall have been completed for gross proceeds equal to $500,000 or such greater amount as may be required by TSX Venture, if any.

The Closing of the Amalgamation is subject to a number of conditions in favour of Lime Hill, including the following:

(a)	the Employment Agreement shall have been entered into in a form satisfactory to Lime Hill;

(b)	the TSX Venture Escrow Agreement shall have been entered into; and

(c)	the Escrow Transfer shall have been completed.

The Closing of the Amalgamation is also subject to a number of usual conditions in favour of Liquid Nutrition.

Pursuant to the Amalgamation Agreement, Lime Hill and Liquid Nutrition may waive those of the above conditions which are in their favour.

The full text of the Amalgamation Agreement is reproduced in Schedule F hereto.

Details of the Amalgamation

Pursuant to the Amalgamation, Lime Hill and Liquid Nutrition will amalgamate and continue as one corporation, Amalco. On the Effective Date (as defined below):

(a)	each Liquid Nutrition Share outstanding immediately prior to the Amalgamation shall be exchanged for one fully-paid and non-assessable Amalco Share;

(b)	each Liquid Nutrition Warrant outstanding immediately prior to the Amalgamation shall be replaced with/continued into one (1) Amalco Warrant;

(c)	each Liquid Nutrition Debenture Agent’s Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one (1) Amalco Liquid Nutrition Debenture Agent’s Option;

(d)	each Liquid Nutrition Unit Agent’s Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one (1) Amalco Liquid Nutrition Unit Agent’s Option;

(e)

each Lime Hill Share outstanding immediately prior to the Amalgamation shall be exchanged for one-eighth (1/8) of one fully-paid and non-assessable Amalco Share and one sixteenth (1/16) of one Amalco Warrant;

(f)	each Lime Hill Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one-eighth (1/8) of one Amalco Lime Hill Option;

(g)	each Lime Hill Agent’s Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one-eighth (1/8) of one Amalco Lime Hill Agent’s Option; and

(h)

the aggregate stated capital of Amalco shall be an amount equal to the aggregate paid up capital for purposes of the Income Tax Act (Canada) of Liquid Nutrition and Lime Hill immediately prior to such time, and such stated capital shall be allocated on an equal basis to each share of Amalco issued on the Amalgamation, or as otherwise determined by the directors of Amalco.

No fractional shares will be issued by Amalco and no cash will be paid in lieu thereof. Any fraction resulting will be rounded to the nearest whole number with fractions of one half or greater being rounded to the next higher whole number and fractions of less than one half being rounded to the next lower whole number.

Completion of the Amalgamation is subject to compliance with the terms and conditions set forth in the Amalgamation Agreement. Upon the Amalgamation becoming effective, Amalco will own all of the assets, properties, rights, privileges and franchises and be subject to all of the liabilities, contracts and obligations of each of Lime Hill and Liquid Nutrition.

If the shareholders of each of Lime Hill and Liquid Nutrition approve the Amalgamation and the other terms and conditions of the Amalgamation Agreement are satisfied, Articles of Amalgamation are expected to be filed with the Director under the CBCA on the Closing Date. The CBCA provides that, upon receipt of Articles of Amalgamation in prescribed form, the Director under the CBCA shall issue a certificate of amalgamation, whereupon the Amalgamation will become effective.

Risk Factors Concerning Lime Hill, Liquid Nutrition and Amalco

The following is a description of the principal risk factors affecting Liquid Nutrition and, following the Amalgamation, Amalco. If the Amalgamation is successfully completed, Amalco will carry on the business of Liquid Nutrition.

Growth of the Business of Amalco

The growth of the business of Amalco is dependent upon its ability to: (i) maintain its current franchise system which is subject to many factors including but not limited to the renewal of existing leases at sustainable rates with qualified franchised stores; (ii) continue to expand its current concepts by obtaining acceptable store sites and lease terms and obtaining suitable franchised stores; (iii) maintain and grow same store sales; (iv) complete accretive acquisitions; and (v) retain qualified franchised stores in its franchise system and personnel to manage company owned locations. Amalco faces competition for locations and managers from its competitors and from the franchised stores of other businesses. Amalco's inability to successfully obtain qualified franchised stores and personnel could adversely affect its business development. The time, energy and resources involved in the integration of the acquired businesses into Amalco’s system and culture could also have an impact on Amalco’s results. The quality of the individual franchise locations operations may be diminished by many factors beyond Amalco's control. Consequently, Amalco, management, personnel and franchised stores may not successfully operate franchise locations in a manner consistent with Amalco's standards and requirements, or may not retain qualified franchised stores, hire and train qualified managers and operators. If they do not, the image and reputation of Amalco's franchise locations may suffer, and gross revenue and results of operations of Amalco could decline.

Completion of Future Financing

If Amalco is not able to sustain profitability, it may require additional equity or debt financing. There can be no assurance that Amalco will be able to obtain additional financial resources on favourable commercial terms or at all. Failure to obtain such financial resources could have a negative impact on Amalco’s plan for growth, or result in Amalco being unable to satisfy its obligations as they become due, either of which could have a material adverse effect on the business and the financial condition of Amalco.

Profitability of the Franchisees

Amalco's success is dependent on the franchisees' ability to achieve profitability. Failure by the franchisees to achieve profitability could have a material adverse effect on the revenues of Amalco. Adverse publicity resulting from lack of profitability of a franchisee could also have an impact on Amalco's ability to sell additional franchises. As of the date hereof, some of the existing stores operated by LNI are profitable but LNI has not, as a whole, achieved profitability. This could be explained by various factors including the fact that that the stores operated by LNI were used to develop the franchise concept. Since March 31, 2011, LNI has operated these stores as a franchisee pursuant to the LNI Franchise Agreement.

Restaurant Industry

The performance of Amalco is dependent upon the royalties and franchise fees Amalco receives from the franchised stores. The amount of the royalties is dependent upon gross sales of the franchised stores. Gross sales are subject to a number of factors that affect the restaurant industry generally and the quick service segment of this industry in particular, including price, service, food quality, the highly competitive nature of the industry, traffic patterns, demographic considerations and the type, number and proximity of competing quick service restaurants and government regulations concerning smoking bans, menu labelling or disclosure and drive-thru restrictions. In addition, factors such as the availability of experienced management and hourly employees may also adversely affect the sales of the quick service restaurant industry in general and the gross sales by franchised stores in particular.

Competition

Amalco and the franchised stores will compete with many well-established companies, food service and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. Amalco's competitors include well-capitalized franchisors with extensive financial, technological, marketing and personnel resources and high brand name recognition and awareness. Amalco competes with other smoothie and juice bar retailers, specialty coffee retailers, yogurt and ice cream shops, bagel shops, fast-food stores, delicatessens, cafés, take-out food service companies, supermarkets and convenience stores. There can be no assurance that Amalco and the franchised stores will be able to respond to various competitive factors affecting the franchise operations of Amalco and the franchised stores in the quick service restaurant industry. In addition, factors such as innovation, increased food, labour and benefits costs, occupancy costs and the availability of experienced management and hourly employees may adversely affect Amalco. Changing consumer preferences and discretionary spending patterns could oblige Amalco to modify or discontinue concepts and/or menus and could result in a reduction of revenue and operating income. Even if Amalco was able to compete successfully with other restaurant companies with similar concepts, it may be forced to make changes in one or more of its concepts in order to respond to changes in consumer tastes or dining patterns. If Amalco changes a concept, it may lose additional customers who do not prefer the new concept and menu, and it may not be able to attract a sufficient new customer base to produce the revenue needed to make the concept profitable. Similarly, Amalco may have different or additional competitors for its intended customers as a result of such a concept change and may not be able to successfully compete against such competitors. Amalco's success also depends on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce customer traffic or impose practical limits on pricing, either of which could reduce revenue and operating income.

Limited Operating History As Franchisor

Liquid Nutrition was formed in December 2010 and has a limited operating history. There is no assurance that Liquid Nutrition will be able to achieve and maintain profitable operations. Liquid Nutrition cannot be certain that its operating strategy will be successful. The success of Liquid Nutrition will be affected by, among other factors, price, service, food quality, the highly competitive nature of the industry, traffic patterns, demographic considerations and the type, number and proximity of competing quick service restaurants and government regulations concerning smoking bans, menu labelling or disclosure, as well as factors specific to franchising, including but not limited to the growth of same store sales and the net change in the number of franchised stores. Any of these factors could negatively affect the performance of Liquid Nutrition.

Significance of Certain Menu Items

The Amalco franchised stores will obtain a significant portion of their revenues from the sale of functional beverages and foods, snacks and retail vitamins and supplements, and Amalco, in turn, receives fees from franchised stores based on gross sales. The quick service restaurant industry is characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. In recent years, numerous companies in the quick service restaurant industry have introduced products positioned to capitalize on the growing consumer preference for food products that are, or are perceived to be, healthful, nutritious, low in calories, fat and sodium content. Any significant event that adversely affects consumption of healthful food products, such as cost, changing tastes, health concerns, economic conditions, unemployment, changes in disposable consumer income, a disease outbreak or inclement weather, could adversely impact the gross sales of the franchised stores and consequently, the amount of the royalties payable to Amalco.

Price, Availability and Quality of Raw Materials

Sales by franchised stores are dependent upon the availability and quality of the raw materials used in the products sold by such franchised stores. Specifically, certain ingredients such as fresh and frozen fruit, juices and vegetables constitute a large percentage of the total cost of Amalco's food products. Increases in the cost of these specific ingredients could significantly result in a decrease Amalco's operating income. The availability and price of these commodities are subject to fluctuation and may be affected by a variety of factors affecting the supply and demand of the raw materials used in these products, including weather, terrorist attacks, natural disasters such as floods, drought and hurricanes, pandemics, the inability of our vendors to obtain credit in a tightened credit market, food safety warnings. A significant reduction in the availability or quality of raw materials purchased by franchised stores resulting from any of the above factors could have a material adverse effect on gross sales of franchised stores and, therefore, on the royalties payable to Amalco. Amalco's inability to effectively manage supply chain risk could increase Amalco's costs and limit the availability of products critical to our store operations.

Pricing support mechanisms instituted and maintained by various provincial marketing or other boards keep the prices of chicken and other products at artificially high levels. Although these products pricing systems are the subject of international and provincial legal challenges, there can be no assurance that such mechanisms will not continue indefinitely. Further, there can be no assurance that prices of such products will not be increased by their respective boards in the future.

Additional Franchise Sales and Franchise Operations

The growth of the royalties is dependent upon the ability of franchised stores to (i) grow same store sales, (ii), maintain and grow the current system of franchises (iii) locate new retail sites in prime locations and (iv) obtain qualified operators to become owners of franchised stores. Franchised stores face competition for retail locations and franchisees from its competitors and from franchisors of other businesses. Amalco’s inability to successfully obtain qualified franchisees could adversely affect its business development. The opening and success of franchised stores is dependent on a number of factors, including availability of suitable sites, availability of financing for franchisees to open new stores, negotiations of acceptable lease or purchase terms for new locations, permits and government regulatory compliance and the ability to meet construction schedules. Franchised stores may not have all these business abilities or access to financial resources necessary to open a franchised store or to successfully develop or operate franchised stores in their franchise areas in a manner consistent with Amalco’s standards. Amalco provides training and support to franchised stores, but the quality of franchised operations may be diminished by any number of factors beyond its control. Consequently, the franchised stores operators may not successfully operate restaurants or smoothie/juice bars in a manner consistent with Amalco’s standards and requirements, or may not hire and train qualified managers and other store personnel. If they do not, the image and reputation of Amalco may suffer, and gross sales of the franchised stores could decline.

Franchisee and Owner/Operator Relations

Amalco`s success is dependent on its relationship with the franchised stores. There can be no assurances that Amalco will be able to maintain positive relationships with all of the franchised stores. Adverse publicity resulting from any such strained relationship may affect the sales of the stores, regardless of whether such publicity is accurate.

Closure of Franchised Stores may Affect the Amount of the Royalties

The amount of the royalties payable to Amalco by the Franchised stores is dependent upon the gross sales by franchised store. Each year a certain number of franchised stores may close and there is no assurance that Amalco will be able to obtain sufficient new franchised stores to replace the gross sales of the franchised stores that have closed. In addition, many of the remaining terms of the leases from which franchised stores will operate may be shorter than the remaining terms of the associated franchise agreements, and it may be necessary to renew these leases or to obtain satisfactory alternate locations. There is no assurance that the leases will be renewed or suitable alternate locations will be obtained and, in this event, the franchise store will close.

Franchise Fees and Other Revenues

The ability of Amalco to collect royalties from the franchised stores is dependent on franchised stores’ ability to generate sales and to pay franchise fees and other amounts to Amalco. Failure to achieve adequate levels of collection from franchised stores, including by reason of disputes or litigation, could have a serious effect on the income of Amalco.

The Impact of Sales Tax upon Gross Sales

The introduction of further sales taxes upon sales by restaurants, but not upon sales of food by grocery stores, could negatively affect sales at franchised stores.

Dependence on Key Personnel

The success of Amalco depends upon the personal efforts of senior management, including their ability to retain and attract appropriate franchisee candidates. The loss of the services of such key personnel could have a material effect on the operations of Amalco.

Dependence on Key Athletes

Amalco intends to partner with notable athletes to represent its brand and product offering. These athletes represent a healthy and nutritional lifestyle which is aspirational to the core customers of Amalco. There are risks in pursuing such a strategy if the athletes do not meet lifestyle and moral expectations of the public generally. Amalco intends to minimize such risk by partnering with several athletes.

Renewal of Athletes and Advisors Agreements

The Athletes and Advisors Agreements generally have a fixed term of approximately three (3) years. There can be no assurance that the Athletes and Advisors Agreements will be renewed on favourable commercial terms or at all upon their expiry.

Intellectual Property

The ability of Amalco to maintain or increase its gross sales depends on its ability to maintain "brand equity" through the use of the "Liquid Nutrition" brand and know how. If Amalco fails to enforce or maintain any of its intellectual property rights, Amalco may be unable to capitalize on its efforts to establish brand equity. All registered trade-marks in Canada can be challenged pursuant to provisions of the Trade-marks Act (Canada), and if any Amalco trademarks are ever successfully challenged, this may have an adverse impact on gross sales and therefore on the royalties.

Liquid Nutrition owns the "Liquid Nutrition" trademark in Canada, however, it does not own identical and similar trademarks in other jurisdictions. Third parties may use such trademarks in jurisdictions other than Canada in a manner that diminishes the value of such trademarks. If this occurs, the value of the Amalco trademarks may suffer and gross sales by the franchised stores could decline. Similarly, negative publicity or events associated with Amalco in jurisdictions outside of Canada may negatively affect the image and reputation of Amalco in Canada, resulting in a decline in gross sales by franchised stores.

Potential Litigation and Other Complaints

Amalco and the franchised stores may be the subject of complaints or litigation from customers alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. Adverse publicity resulting from such allegations may materially affect the sales by the franchised stores, regardless of whether such allegations are true or whether Amalco or the franchised stores are ultimately held liable.

Revenue Reporting Risks

The franchised stores report net sales to Amalco on a weekly basis without audit or other form of independent assurance. Amalco will seek to verify net sales through, among other things, analytical reviews performed by management that consist of historical and year-to-date comparisons of individual store performance and performance within the system, and by comparing purchases of raw materials by each store against reported net sales. Furthermore, audits are performed at random by an internal audit team on stores throughout the system. There can be no assurance, however, that net sales reported is accurate.

Concentration of Stores in the Montreal Area

All seven of the existing Liquid Nutrition franchised stores are located in the Montreal Area. Adverse conditions, such as power outages or localized health issues may have a negative impact on the store industry and the economy in general in Montreal. These incidents can adversely affect attendance at stores and discretionary consumer spending, which may result in decreased patronage in the franchised stores or force Amalco to reduce or cap prices. The occurrence, re-occurrence, continuation or escalation of such local or regional events or circumstances could reduce revenue for Amalco and thus adversely affect the royalty.

Government Regulation

Amalco and the franchised stores are subject to various federal, provincial and local laws in respect of the operation of stores. Each store is subject to licensing and regulation by a number of governmental authorities, authorities enforcing smoking laws, health and safety laws and fire laws. Difficulties in obtaining, or failures to obtain, the required licenses or approvals could delay or prevent the development of a new store in a particular area.

Developing new franchised stores in particular locations requires licences and land use approval, and could be delayed by difficulties in obtaining such licences and approvals or by more stringent requirements of local government bodies with respect to zoning, land use and licensing. Amalco is also subject to environmental regulations, including regulations pertaining to packaging, and pays levies to governments which are ultimately paid by its franchisees. Such direct tax costs may increase or decrease wholesale product costs. Amalco will be subject to risks that affect the food industry in general, including risks posed by food spoilage or contamination, consumer product liability, and the potential costs and disruptions of a product recall. While Liquid Nutrition has not experienced a contamination problem in its products, the occurrence of such a problem could result in a costly product recall and serious damage to the Amalco’s reputation for product quality. Although Amalco will maintain insurance against certain risks under various general liability and product liability insurance policies, there can be no assurance that the Amalco's insurance will be adequate or that claims resulting from such incidents will be accepted as filed.

Franchise Regulation Risk

The complete failure to provide a disclosure document pursuant to the laws and regulations under the franchise disclosure laws of certain jurisdictions in Canada and the United States provide the franchisee with a right of rescission. If a disclosure document is not provided within the time required by the applicable legislation, or if the contents of the disclosure document do not meet the requirements of the laws or regulations, the franchisee is provided with a sixty day right of rescission. The statutory right of rescission gives the franchisee the right to receive back all monies paid, and to recover for its losses, if any. The legislation also provides a franchisee with a statutory right of action to sue if a franchisee suffers a loss because of a misrepresentation contained in the disclosure document, or as a result of the franchisor’s failure to comply with its disclosure obligations. These rights are in addition to any rights that might exist at common law.

Laws Concerning Employees

The operations of the franchised stores are subject to employment and labour laws governing such matters as minimum wage, working conditions, and overtime and tip credits. Significant numbers of the stores’ food service and preparation personnel are paid at rates related to the minimum wage, and accordingly, further increases in the minimum wage could increase the stores’ labour costs and could have an impact on Amalco's operating results.

Economic Environment

The business of Amalco is dependent upon numerous aspects of a healthy general economic environment, from strong consumer spending to provide sales revenue, to available credit to finance the franchised stores and Amalco. In light of recent upheaval in economic, credit and capital markets, Amalco’s performance and market price may be adversely affected. Amalco’s current planning assumptions forecast that the quick service restaurant industry will be impacted by the current economic recession in the provinces in which it operates.

Seasonality of the Business

The seasonality of the demand for Amalco's products typically results in lower sales during the months of January and February. Amalco may also experience quarterly variations in its operating results as its revenues may be subject to fluctuations resulting from a number of factors such as economic conditions, customer traffic in shopping malls, the effect of severe weather or natural disasters the number of new locations opened or closures of existing franchise or corporate owned locations.

Ability to Locate and Secure Acceptable Location Sites

The success of the franchised stores is significantly influenced by location. There can be no assurance that current locations will continue to be attractive, or additional locations can be located and secured, as demographic patterns change. It is possible that the current locations or economic conditions where locations are situated could decline in the future, resulting in potentially reduced sales in those locations. There is also no assurance that further sites will produce the same results as established stores in the market.

Market Acceptance in New Geographic Regions

Our expansion plans depend on opening stores in new markets where Amalco or our franchisees have little or no operating experience. Amalco may not be successful in franchising stores in new markets on a profitable basis. The success of these new stores will be affected by the different competitive conditions, consumer tastes, and discretionary spending patterns of the new markets as well as our ability to generate market awareness of the Liquid Nutrition brand. Sales at store opening in new markets may take longer to reach average annual store sales, if at all, thereby affecting their profitability.

Adoption of International Financial Reporting Standards

The requirement for the Corporation to implement international financial reporting standards ("IFRS") to replace Canadian generally accepted accounting principles effective January 1, 2011 may materially affect the Corporation's financial results as reported in its financial statements. The Corporation is in the process of transitioning to IFRS and has completed its diagnostic phase assessing the differences between Canadian generally accepted accounting principles and IFRS but at this time the Corporation is still in the process of quantifying the impact IFRS will have on its financial statements.

Impairment of Goodwill

Goodwill represents the difference between the purchase of acquired companies and the related fair values of net assets acquired. Amalco will test goodwill for impairment annually and whenever events or changes in circumstances indicate that impairment may have occurred. Amalco will compare the carrying value of a reporting unit, including goodwill, to the fair value of the unit. Carrying value is based on the assets and liabilities associated with the operations of that reporting unit. If the carrying value is less than the fair value, no impairment exists.

Uninsured and Underinsured Losses

Amalco will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage at a commercially reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to compensate the entire loss.

Dividends

Neither Liquid Nutrition nor LNI has a history of paying dividends. The directors of Amalco will determine if and when dividends should be declared and paid in the future, based on Amalco's financial position at the relevant time. There can be no assurance at this time that any dividends will be declared and paid.

C.      PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the directors of Lime Hill, the only matters to be dealt with at the Meeting are those matters set forth in the accompanying Notice of Meeting relating to: (i) the receipt of the financial statements and the auditor’s report thereon; (ii) the approval of the special resolution of Lime Hill approving the Amalgamation; (iii) the adoption of the Amalco Stock Option Plan; (iv) the election of directors of Lime Hill; and (v) the appointment of auditors of Lime Hill.

In the event the Amalgamation is not approved, the Meeting shall be immediately adjourned.

I.	FINANCIAL STATEMENTS

The audited financial statements of Lime Hill for the period ended December 31, 2010 will be placed before the Meeting. No formal action will, or is required to, be taken in respect of the financial statements at the Meeting. The financial statements of Lime Hill are attached hereto as Schedule A and are available on SEDAR. Additional copies of the financial statements of Lime Hill may be obtained from Lime Hill upon request and will be available at the Meeting.

II.	APPROVAL OF THE AMALGAMATION UNDER THE CBCA

The detailed terms of the Amalgamation, the conditions of the Amalgamation, the Effective Date of the Amalgamation and the terms and conditions of the Amalgamation Agreement are described herein under the heading "Background Concerning the Proposed Qualifying Transaction".

Reasons for the Amalgamation

The principal reason for the Amalgamation is it will constitute a Qualifying Transaction of Lime Hill within the meaning of the Policy.

After considering the terms of the Amalgamation, advice received from legal counsel and certain other factors, the Board of Directors of Lime Hill approved the terms of the Amalgamation Agreement.

Board of Directors Recommendations

The board of directors of Lime Hill believes that the Amalgamation provides a number of benefits, including the following:

(a)	Lime Hill will satisfy its requirement to complete a Qualifying Transaction; and

(b)	Amalco will have increased market capitalization and improved liquidity of investment for shareholders.

The board of directors of Lime Hill has concluded that the Amalgamation is in the best interests of Lime Hill and the Lime Hill Shareholders.

Deliberations of the Board of Directors of Lime Hill

After discussion of the matter and having considered the factors brought to the attention of the board of directors of Lime Hill by management of Lime Hill, legal counsel to Lime Hill and by the directors themselves, the board of directors of Lime Hill determined that the Amalgamation was in the best interests of Lime Hill and its securityholders. As a result, the board of directors of Lime Hill approved, adopted, ratified and confirmed the Amalgamation Agreement.

Recommendation

The board of directors of Lime Hill recommends that the shareholders of Lime Hill vote in favour of the Amalgamation.

Shareholder Approval

At the Meeting, shareholders of Lime Hill will be asked to consider and, if thought fit, to pass the special resolution set forth in Schedule G hereto (the "Amalgamation Resolution"), approving the Amalgamation.

A special resolution is defined under the CBCA as requiring the approval of not less than two-thirds (⅔) of the votes cast in person or by proxy at the Meeting. Consequently, the Amalgamation will be approved when the Amalgamation Resolution has been passed, with or without variation, by at least two-thirds (⅔) of the votes cast in respect of the Amalgamation Resolution by the holders of Common Shares, present in person or voting by proxy, at the Meeting.

If named as proxy, the management designees of Lime Hill intend to vote the Common Shares represented by such proxy at the Meeting for the approval of the Amalgamation Resolution, unless otherwise directed in the instrument of proxy.

Right of Dissent

Registered Shareholders (as defined below) have the right to dissent to the Amalgamation Resolution pursuant to Section 190 of the CBCA. This summary is expressly subject to Section 190 of the CBCA, the text of which is reproduced in its entirety in Schedule H hereto. Lime Hill is not required to notify, and Lime Hill will not notify, their shareholders of the time periods within which action must be taken in order for such shareholders to perfect their dissent rights. It is recommended that shareholders wishing to avail themselves of their dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 190 of the CBCA may prejudice any such rights. A "Registered Shareholder" is a shareholder of Lime Hill whose shares are registered in his or her name on shareholder register of Lime Hill. If a shareholder of Lime Hill holds his or her Common Shares through an investment dealer, broker or market intermediary, he or she will not be a Registered Shareholder as such Common Shares will be registered in the name of such investment dealer, broker or market intermediary. Any holder of Common Shares who wishes to invoke his or her dissent rights should register his or her shares in his or her name or arrange for the Registered Shareholder to dissent. Any shareholder of Common Shares who wishes to invoke his or her dissent rights is urged to consult with his or her legal or investment advisor to determine whether they are Registered Shareholders and to be advised of the strict provisions of Section 190 of the CBCA. Any shareholder who wishes to register his or her shares in his or her name is urged to consult with his or legal or investment advisor, or the registrar and transfer agent of Lime Hill at the following address:

CIBC Mellon Trust Company
320 Bay Street
P.O. Box 1
Toronto ON M5H 4A6

In the event that the Amalgamation Resolution is adopted and become effective, any shareholder of Lime Hill who dissents in respect of such special resolution in compliance with Section 190 of the CBCA ("a dissenting shareholder") will be entitled to be paid by Lime Hill a sum representing the fair value of his or her Common Shares. No right of dissent or appraisal is available to holders of Common Shares with respect to any other matter to be considered at the Meeting.

A dissenting shareholder must send to Lime Hill at or before the Meeting a written objection to the applicable special resolution ("a dissent notice"). A vote against the Amalgamation Resolution does not constitute a dissent notice. The CBCA does not provide for partial dissent and, accordingly, a shareholder may only dissent with respect to all of the shares held by such shareholder or on behalf of any one beneficial owner whose shares are registered in his or her name.

Under the CBCA, Lime Hill is required, within ten days after its shareholders adopt the Amalgamation Resolution to send notice that the Amalgamation Resolution has been adopted to each dissenting shareholder who has not withdrawn his or her objection or voted for such resolution. Such a dissenting shareholder shall, within 20 days of receiving such notice (or if such notice is not received, within 20 days of learning that the Amalgamation Resolution has been adopted), send to Lime Hill a written notice in prescribed form demanding payment of fair value for his or her shares (a "Shareholder Demand"). Not later than the thirtieth day after sending a Shareholder Demand to Lime Hill, a dissenting shareholder must send the certificates representing the shares in respect of which he or she dissents to Lime Hill or its transfer agent, who is required to endorse thereon a notice that the shareholder is a dissenting shareholder and return the certificates to the dissenting shareholder. Not later than seven days after the day on which the Amalgamation is effective or the day Lime Hill received a Shareholder Demand, Lime Hill (unless it fails to meet certain solvency criteria) must send to each dissenting shareholder who has sent a Shareholder Demand a written offer to pay for the dissenting shareholder’s shares in an amount considered by the Board of Lime Hill to be the fair value of the shares accompanied by a statement showing how the fair value was determined Lime Hill fails to make such an offer or a dissenting shareholder does not accept such an offer, Lime Hill may, within 50 days after the Amalgamation is effective or such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder. If Lime Hill fails to apply to a court, a dissenting shareholder may do so for the same purpose within a further period of 20 days or such further period as a court may allow.

Under the CBCA, upon the sending of a Shareholder Demand, a dissenting shareholder ceases to have any rights as a shareholder of Lime Hill, other than the right to be paid the fair value of his or her shares in the amount agreed to between Lime Hill and the dissenting shareholder or in the amount fixed by a court. If the dissenting shareholder withdraws his or her Shareholder Demand before Lime Hill makes an offer to pay or if Lime Hill rescinds the Amalgamation Resolution then the dissent and appraisal proceedings in respect of such dissenting shareholder will be discontinued.

Dissenting shareholders will not have any right other than those granted under the CBCA to have their shares appraised or to receive the fair value thereof.

Procedure for Exchange of Shares

The procedures for the exchange of Common Shares for the Amalco Shares are set out in the Lime Hill Letter of Transmittal. Additional copies of the Lime Hill Letter of Transmittal may be obtained from Lime Hill or the Registrar and Transfer Agent of the Common Shares, CIBC Mellon.

If the Amalgamation does not become effective, the Lime Hill Letter of Transmittal will be of no effect and all deposited certificates representing Common Shares will be returned forthwith to the holders entitled thereto. If the Amalgamation becomes effective, as soon as practicable after the Effective Date, certificates representing Amalco Shares will be forwarded to former holders of Common Shares who have duly completed a Lime Hill Letter of Transmittal.

Lost or Destroyed Share Certificates

Where a certificate representing Common Shares has been lost, destroyed or wrongfully taken, the holder of such certificates should immediately contact CIBC Mellon, the registrar and transfer agent of the Common Shares so that arrangements can be made to issue a replacement share certificate to such holder upon such holder satisfying such reasonable requirements as may be imposed by Lime Hill or Amalco in connection with the issuance of such replacement share certificate.

Certain Canadian Federal Income Tax Considerations

The following summary describes the principal Canadian federal income tax considerations generally applicable to certain holders of Common Shares in respect of the Amalgamation and the exercise of dissent rights as described herein. This summary applies generally to such holders who, for purposes of the Income Tax Act (Canada) (the "Tax Act") at all relevant times: (i) are resident in Canada; (ii) hold their Common Shares as capital property; (iii) deal at arm’s length with Lime Hill and Amalco; (iv) are not affiliated with Lime Hill or Amalco; (v) are not a "financial institutions" or specified financial institution", each as defined in the Tax Act; or (vi) who makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act (the "Shareholders" or individually, a "Shareholder").

This summary is based on the current provisions of the Tax Act, the regulations made thereunder in force on the date hereof, all proposed amendments (the "Proposed Amendments") to the Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof and the published administrative policies and assessing practices of the Canada Revenue Agency ("CRA").

This summary does not take into account or anticipate provincial, territorial or foreign tax considerations, which considerations may differ significantly from those discussed herein. This summary assumes that the Proposed Amendments will be enacted in their present form; however, no assurances can be given in this regard. This summary does not otherwise take into account or anticipate any changes in law or in the administrative polices or assessing practices of CRA, whether by judicial, legislative or governmental action or decision.

This summary is not exhaustive of all Canadian federal income tax considerations and is of a general nature only. It is not intended to be, and should not be construed to be, legal or tax advice to any Shareholder. Accordingly, Shareholders should consult their own tax advisors with respect to the income tax consequences to them of the Amalgamation and the exercise of dissent rights under federal, provincial, territorial and other applicable tax legislation. The discussion below is qualified accordingly.

The Common Shares will generally be considered to constitute capital property to a Shareholder unless either: (i) such holder holds such shares in the course of carrying on a business; or (ii) such holder holds such shares as inventory in a business considered to be an adventure in the nature of trade. Certain Shareholders resident in Canada whose Common Shares might not otherwise qualify as "capital property" may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Common Shares and all other "Canadian securities" as defined in the Tax Act deemed to be capital property.

Amalgamation

Shareholders (other than Shareholders who exercise their dissent right in respect of the Amalgamation) should not realize either a capital gain or a capital loss on the Amalgamation as a result of which the Common Shares will be exchanged for Amalco Shares. The aggregate adjusted cost base of the Amalco Shares received by a Shareholder on the Amalgamation will be equal to the aggregate adjusted cost base to the Shareholder of the Common Shares disposed of in exchange for such Amalco Shares by virtue of the Amalgamation.

Dissenting Shareholders

Shareholders are advised to consult with their own tax advisors with respect to the tax treatment of any payments received as a result of the exercise of their dissent rights described above in respect of the Amalgamation under "Particulars of Matters to be Acted Upon".

The appropriate income tax treatment of an amount received by a Shareholder who exercises a right to dissent to the Amalgamation is not certain under the provisions of the Tax Act. The uncertainty relates principally to whether the entire amount received will be treated as proceeds of disposition, or some portion of it will be treated as a deemed dividend.

CRA’s published administrative position is that the entire payment received from an amalgamated corporation by Shareholders who dissent to an amalgamation (excluding any portion thereof in respect of interest) is proceeds of disposition for their shares.

Based on the aforementioned position of the CRA, a Shareholder who exercises his or her dissent rights in respect of the Amalgamation will realize a capital gain, or capital loss, to the extent that the proceeds of disposition of his or her Common Shares received from Amalco exceed, or are exceeded by, the aggregate of the adjusted cost base of the Common Shares to the dissenting Shareholder and any reasonable costs of disposition.

A capital loss realized by a corporate shareholder on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to have been received on that share to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where shares are owned by a trust or partnership of which a corporation is a beneficiary or member, or where a trust or partnership of which a corporation is a beneficiary or a member, is a member of a partnership or a beneficiary of a trust that owns any such shares.

Shareholders will generally be required to include in computing their income for the year in which a disposition of a Common Share occurs one half of any capital gain (a "taxable capital gain") realized on the disposition of a Common Share and may deduct one half of any capital loss realized on the disposition of a Common Share against taxable capital gains in accordance with the detailed rules contained in the Tax Act. Individual (and certain trust) shareholders who realize a capital gain may be subject to the alternative minimum tax under the Tax Act.

A Shareholder that is a "Canadian controlled private corporation" as defined in the Tax Act may be liable to pay an additional refundable tax of 6 2/3% determined by reference to its aggregate investment income for the year, which is defined to include an amount in respect of taxable capital gains.

A dissenting Shareholder who receives an amount in respect of interest on a payment for Common Shares will be required to include the full amount thereof in their income.

Eligibility for Investment

Provided the Amalco Shares are listed on a designated stock exchange (which includes the Exchange) or that Amalco continues to qualify as a "public corporation" for the purposes of the Tax Act, the Amalco Shares will, subject to the terms of any particular plan, be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts ("TFSAs").

Notwithstanding that the Amalco Shares may be a qualified investment for a trust governed by a TFSA, the holder of a TFSA will be subject to a penalty tax on the Amalco Shares held in the TFSA if such shares are a "prohibited investment" for the purposes of section 207.01 of the Tax Act. The Amalco Shares will generally be a "prohibited investment" if the holder of the TFSA does not deal at arm's length with Amalco for the purposes of the Tax Act or has a "significant interest" (as defined in the Tax Act) in Amalco or a corporation, partnership or trust with which Amalco does not deal at arm's length for the purposes of the Tax Act.

Shareholders who intend to hold Amalco Shares in their TFSA should consult their own tax advisors regarding their particular circumstances.

III.	APPROVAL OF AMALCO STOCK OPTION PLAN

The Board of Directors of the Corporation have approved the adoption of the Amalco Stock Option Plan, subject to the completion of the Amalgamation. At the Meeting, shareholders will be asked to consider and, if thought appropriate, approve the adoption of the Amalco Stock Option Plan. The Amalco Stock Option Plan must be approved by a majority of the votes cast by all shareholders at the Meeting excluding the votes attaching to shares beneficially owned by Insiders to whom options may be granted under the Amalco Stock Option Plan, and their Associates, being nil Common Shares.

The purpose of the Amalco Stock Option Plan is to: (i) provide an incentive to the directors, officers, employees and consultants of Amalco or any of its subsidiaries to achieve the longer-term objectives of Amalco; (ii) give suitable recognition to the ability and industry of such persons who contribute materially to the success of Amalco; and (iii) attract and retain in the employ of Amalco or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in Amalco.

The Amalco Stock Option Plan will, if approved, provide that a total of 15% of the issued and outstanding Amalco Shares as at the date of closing of the Amalgamation be reserved for issuance to directors, officers, employees and consultants of Amalco, such number of Amalco Shares being approximately 2,120,160 in the event of the Minimum Liquid Nutrition Unit Private Placement and 2,495,160 in the event of the Maximum Liquid Nutrition Unit Private Placement. The number of Amalco Shares reserved for any one person may not exceed five percent of the outstanding Amalco Shares. The Board determines the price per Amalco Share and the number of Amalco Shares that may be allotted to each director, officer, employee and consultant and all other terms and conditions of the options, subject to the rules of the Exchange. The price per Amalco Share set by the directors is subject to minimum pricing restrictions set by the Exchange.

Options may be exercisable for up to ten years from the date of grant, but the Board has the discretion to grant options that are exercisable for a shorter period. Options granted under the Stock Option Plan do not require vesting provisions, although the Board may attach a vesting period or periods to individual grants as it deems appropriate. Options under the Amalco Stock Option Plan are non assignable. If prior to the exercise of an option, the holder ceases to be a director, officer, employee or consultant, the option shall be limited to the number of Amalco Shares purchasable by him immediately prior to the time of his cessation of office or employment and he shall have no right to purchase any other Amalco Shares. Options must be exercised within one year of termination of employment or cessation of position with the Corporation, subject to the expiry date.

The Board of Directors may amend or terminate the Amalco Stock Option Plan at any time, without the approval of the shareholders of the Corporation or any optionee, in order to conform the Amalco Stock Option Plan to applicable law or regulation or the requirements of the Exchange or other regulatory authority.

The full text of the Amalco Stock Option Plan is set out in Schedule J to this Information Circular.

At the Meeting, the shareholders will be asked to approve the following resolution:

"BE IT RESOLVED THAT:

1.	The Amalco Stock Option Plan, substantially in the form set out as Schedule J to the Information Circular be and the same is hereby approved and authorized;

2.	The maximum number of Amalco Shares issuable thereunder be set at 15% of the issued and outstanding Amalco Shares as at the date of closing of the Amalgamation; and

3.

Any one director or officer of the Corporation be authorized to make all such arrangements, to do all acts and things and to sign and execute all documents and instruments in writing, whether under the corporate seal of the Corporation or otherwise, as may be considered necessary or advisable to give full force and effect to the foregoing."

If named as proxy, the management designees intend to vote the Common Shares represented by such Proxy at the Meeting for the approval of the Amalco Stock Option Plan, unless otherwise directed in the Instrument of Proxy.

IV.	ELECTION OF DIRECTORS

The board of directors of Lime Hill presently consists of four (4) directors. It is proposed that the number of directors for the ensuing year of Lime Hill (and then Amalco if the Amalgamation is completed) be fixed at five (5). The current directors of Lime Hill shall retire from office at the Meeting, but shall remain in office until the dissolution of the Meeting.

It is proposed that the persons named below will be nominated for election as directors at the Meeting. IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES OF LIME HILL, IF NAMED AS PROXY, TO VOTE FOR THE ELECTION OF SAID PERSONS TO THE BOARD OF DIRECTORS, AS APPLICABLE. MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF SUCH NOMINEES WILL BE UNABLE TO SERVE AS DIRECTORS. HOWEVER, IF FOR ANY REASON ANY OF THE PROPOSED NOMINEES DO NOT STAND FOR ELECTION OR ARE UNABLE TO SERVE AS SUCH, PROXIES IN FAVOUR OF MANAGEMENT DESIGNEES WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN HIS PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed pursuant to the by-laws of Lime Hill.

The following information relating to the nominees as directors is based on information received by Lime Hill from said nominees.

Name of Proposed Nominees and Proposed Positions with Amalco	Principal Occupation for Last Five Years	Director Since	Common Shares Beneficially Owned or Controlled, Prior to Amalgamation and Escrow Transfer	Amalco Shares, Directly or Indirectly, Beneficially Owned, After Completion of the Amalgamation and Escrow Transfer

Glenn Young(2) Oakville, Ontario President, CEO and Director

President of Liquid Nutrition since January 1, 2011. Executive Vice-President, Business Development from June 2010 to December 2010. Previously, Senior Vice-President, Sports, Entertainment and Media for International Management Group Canada ("IMG"), the country’s leading sports and lifestyle marketing company from December 2000 to March 2010.

		Nominee	Nil	250,000(4)

Dana Ades-Landy(1)(3) Montreal, Quebec Director

Senior Vice-President with Laurentian Bank of Canada, in charge of the mid market group and has been since August 2006. Effective September 2010 she also took over responsibility for Commercial Banking in Ontario. From February 1993 to December 2003, worked with National Bank of Canada as Vice-President, Special Loans and was also the Vice-President, Credit Risk for the Corporate, Treasury, Real Estate and National Accounts portfolios.

		Nominee	Nil	Nil

Greg Chamandy(2)(3) Montreal, Quebec Director

Chairman and Chief Executive Officer of Gildan Active Wear Inc. from 1984 to 2004. In 2004, Mr. Chamandy retired from Gildan and in 2005 he became Chairman and co- owner of Europe’s Best Inc., North America’s largest selling brand of frozen fruit, which was sold to JM Smucker in 2008. Currently also the Chairman of Oxbridge Bank, a Barbados private bank catering to high net worth individuals. Executive Chairman of Richmont Mines Inc., a Canadian-based gold producer listed on the Toronto and New York Stock Exchanges.

		Nominee	Nil	7,900,000(5)

Arlene Dickinson(1)(2)(3) Toronto, Ontario Director	Chief Executive Officer of Venture Communications Ltd since 1998. A panelist on the Gemini award-winning CBC series, the Dragon's Den.	Nominee	Nil	Nil

Name of Proposed Nominees and Proposed Positions with Amalco	Principal Occupation for Last Five Years	Director Since	Common Shares Beneficially Owned or Controlled, Prior to Amalgamation and Escrow Transfer	Amalco Shares, Directly or Indirectly, Beneficially Owned, After Completion of the Amalgamation and Escrow Transfer

Brandon Kou(1)(2) Los Angeles, California Director	General Manager of Steve Nash Enterprises, a conglomerate with portfolio companies in media, sports, entertainment, health and wellness. Co-founder and Director for APOKO LLC, a digital marketing company focused on growing the online brands of athletes, celebrities and brands. Currently Chairman of the Board for OneBode Holdings LLC, an international holistic vitamin company. Prior to joining Steve Nash Enterprises, Mr, Kou provided investment banking services at Houlihan Lokey where he focused on media, sports and entertainment.	Nominee	Nil	130,000

Darren Stark St. Michael, Barbados Director

Canadian lawyer with 20 years of international experience. President and CEO of Oxbridge since January 2005. Worked with Royal Bank of Canada Trust Company (Cayman) Limited and Royal Bank of Canada (Caribbean) Corporation from 2000 to 2005. Currently also a director of Culane Energy Inc., a public oil and gas exploration company.

		Nominee	Nil	Nil

Notes:

(1)	Proposed member of the Audit Committee. Dana Ades-Landy is the proposed chairman of this committee.

(2)	Proposed member of Corporate Governance Committee. Arlene Dickinson is the proposed chairman of this committee.

(3)	Proposed member of Human Resources and Compensation Committee. Greg Chamandy is the proposed chairman of this committee.

(4)

Under the Glenn Young Call Option, Mr. Young has an option to purchase 400,000 Liquid Nutrition Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition".

(5)

These Amalco Shares will be held by Oxbridge Bank, a Barbados private bank, controlled by Greg Chamandy. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young will have the option to purchase a further 400,000 Amalco Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition".

The current directors, officers and Promoters of Lime Hill, as a group, control 2,000,000 Common Shares, representing 20.9% of the outstanding Common Shares.

If the proposed Qualifying Transaction is completed, the proposed directors, officers, Promoters and insiders of Amalco, as a group, will control, directly or indirectly, 8,280,000 Amalco Shares, representing 58.6% of the outstanding Amalco Shares assuming the completion of the Minimum Liquid Nutrition Unit Private Placement (49.8% assuming completion of the Maximum Liquid Nutrition Unit Private Placement), but before giving effect to the exercise of any securities convertible or exercisable into Amalco Shares.

V.	APPOINTMENT OF AUDITORS

Kenway Mack Slusarchuk Stewart LLP, Chartered Accountants, have been the auditors of Lime Hill since incorporation. The management nominees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to vote for the ordinary resolution appointing Kenway Mack Slusarchuk Stewart LLP, Chartered Accountants, as auditors of Lime Hill at a remuneration to be approved by the Lime Hill board of directors, upon recommendation from the Lime Hill audit committee, at its discretion from time to time.

In accordance with the Amalgamation Agreement, if the Amalgamation is completed, Deloitte & Touche LLP, Chartered Accountants, of Montreal, Quebec, the auditors of Liquid Nutrition, will be appointed as auditors of Amalco, at a remuneration to be fixed by the board of directors.

D.      INFORMATION CONCERNING LIME HILL

CORPORATE STRUCTURE OF LIME HILL

The Corporation was incorporated as 4451937 Canada Inc. by a Certificate of Incorporation issued pursuant to the provisions of the CBCA on November 2, 2007. The articles of the Corporation were amended by Certificate of Amendment dated December 23, 2009 to change the name of the Corporation to Lime Hill Capital Corporation and to delete the private company provisions and the restrictions on share transfers.

The head office of the Corporation is located at 1820 Bayshore Road S.W., Calgary, Alberta, T2V 3M1. The registered and records office of the Corporation is located at Suite 1600, Dome Tower, 333 - 7 Avenue S.W., Calgary, Alberta, T2P 2Z1.

The Corporation does not have any subsidiaries.

GENERAL DEVELOPMENT OF THE BUSINESS OF LIME HILL

The Corporation is a capital pool company pursuant to the CPC Policy and, to date, has not conducted operations of any kind, other than to evaluate potential acquisitions with a view to completing a Qualifying Transaction.

On June 30, 2010 the Corporation completed its initial public offering, and on July 12, 2010 the Common Shares commenced trading on the TSXV. On December 21, 2010 the Corporation entered into a letter agreement with Liquid Nutrition, and on February 28, 2011, entered into the Amalgamation Agreement in respect of the Amalgamation.

SELECTED FINANCIAL INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIME HILL

Since incorporation, Lime Hill has incurred costs in carrying out its initial public offering, in seeking, evaluating and negotiating potential Qualifying Transactions, and in meeting the disclosure obligations imposed upon it as a reporting issuer. The following table sets forth certain financial information for Lime Hill for the year ended December 31, 2010. Such information is derived from the financial statements of Lime Hill as at and for the year ended December 31, 2010 and should be read in conjunction with such financial statements, which are attached hereto as Schedule "A".

Information From Inception

Year Ended December 31, 2010 (audited)
Total Expenses	($128,347)
Amounts deferred in connection with the Amalgamation	$19,725

MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIME HILL

The Corporation's management's discussion and analysis for the year ended December 31, 2010 is attached to this filing statement and should be read in conjunction with the Corporation's audited financial statements as at and for the year ended December 31, 2010, including the notes thereto, which are also attached to this filing statement. The financial statements and the management's discussion and analysis are attached hereto as Schedule "A" and Schedule "B", respectively.

DESCRIPTION OF THE SECURITIES OF THE CORPORATION

The Corporation is authorized to issue an unlimited number of Lime Hill Shares without nominal or par value, of which 9,553,000 Lime Hill Shares are issued and outstanding as fully paid and non-assessable as at the date hereof. In addition 955,300 Lime Hill Shares are reserved for issuance pursuant to Lime Hill Options granted under the Lime Hill Stock Option Plan, and 755,300 Lime Hill Shares are reserved for issuance pursuant to the outstanding Lime Hill Agent's Options. See "Information Concerning the Corporation - Stock Option Plan".

The holders of Lime Hill Shares shall be entitled to dividends if, as and when declared by the directors, to one vote per share at meetings of the Lime Hill Shareholders and upon liquidation, to receive such assets of the Corporation as are distributable to the Lime Hill Shareholders.

Stock Option Plan

The Corporation has adopted the Lime Hill Stock Option Plan, which provides that the Board of Directors may from time to time, in its discretion, and in accordance with the policies of the Exchange, grant to directors, officers and employees of, and technical consultants to the Corporation, non-transferable options to purchase Lime Hill Shares, provided that the number of Lime Hill Shares reserved for issuance will not exceed 10% of the issued and outstanding Lime Hill Shares, and provided that until the Completion of the Qualifying Transaction, not more than 955,300 Lime Hill Options may be granted in aggregate. Under the terms of the Lime Hill Stock Option Plan, Lime Hill Options may be granted with an exercise period of up to ten years from the date of grant.

The number of Lime Hill Shares reserved for issuance to any individual director or officer will not exceed five percent (5%) of the issued and outstanding Lime Hill Shares, and the number of Lime Hill Shares reserved for issuance to all technical consultants will not exceed two percent (2%) of the issued and outstanding Lime Hill Shares. The Board of Directors determines the exercise price and the number of options that are granted to each director, officer, employee and consultant and all other terms and conditions of the options, subject to the policies of the Exchange. The exercise price of any options granted under the Lime Hill Stock Option Plan shall not be less than the closing price of the Lime Hill Shares on the day preceding the day on which the directors grant such options, less any discount permitted by the Exchange to a minimum of $0.10 per share. While the Corporation is a CPC it is prohibited from granting options to any person providing investor relations activities, promotional, or market-making services.

If a holder of Lime Hill Options ceases to be a director, officer, employee or consultant of the Corporation, its Lime Hill Options must be exercised within the greater of: (i) twelve (12) months after the Completion of the Qualifying Transaction; and (ii) 90 days of termination of employment or cessation of position with the Corporation, provided that if the cessation of office, directorship, consulting arrangement or employment was by reason of death, the Lime Hill Options must be exercised within 12 months after such death, subject to the expiry date of such options.

Any Lime Hill Shares acquired pursuant to the exercise of Lime Hill Options prior to Completion of the Qualifying Transaction, must be deposited in escrow and will be subject to escrow until the Final Exchange Bulletin is issued. See "Escrowed Securities".

PRIOR SALES OF LIME HILL

Since the date of incorporation of the Corporation, 9,553,000 Lime Hill Shares have been issued as follows:

	Number of Lime	Issue Price	Aggregate	Nature of
Date	Hill Shares	Per Lime Hill Share	Issue Price	Consideration
December 1, 2009	2,000,000(1)	$0.05	$100,000	Cash
June 30, 2010	7,553,000(2)	$0.10	$755,300	Cash

Notes:
(1)	These Lime Hill Shares were issued to the Corporation's directors and officers and are subject to escrow restrictions. See "Escrowed Securities".
(2)	Lime Hill Shares issued pursuant to its initial public offering.

STOCK EXCHANGE INFORMATION CONCERNING LIME HILL

The Lime Hill Shares are listed on the Exchange under the trading symbol "LHL.P". Listing of the Lime Hill Shares occurred on July 12, 2010. Trading of the Lime Hill Shares has been halted since December 16, 2010, pending Completion of the Qualifying Transaction. The market price of the Lime Hill Shares on the Exchange on December 16, 2010, being the last day preceding the announcement of the Qualifying Transaction during which the Lime Hill Shares traded on the Exchange, was $0.09 per share.

	Price Range ($)
Year Ended December 31, 2010	High	Low	Trading Volume
July (12 to 31)	0.100	0.095	180,000
August	0.130	0.090	270,000
September	0.090	0.085	150,000
October	0.135	0.070	392,000
November	0.120	0.070	370,000
December(1)	0.120	0.080	361,500

	Price Range ($)
Year Ending December 31, 2011	High	Low	Trading Volume
January (1)	-	-	-
February (1)	-	-	-
March (1)	0.14	0.11	211,000
April (1 to 14)	0.13	0.10	264,000

Note:
(1)	Trading in the Lime Hill Shares was halted from December 16, 2010 until trading resumed on March 28, 2011.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF LIME HILL

For the purposes of this section, "Named Executive Officers", means the Chief Executive Officer, the Chief Financial Officer and each of Lime Hill’s three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer, whose total compensation was more than $150,000 for Lime Hill’s financial year ended December 31, 2010.

As Lime Hill’s Chief Executive Officer and Chief Financial Officer, respectively, Michael Rousseau and S. Raymond Ludwig are the named Executive Officers of Lime Hill.

Compensation Discussion and Analysis

Lime Hill is a capital pool company, as defined in the policies of the Exchange, and as such, it has not commenced commercial operations and has no assets other than cash. Except as specifically contemplated in the policies of the Exchange, until the completion of the Qualifying Transaction, Lime Hill will not carry on business, other than the identification and evaluation of companies, business or assets with a view to completing a proposed Qualifying Transaction. Pursuant to the policies of Exchange, prior to the completion of a Qualifying Transaction, no payment of any kind has been made, or will be made, directly or indirectly, by Lime Hill to a Non Arm's Length Party of Lime Hill or a Non Arm's Length Party to the Qualifying Transaction, or to any Person engaged in investor relations activities in respect of the securities of Lime Hill or any Resulting Issuer by any means, including remuneration such as salaries, consulting fees and directors fees. The directors and officers of Lime Hill may be granted options pursuant to the stock option plan of Lime Hill.

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Corporation's Named Executive Officers during the financial year ended December 31, 2010.

	Year		Share-	Option-	Non-Equity
Name and	Ended		Based	Based	Incentive Plan		Pension	All Other	Total
Principal	December	Salary	Awards	Awards	Compensation		Value	Compensation	Compensation
Position	31	($)	($)	($)	($)		($)	($)	($)
						Long-
					Annual	Term
					Incentive	Incentive
					Plans	Plans
Michael Rousseau Chief Executive Officer	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

S. Raymond Ludwig Chief Financial Officer	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Option Based Awards

	Option-based Awards

	Number of securities
	underlying			Value of unexercised
	unexercised options	Option exercise price	Option expiration	in-the-money options
Name	(#)	($)	date	($)
Michael Rousseau	477,650	0.10	June 30, 2020	Nil
S. Raymond Ludwig	143,295	0.10	June 30, 2020	Nil

Termination and Change of Control Benefits

There is no plan or arrangement in respect of compensation received or that may be received by the Named Executive Officers with a view to compensating such individuals in the event of termination of their employment or a change of responsibilities following a change of control.

Director Compensation Table

The following table sets forth the value of all compensation provided to directors, not including the directors who are also Named Executive Officers, for Lime Hill during the financial year ended December 31, 2010.

		Share-	Option-	Non-Equity
	Fees	Based	Based	Incentive Plan		Pension	All Other	Total
	earned	Awards	Awards	Compensation		Value	Compensation	Compensation
Name	($)	($)	($)	($)		($)	($)	($)
Long-
				Annual	Term
				Incentive	Incentive
				Plans	Plans
Charles Burgess	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Douglas Stuve	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Option-Based Awards

The following table sets forth the options granted to the directors of Lime Hill, not including the director who is also a Named Executive Officer, to purchase or acquire securities of Lime Hill outstanding at the end of the financial year ended December 31, 2010.

	Option-based Awards

	Number of securities
	underlying			Value of unexercised
	unexercised options	Option exercise price	Option expiration	in-the-money options
Name	(#)	($)	date	($)
Charles Burgess	143,295	0.10	June 30, 2020	Nil
Douglas Stuve	191,060	0.10	June 30, 2020	Nil

Equity Compensation Plan

The following table sets forth information as at the financial year ended December 31, 2010 with respect to Lime Hill's compensation plans under which equity securities of Lime Hill are authorized for issuance.

Number of securities
remaining available for
	Number of securities to be	Weighted-average exercise	future issuance, under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
Plan Category	warrants and rights	rights	reflected in first column)
Equity compensation plans approved by securityholders	N/A	N/A	N/A

Equity compensation plans not approved by securityholders	955,300	$0.10	Nil

Total	955,300	$0.10

CORPORATE GOVERNANCE OF LIME HILL

General

The board of directors of Lime Hill (the "Lime Hill Board") believes that good corporate governance improves performance and benefits all shareholders. The Canadian Securities Administrators (the "CSA") have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers, such as Lime Hill. In addition, the CSA have implemented National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101"), which prescribes certain disclosure by Lime Hill of its corporate governance practices. This disclosure is described below.

Composition of the Board

The Board is currently composed of four directors Michael Rousseau, S. Raymond Ludwig, Charles Burgess and Douglas M. Stuve.

NI 58-101 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as "independent directors". An "independent director" is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Lime Hill, other than interests and relationships arising from shareholding. Except for Michael Rousseau and S. Raymond Ludwig, the directors of Lime Hill are considered by the Lime Hill Board to be independent within the meaning of NI 58-101. Michael Rousseau as the Chief Executive Officer of Lime Hill and S. Raymond Ludwig as the Chief Financial Officer of Lime Hill are members of management, and are accordingly considered to be "non-independent".

The independent directors exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary.

Certain directors are also directors of other reporting issuers, as follows:

Director	Other Reporting Issuers
Michael Rousseau	Royal Coal Corp.

S. Raymond Ludwig	Sentinel Rock Oil Inc. Sparta Capital Ltd.

Douglas M. Stuve	Athabasca Minerals Inc. New Sage Energy Corp. E.G. Capital Inc.

Orientation and Continuing Education of Board Members

Lime Hill has not yet appointed any new directors; however, each new director will be given an outline of the nature of the business of Lime Hill and its corporate strategy. New directors will also be required to meet with management of Lime Hill to discuss and better understand its business and will be given the opportunity to meet with counsel to Lime Hill to discuss their legal obligations as directors of Lime Hill.

In addition, management of Lime Hill takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities law policies which may affect the directors, officers and committee members of Lime Hill as a whole. Lime Hill continually reviews the latest securities rules and policies and is on the mailing list of the Exchange to receive updates to any of those policies. Any such changes or new requirements are then brought to the attention of the Lime Hill Board either by way of director or committee meetings or by direct communications from management to the Lime Hill Board.

Measures to Encourage Ethical Business Conduct

The Lime Hill Board has found that the fiduciary duties placed on individual directors by Lime Hill's governing corporate legislation and the common law, and the restrictions placed by applicable corporate legislation on an individual director's participation in decisions of the Lime Hill Board in which the director has an interest, have been sufficient to ensure that the Lime Hill Board operates independently of management and in the best interests of Lime Hill.

Nomination of Directors

Management is continually in contact with individuals involved in the public company sector. From these sources, Lime Hill has made numerous contacts and in the event that Lime Hill were in a position to nominate any new directors, such individuals would be brought to the attention of the Lime Hill Board. Lime Hill will conduct due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to Lime Hill, the ability to devote the time required and a willingness to serve.

Compensation

The Lime Hill Board has the responsibility for determining the compensation of the Chief Executive Officer of Lime Hill. The Lime Hill Board also has the responsibility for determining the compensation of the directors who currently are not compensated in their capacity as directors, but do receive stock options.

The policies of the Exchange do not permit Lime Hill to pay any compensation to its Named Executive Officers or to the Lime Hill Board.

Other Board Committees

Lime Hill does not have any committees, other than an audit committee. Following the Amalgamation, it is expected that Amalco will establish a Corporate Governance Committee and a Human Resources and Compensation Committee, in addition to the Audit Committee.

Assessments

Being a TSXV issuer with limited administration resources, the Lime Hill Board works closely with management and, accordingly, is in a position to assess individual director's performance on an ongoing basis.

AUDIT COMMITTEE INFORMATION CONCERNING LIME HILL

The audit committee of Lime Hill has a charter (the "Audit Committee Charter"), which outlines its authority and responsibilities. The full text of the Audit Committee Charter is attached as Schedule I hereto.

Composition

The audit committee is currently comprised of three individuals, S. Raymond Ludwig, Charles Burgess and Douglas M. Stuve, all of whom are considered "financially literate" under NI 52-110 - Audit Committees ("NI 52-110"). Mr. Ludwig is not considered independent under NI 52-110 because he is a Named Executive Officer. Messrs. Burgess and Stuve are considered independent.

Relevant Education and Experience

All members have served on various public company boards of directors and on the audit committees of such boards.

Audit Committee Oversight

At no time since the commencement of Lime Hill's most recent completed financial year was a recommendation of Lime Hill's audit committee to nominate or compensate an external auditor not adopted by the Lime Hill Board.

Reliance on Certain Exemptions

At no time since the commencement of Lime Hill's most recently completed financial year has Lime Hill relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

Any proposed audit and permitted non-audit services (as identified by the Audit Committee at the time the annual audit engagement is approved) to be provided by the external auditor to the Corporation or its subsidiaries must receive prior approval from the Audit Committee.

The Chief Financial Officer shall act as the primary contact to receive and assess any proposed engagements from the external auditor. Following receipt and initial review for eligibility by the primary contact, a proposal would then be forwarded to the Audit Committee for review and confirmation that a proposed engagement is permitted. In the majority of such instances, proposals may be received and considered by the Chair of the Audit Committee (or such other member of the Audit Committee who may be delegated authority to approve audit and permitted non-audit services), for approval of the proposal on behalf of the Audit Committee. The Audit Committee Chair will then inform the Audit Committee of any approvals granted at the next scheduled meeting.

External Auditor Services Fees (By Category)

The following table provides information about the fees billed to Lime Hill for professional services rendered by Kenway Mack Slusarchuk Stewart LLP, Chartered Accountants, during the financial years ended December 31, 2010 and 2009:

Kenway Mack Slusarchuk
Stewart LLP(5)	2010	2009
Audit Fees(1)	$6,700	Nil
Audit Related Fees	Nil	Nil
Tax Fees(2)	1,500	Nil
All Other Fees	Nil	Nil
Total(3)	$8,200	Nil

Notes:
(1)

Audit fees were for professional services rendered by the auditors for the audit of Lime Hill's annual consolidated financial statements, as well as services provided in connection with statutory and regulatory filings.

(2)	Tax fees were for tax compliance.
(3)

These fees only represent professional services rendered and do not include any out-of-pocket disbursements or fees associated with filings made on Lime Hill's behalf. These additional costs are not material as compared to the total professional services fees for each year.

Exemption

As Lime Hill is listed on the Exchange, it is a "venture issuer" and may avail itself of exemptions from the requirements of Part 3 - Composition of the Audit Committee and Part 5 - Reporting Obligations of NI 52-110, which require the independence of each member of an audit committee and the disclosure of audit committee information in an annual information form, respectively. Lime Hill has relied on the exemption in Part 3 because not all members of its audit committee are independent, and in Part 5 because, as a venture issuer, it is not required to file an annual information form.

ARM'S LENGTH TRANSACTION

The Amalgamation is not a Non Arm's Length Qualifying Transaction.

LEGAL PROCEEDINGS CONCERNING LIME HILL

The Corporation is not a party to, nor is any of its property the subject matter of, any legal proceedings, and management of the Corporation is not aware of any such proceedings to be contemplated.

AUDITOR, TRANSFER AGENT AND REGISTRAR OF LIME HILL

The auditors of the Corporation are Kenway Mack Slusarchuk Stewart LLP, Chartered Accountants, Suite 220, 333 – 11th Avenue S.W., Calgary, Alberta, T2R 1L9.

CIBC Mellon Trust Company, through its principal offices at Suite 600, 333 – 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, is the transfer agent and registrar for the Lime Hill Shares.

MATERIAL CONTRACTS OF LIME HILL

The Corporation has not entered into any contracts, material to Lime Hill Shareholders, within the two years prior to the date hereof except:

(a)	the Amalgamation Agreement. See "Background Concerning the Proposed Qualifying Transaction – Description of the Amalgamation Agreement";

(b)	the Escrow Agreement. See "Information Concerning Amalco - Escrowed Securities"; and

(c)	the agency agreement dated March 31, 2010 entered into with Mackie Research Capital Inc. in connection with the initial public offering of the Common Shares.

Copies of these agreements will be available for inspection without charge at the offices of the Corporation's counsel, Burstall Winger LLP, at Suite 1600, Dome Tower, 333 – 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, during ordinary business hours.

E.      INFORMATION CONCERNING LIQUID NUTRITION

CORPORATE STRUCTURE AND HISTORY OF LIQUID NUTRITION

Corporate Structure

Liquid Nutrition is a private issuer incorporated pursuant to the CBCA on December 2, 2010 under the name Liquid Nutrition Group Inc. Liquid Nutrition is controlled by Oxbridge Bank which, in turn, is controlled by Greg Chamandy.

The head and registered office of Liquid Nutrition is located at 1250 Rene-Levesque Boulevard West, Suite 2500, Montreal, Quebec H3B 4Y1.

Subsidiaries of Liquid Nutrition

The only subsidiaries of Liquid Nutrition are LNFC and Liquid Nutrition SRL, all of which are wholly-owned.

LNFC is a private issuer incorporated pursuant to the CBCA on November 24, 2010. The head and registered office of LNFC is located at 1282A Cornwall Road, Oakville, Ontario L6J 7W5. LNFC has the right to use the Intellectual Property Rights in connection with the Endorsed Business pursuant to a license granted by Liquid Nutrition.

Liquid Nutrition SRL is an International Society with Restricted Liability incorporated and licensed under the laws of Barbados. The head and registered office of Liquid Nutrition SRL is located at Building Two, Chelston Park, Collymore Rock, St. Michael, Barbados. Liquid Nutrition SRL does not currently have any assets, but will be used for future international trademarks applications.

LNI

LNI is a private issuer incorporated pursuant to the CBCA on July 21, 2004 under the name Liquid Nutrition Inc. LNI is controlled by Greg Chamandy, but it is not a subsidiary of Liquid Nutrition. The participating shares of LNI are held by Oxbridge Bank. From 2004 until March 31, 2011, LNI owned and operated "Liquid Nutrition" stores in Montreal. LNI operates these "Liquid Nutrition" stores as a franchisee pursuant to a franchise agreement between LNFC and LNI (the "LNI Franchise Agreement").

As of June 30, 2010, LNI entered into a promotion and endorsement agreement and a subscription agreement with SNE, pursuant to which LNI acquired a license to use the Nash Identification in consideration for the issuance of Class A common shares of LNI to SNE (the "LNI Shares").

As of December 21, 2010, LNI's Intellectual Property Rights (other than the Nash Identification and the Additional Athletes and Advisors Identification) were transferred to Liquid Nutrition as a result of a reorganization of Liquid Nutrition (see below).

As of December 21, 2010, LNI acquired from LNFC a non-exclusive license to use the Intellectual Property Rights in connection with the operation of "Liquid Nutrition" stores by LNI.

As of March 31, 2011, the sub-license and royalty agreement between LNI and LNFC was terminated and LNI and LNFC entered into the LNI Franchise Agreement in respect of the seven "Liquid Nutrition" stores operated by LNI. See "Information Concerning Liquid Nutrition - Material Contracts of Liquid Nutrition".

Liquid Nutrition Reorganization

As of December 21, 2010, LNI transferred the Intellectual Property Rights and the quotas of Liquid Nutrition SRL (collectively, the "Assets") to Oxbridge Bank in payment of a reduction of stated capital of the shares of LNI held by Oxbridge Bank. In a Non-Arm's Length Party Transaction, Oxbridge Bank then transferred such Assets to Liquid Nutrition in payment of the subscription price of its shares of Liquid Nutrition. Liquid Nutrition then licensed the Intellectual Property Rights (other than the Nash Identification and the Additional Athletes and Advisors Identification) to LNFC, which then sub-licensed such Intellectual Property Rights to LNI.

Assignment of the License to use the Nash Identification

As of January 17, 2011:

(a)	SNE transferred the LNI Shares to Liquid Nutrition in consideration for Liquid Nutrition Shares;

(b)

LNI assigned to Liquid Nutrition all of its rights under the promotion and endorsement agreement that it had entered into with SNE on June 30, 2010 in consideration for Liquid Nutrition Shares (the "LNGI Shares");

(c)	LNI acquired the LNI Shares for cancellation and issued a promissory note payable to Liquid Nutrition (the "Promissory Note #1");

(d)	Liquid Nutrition acquired the LNGI Shares for cancellation and issued a promissory note payable to LNI (the "Promissory Note #2"); and

(e)	LNI and Liquid Nutrition agreed to apply and off-set the Promissory Note #1 and the Promissory Note #2 and vice versa so that each promissory notes were deemed to have been paid in full.

As a result of the foregoing, SNE became a shareholder of Liquid Nutrition and Liquid Nutrition acquired the license to use the Nash Identification in connection with the Endorsed Business.

Additional Athletes and Advisors

Liquid Nutrition has entered into Athletes and Advisors Agreements with the following athletes and advisors:

(a)	Torah Bright, a professional snowboarder;

(b)	Russell Martin, a professional baseball player;

(c)	Suzann Pettersen, a professional golfer; and

(d)	Matt Ryan, a professional football player, and

Liquid Nutrition has entered into Athletes and Advisors Letters of Intent with the following athletes and advisors:

(e)	Jonathan Toews, a professional hockey player;

(f)	Chris Carmichael, a coach for many professional athletes including Lance Armstrong - 7-time Tour de France Champion; and

(g)	Dr. Elaine Hastings, RD, LD/N, CSSD, founder of Associates in Nutrition Therapy, registered dietitian, nutritionist and a leader in the health care industry,

(all of the foregoing athletes and advisors are collectively referred to as the "Additional Athletes and Advisors").

By virtue of the Athletes and Advisors Agreements, Liquid Nutrition was granted a license to use the Additional Athletes and Advisors Identification in respect of such Additional Athletes and Advisors in connection with the Endorsed Business in consideration for the issuance of an aggregate of 700,000 Liquid Nutrition Shares. Liquid Nutrition then granted to LNFC a sub-license to use the Additional Athletes and Advisors Identification.

By virtue of the Athletes and Advisors Agreements, certain of the Additional Athletes and Advisors have been granted, during the term of the respective Athletes and Advisors Agreement, a right to purchase a ten store franchise hub free of any initial franchise fee but subject to any other regular third party start-up costs.

By virtue of the Athletes and Advisors Letters of Intent, such other Additional Athletes and Advisors have the right (but not the obligation) to grant to Liquid Nutrition a license to use the full name of the Additional Athlete and Advisor, the autograph and facsimile signature of the Additional Athlete and Advisor, together with the image, likeness and endorsement of the particular Additional Athlete and Advisor, and any combination thereof as may be approved in advance by the particular Additional Athlete and Advisor in connection with the Endorsed Business in consideration for the issuance of an aggregate of 400,000 Liquid Nutrition Shares to such other Additional Athletes and Advisors. The Athletes and Advisors Letters of Intent expire on June 30, 2011.

BUSINESS OVERVIEW OF LIQUID NUTRITION

General

Liquid Nutrition owns the Intellectual Property Rights in respect of the Liquid Nutrition Business. Liquid Nutrition's primary target market comprises educated, health-conscious and time-sensitive adults in urban centers, particularly 18 to 49 year-olds. The concept also appeals to other market segments, including those individuals who are attempting to lose weight and to those who are looking for a meal-replacement solution, as well as baby boomers, children/students and condition-specific consumers such as diabetics. Liquid Nutrition is launching a franchise system to allow it to grow across North America and international markets rapidly and without substantial corporate capital investment.

The health food bar offers functional beverages that can serve as a snack, meal replacement or functional beverage. Liquid Nutrition’s smoothies are not meant to be a dessert, and unlike a lot of its competitors, Liquid Nutrition does not use ice cream or sorbet as a base. Liquid Nutrition’s nutritious drinks comprise a combination of juice, milk, soy or almond milk blended with selected fruits, ice, honey or stevia, a natural sweetener. The customer can also add protein powder, multivitamins, pre-or-post workout supplements, essential minerals and energy boosters at a minimal cost. All products available as add-ins to the smoothie can also be purchased from the store in the health supplements section. Several smoothies are also offered in a "warm format" to cater to the winter months.

Liquid Nutrition’s supplements focus on three main categories:

(a)	sports nutrition;
(b)	multivitamins; and
(c)	diet and detoxification.

In addition to its smoothies, Liquid Nutrition offers other nutritional drinks including vitamin-infused waters and freshly squeezed fruit and vegetable juices containing whole fruits and vegetables. It also offers hot beverages such as fair trade organic and healing teas and organic coffees. The Liquid Nutrition menu also includes organic snacks and bars, healthy sandwiches, soups and salads.

Liquid Nutrition stores will be one of three formats. The traditional (standard) store will have a small footprint in high traffic areas, generally 400 to 600 square feet, which will provide adequate space for shelving of retail supplements (and other products) and a counter to take and deliver orders. Demographic studies will aid in the site selection to make sure the target customer is well within reach. The second store concept which has been developed is the kiosk model which is approximately 200 square feet in size and is ideal for high volume locations where space is at a premium (such as pathways, premium meal food courts and airports). A third store format is a counter top format which is ideal for insertion into an existing business. This concept is an ideal partner for businesses that fit with the Liquid Nutrition lifestyle and attract the Liquid Nutrition demographic (such gyms, hospitals, universities and any existing food services restaurants).

Background To The Industry And Industry Trends

Trend Toward More Healthful Consumption

The percentage of Canadians who are overweight or obese has risen dramatically in recent years, consistent with a worldwide phenomenon. A joint study by Statistics Canada and the US Centers for Disease Control reported the prevalence of obesity in Canada during 2007-2009 as 24.1%, over 10 percentage points lower than in the United States (34.4%) . Obesity is defined as having a BMI, or body mass index, of 30 or above). In the United States, obesity has risen steadily for four decades and at epidemic rates during the past twenty years, according to American Obesity Association data. Further, as of 2007, at least two-thirds of the United States adult population was defined as overweight.

Widespread media focus on obesity and its causes such as behavioural and social factors, inactive/unhealthy lifestyle, high fat foods/snacks, and on the responsibility of packaged foods companies, restaurants/foodservice, and schools in making healthier fare more widely available in order to compel consumers to re-evaluate health, nutrition and lifestyle choices adopted years ago. This re-evaluation includes considering the role functional foods and beverages could or should play in diets. Functional foods can be defined as foods which have components that provide health benefits beyond basic nutrition. Examples of functional foods include soy, oats, flaxseed, grape juice, phytosterol/stanol-enriched margarine, eggs enhanced with omega-3 fatty acids, foods fortified with herbal preparations, psyllium and some smoothies.

The growing aging population in North America is increasingly focusing on how diet and food choices can affect their health and well-being, scrutinizing what they eat and drink. Today’s consumer is more proactive, looking for healthful, functional foods to prevent illness and chronic conditions without the cost of medical intervention, resulting in premium retailers (such as Whole Foods) which are dedicating valuable space to functional drinks and smoothies.

Encompassing a much broader conception of health, the idea of "wellness" is becoming more prevalent among consumers looking to implement healthy changes in their lifestyle. The idea of overall wellness is evolving as consumers continue their quest for something broader than physical and medical health. In addition to buying foods that are good for them, wellness-driven consumers want to be inspired by the foods they purchase. Functional products that fulfill the overall health goals of consumers while making them feel good about their purchase will likely experience more success than those that just provide health-related product claims and nutritional information. Development of the view that functional foods and beverages are emerging at a time when foods and beverages in general, including those that are fortified or engineered and those that are inherently healthy, are being touted with growing frequency as superior delivery systems for many of the same nutrients consumers look for in nutritional supplements.

According to market research, there is a high level of consumer interest in the special nutritional features of food and beverage products. Traditionally only available in premium grocery channels, increased attention and demand for these products has pushed functional foods into the mainstream grocery stores. In a recent online poll of 2,600 adults by Packaged Facts in 2009, 83% indicated that they had purchased beverage products within the last 12 months specifically for their distinctive nutritional benefits. Management of Liquid Nutrition is of the opinion that consumers prefer foods over pills as a delivery vehicle for special nutrition. Nearly half of United States consumers (45%) prefer to buy foods for nutritional benefits rather than vitamins/supplements, and only a fourth (24%) prefer to take pills (Packaged Facts, 2009). Nearly half of American adults are increasingly on the lookout for foods and beverages with a special nutritional edge. A market research study of 2,012 Canadians (18 years and older) by Decima Research indicates that 57% of Canadians choose foods for desirable nutritional qualities.

The Role of Convenience

Consumers are faced with the challenge of fitting this healthy diet into hectic schedules that often force them to skip meals and eat on the go, routinely resulting in unhealthy snack and meal choices.

According to industry sources, healthy foods and beverages such as nutritional/energy/wellness bars and bottled energy, sport and water beverages have long been growing in popularity (Packaged Facts, Functional Foods and Beverages in the United States, 4th Edition, May 2009). The trend is moving toward lifestyle management such that products are becoming more convenient, both in their portability (as with nutritional bars and single-serve beverages) and in their ready-to-eat format. Consumers are increasingly interested in the health benefits of foods and have begun to look beyond the basic nutritional benefits to the potential disease prevention and health enhancing compounds contained in many foods. The global functional foods market was valued at $164 billion in 2007 and is expected to grow to $240 billion by 2012, as manufacturers expand production of functional foods that deliver "health solutions" to support specific bodily functions (according to www.nutraingredients.com, February 16, 2009). These figures represent a compound annual growth rate of 7.9% during the five-year period.

Across global regions, energy, sports, and energy/sport/nutraceutical drinks (i.e., designer beverages that are purely functional in nature, as opposed to natural beverages with functional attributes or fortification) are by far the most common new functional product introductions, accounting for almost one-third of all functional product launches internationally.

It is estimated by Packaged Foods (Functional Foods and Beverages in the United States, 4th Edition, May 2009, Rockville, MD.) that United States retail sales of functional foods and beverages totalled $30.7 billion in 2008 across all retail sectors, up 6% from 2007 sales of $29.0 billion, which number includes shelf-stable bottled juice drinks, blends and smoothies purchased at grocery and convenience stores, as well as made-to-order beverages). This performance reflects a slow-down from the 8% growth rate seen in 2007, reflecting both the increasing maturity of the market and the impact of recessionary pressures on consumer spending on "fancier" and less essential food and beverage items. In 2008, the functional foods and natural health products sector in Canada reported significant growth in recent years, both in terms of the size of the domestic market and in terms of export sales. According to research performed for Nutri-Net Canada (Report: "Working together for a healthy Canada - a strategy for the Canadian Functional Foods & Natural Health Products Sector" available at www.nutrinetcanada-nnc.ca/resources.aspx), Canada’s share of the more than $100 billion global market for functional foods and dietary supplements is $3.2 billion (2.6%) .

Functional Beverage Market

Historically, the functional beverage market has performed relatively well but, like many other categories, sales declined in 2009 as a deepening recession, limited discretionary incomes. and historically low levels of consumer confidence all impacted this largely discretionary market. According to Mintel International ("Mintel") (research regarding Functional Beverages in the United States for 2010), FDMx (food, drug and mass merchandisers, excluding Wal-Mart) functional beverage sales grew an impressive 25% during 2004 to 2008, but declined over 2% in current prices, from $9.2 billion in 2008 to $9 billion in 2009. Further, Mintel projects sales to increase 7% to reach $9.7 billion in current prices during 2009-2014, reflecting decline of 3% in inflation-adjusted terms (see Figure 1).

Figure 1: FDMx sales and forecast of functional beverages, at current prices, 2004-2014 (2009-2014 numbers are forecasted).

Smoothies

The expansion of the smoothie industry has experienced significant growth in recent years according to Koncept Analytics, US Smoothies Market: Trends and Opportunities, 2007. Since the smoothie industry relies heavily on fresh fruit and juices for its ingredients, the eco-environment has an important role. Consumers, especially in the 18 to 24 year-old range are embracing the product as a healthy and portable meal alternative with 15 of these brands still being "fresh" being franchised in the past 5 years. On average, the brands have grown by 15-20% each year. The smoothie industry’s new offerings are using emerging flavours and branch off of smoothies with other drink types. Smoothie companies have remained on track with current food trends, using all natural, low-calorie and other key properties to build sales. According to a smoothie market research study conducted by Mintel in 2010 (Made-to-Order Smoothies and Shakes, Mintel International Group Limited, 2010), some 42% of respondents have bought fresh smoothies from a smoothie shop, juice bar, or restaurant in the past three months. While usage remains infrequent (an average of 1.6 times in three months), Mintel finds acceptance has grown significantly since their last survey up from 35% in 2009.

Figure 2: Sales of functional yogurt drinks and smoothies in the United States 2004 to 2009, and forecasted sales 2010 to 2014.

Franchise Industry Trends

The fitness, health, and personal care sector has been identified as one of the fastest growing sectors in the franchise industry by Franchise Update Media Group, San Jose, CA, a leading integrated content provider in the franchise area. This sector, which includes gyms, fitness centers, nutrition, recreation and sports, spas, tanning centers, and "healthy" fast food, provides targeted opportunities for many demographic groups. The Canadian Franchise Association and US Franchise Association both listed health and nutrition as one of the fastest growing sectors in franchising in 2009. The increase in childhood obesity has given rise to fitness centers and programs that combine fun and education for the younger set. Increased attention paid to physical fitness and awareness of functional foods and improved nutrition by 18 to 49 year olds, as well as a real need for convenience contributes to the growth of this franchise category. Baby Boomers and seniors also need fitness, health, and nutrition programs tailored to their age group. Liquid Nutrition’s target customer is between the ages of 18 to 49, well-educated, and committed to living a healthy lifestyle. Liquid Nutrition strives to be a one-stop shop for the consumer, providing nourishment and education. Well-trained staff with backgrounds in health disciplines are well poised to be able to serve customers in this sector.

Operations Of Liquid Nutrition

Liquid Nutrition carries on its franchise business through LNFC which is currently headquartered in Oakville, Ontario. LNFC is in the process of hiring functional positions in Toronto for a Franchise Development Coordinator, Product Sourcing / Distribution Coordinator.

Liquid Nutrition has seven franchised stores operating in Montreal operated by LNI.

All components of Liquid Nutrition’s offering will be focused on a franchise system, both development and maintenance. The franchise program is centralized and will include all operational elements to ensure the franchisee is successful. As the system grows, Liquid Nutrition will add additional regional support staff, one staff position for every 30 store openings.

To ensure efficient and effective distribution of all food and retail product to franchise stores, Liquid Nutrition has entered into a master distribution agreement with Dubord & Rainville Inc. on April 12, 2011 through to September 30, 2013, pursuant to which Dubord & Rainville Inc. will be responsible for fulfillment of supplies such as fresh fruit at the store level throughout Quebec and Ontario.

Business Development Strategies Of Liquid Nutrition

General

Through franchising, Liquid Nutrition has a number of opportunities that only large chains are able to capitalize upon. Expansion without the requirement of vast amounts of corporate capital will allow Liquid Nutrition to extend its market reach in Canada, as well as the United States, during the initial, and many times most important, stage of the business. Franchising also allows for the duplication of the franchise’s operations to ensure that each Liquid Nutrition unit is known for quality, uniformity, and consistency. Once several units are developed, Liquid Nutrition will be able to sustain a consistent revenue stream and, with required local and corporate advertising percentages (as well as key relationships), afford costly advertising channels that would otherwise be too expensive for a limited number of corporate-owned units across major markets. The secondary opportunity with additional potential is the supply of the unique Liquid Nutrition product to the franchisees and the impending revenues generated through the distribution of the product. In the packaging or privately labelling of products, Liquid Nutrition will allow its franchisees to utilize economies of scale to gain efficiencies in the system. The addition of NBA superstar - Steve Nash and of the Additional Athletes and Advisors is expected to have a considerable impact on the potential of both the unit level sales, as well as the sale of individual or multi-unit franchises.

Growth Strategy

The growth of the Liquid Nutrition is dependent upon its ability to:

(a)	initiate and grow the current system of franchises;

(b)	execute its current strategy for growth;

(c)	locate new retail sites in prime locations; and

(d)	obtain qualified operators to become Liquid Nutrition franchisees.

To achieve steady and escalated growth of our franchise network Liquid Nutrition expects rapid North American growth within 18 months following the Qualifying Transaction.

To this end, Liquid Nutrition has targeted 35 markets in the United States and Canada and 10 international territories considered to be ideal locations for Liquid Nutrition stores. It is intended that each of these 35 markets will support master franchise agreements with a minimum commitment of 10 stores.

These stores will be supported by the planned opening of two market development units (Toronto and Los Angeles). These two flagship stores will serve to populate the brand message of Liquid Nutrition to prospective franchisees, as well as support new and existing stores with training and research and development.

Sales and Marketing Strategy

Capitalizing on the growing trend of eating healthy and the emphasis on nutrition, Liquid Nutrition combines the two concept of health foods with vitamins and supplements to create an attractive market niche. Liquid Nutrition seeks to be contemporary and engaging for the urban consumer and believes that its brand positioning, products and store design make it unique in the industry.

Liquid Nutrition's marketing strategy focuses on promoting Liquid Nutrition as the premium, healthy, active lifestyle brand. Liquid Nutrition has partnered with Steve Nash (who was twice selected as the Most Valuable Player in the NBA) and the Additional Athletes and Advisors to assist in the promotion of passion for living a healthy, well-rounded lifestyle.

In addition to promotion by high profile spokespeople, Liquid Nutrition’s marketing efforts are primarily concentrated on creating positive local publicity.

Liquid Nutrition's marketing programs are supported by contributions to a marketing fund that is administered by Liquid Nutrition. In accordance with the franchise agreement, each Liquid Nutrition store contributes 2% of gross sales to the marketing fund (in addition to the base royalty and other franchise fees). The marketing fund is used to pay for the production of advertising and promotional material and media purchases.

From time to time, Liquid Nutrition may engage in marketing campaigns to enhance national brand awareness. Liquid Nutrition may in the future use print, radio, email, online and other advertising media in furtherance of this goal. Historically, Liquid Nutrition has not engaged in any mass media marketing programs; nevertheless, Liquid Nutrition has been featured in stories appearing in The Montreal Gazette and Newswire. Liquid Nutrition's primary media choices will be digital, Internet, mobile and social media.

Marketing Activities and Programs of Liquid Nutrition

Local Advertising

Liquid Nutrition will provide guidelines for undertaking local promotional activities. Any deviation from these guidelines will require prior approval from Liquid Nutrition. The required local advertising expenditure will be 2 percent of gross sales. Each franchisee will be required to submit an accounting of all local marketing expenditures to Liquid Nutrition within one month after they occur.

Cooperative Advertising

If two or more franchisees are established in a common market, Liquid Nutrition may adjust the manner in which local advertising dollars are spent to make combined advertising expenditures more effective. In this situation, Liquid Nutrition may require all or part of the local advertising expenditures to be used as cooperative advertising in that individual market. Liquid Nutrition will provide guidelines for undertaking co-op marketing and any deviation from these guidelines will require prior approval from Liquid Nutrition. Liquid Nutrition may elect to form a regional advisory council of franchisees at a future date to determine the use of co-op funds.

Corporate Marketing Fund

At Liquid Nutrition's discretion, franchisees will be required to contribute up to 2% of gross sales to a corporate marketing fund. These contributions will be paid concurrently with the royalty payments, but will be deposited into a separate account dedicated to the corporate marketing fund. Any company-owned units will make a similar contribution.

Generally, the fund will be used to cover the development of advertising programs, materials, creative work as well as fees payable pursuant to athlete marketing agreements. All funds will be spent by, and at the discretion of, Liquid Nutrition in order to benefit all franchisees.

COMPETITION OF LIQUID NUTRITION

General

The Quick Service Restaurant ("QSR") segment is competitive with respect to price, food quality, brand recognition, service, location and concept. In addition, the QSR segment is often affected by changes in consumer tastes and national, regional or local economic conditions. Competition within the industry comes from both established competitors and potential new market entrants, including restaurant chains based in Canada and the United States.

In addition, each Liquid Nutrition store competes for customers with other food service operators within the same geographical area. Competition, in the broadest perspective, includes restaurants, coffee shops, street vendors, convenience food stores, delicatessens and supermarkets. Certain of these food service operators sell smoothies, meal replacements and assorted functional foods.

Booster Juice

Booster Juice has over 254 units in operation in Canada. The stores offer a variety of smoothies, including high protein, berry and tropical flavours. As a complement to the smoothies, Booster Juice offers food such as quesadillas, paninis, and wraps. Booster Juice has expanded internationally, with 24 stores (India, Netherlands, Saudi Arabia, and the United Arab Emirates). Also, Booster Juice is represented in nine states within the United States and in nine provinces throughout Canada.

GNC

GNC is one of the largest global specialty retailers of nutritional products. GNC started out as a one-unit store located in downtown Pittsburgh has now grown to more than 6,700 retail locations throughout the United States and in 47 international markets.

Jamba Juice

Based out of Emeryville, California, Jamba Juice has over 740 locations in the United States. Founded in 1990, Jamba Juice is a restaurant retailer food and beverage offerings, including fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and flatbreads, and a variety of baked goods and snacks.

Jugo Juice

Jugo Juice was founded in 1998 in Calgary, Alberta with the goal to offer consumers a healthy alternative to mainstream fast food. The central product offering of Jugo Juice is smoothies. Building around this core product, the menu has expanded with consumer demand to include fresh-pressed juice, and grilled wraps and paninis. Started as a private enterprise, Jugo Juice now operates through a franchise business model, built successfully around owner-operated locations. Jugo Juice stores operate in shopping centers, office towers, street fronts, and transportation hubs. Jugo Juice has over 125 locations across Canada.

Mass Market Smoothie Manufacturers

Pre-bottled smoothies such as Odwalla, Naked Juice, and Bolthouse Farms are available in the fresh fruit and vegetable sections of supermarkets. They have a short shelf life and must be refrigerated to prevent fermentation of the fruit or spoilage of any milk-derived content. These smoothies, while not prepared fresh or customizable do offer convenience to the customer.

Robeks

Founded in 1996, Robeks offers healthful meals, with premium, blended-to-order fruit smoothies, fresh-squeezed fruit and vegetable juices, nutritious snacks and sandwiches, wraps, salads and frozen yogurt. Based in Manhattan Beach, California, Robeks has a franchise system of 140 stores in 17 states and Washington, D.C.

Smoothie King

Smoothie King is a privately held New Orleans, Louisiana-area based franchise company and nutritional lifestyle center. Smoothie King offers its guests nutritional fruit and function-based, fresh blended smoothies. The Smoothie King’s menu offers a variety of snacks, enhancers, supplements, snacks, and smoothies. Smoothie King stores operate in various locations, from airport terminals to street corners. The Smoothie King franchise is expanding across the United States and South Korea, with more than 600 locations.

Tim Hortons

Tim Hortons Inc. is a publicly-traded Canadian coffee shop known for its coffee and doughnuts and is the largest fast food service restaurant in Canada. Founded in 1964 in Hamilton, Ontario, it has more than 3,627 system wide restaurants, including 3,040 in Canada and 587 in the United States. Aside from coffee, tea, hot chocolate, and doughnuts, the Tim Hortons menu also contains muffins, croissants, tea biscuits, cookies, rolls, danishes and bagels. Since the mid-1990s, the chain has moved into other areas, including speciality and premium items such as flavoured cappuccino and iced coffees, New York-style cheesecake, breakfast sandwiches and a lunch selection that includes soups, chilli, and submarine-style sandwiches. In 2011, Tim Hortons announced its entry into the smoothie market, retailing pre-blended, mixed berry and banana-strawberry fruit smoothies.

Vitamin Industry

As a purveyor of vitamins and supplements, both as additives to its smoothies and as a direct retailer Liquid Nutrition also faces competition from the vitamin industry. Health-conscious individuals view prevention as a way to combat health care costs which results in them looking towards vitamins and other nutritional supplements.

Vitamin World

Starting in Long Island, New York in 1976, Vitamin World manufactures over 1,000 vitamins, minerals, herbs, and other nutritional supplements. These supplements come available in tablet, two-piece capsule, soft gel, powder and liquid forms for the consumer to take. This franchise program owns and operates over 400 retail stores nationwide. Vitamin World’s internet website ships over 100,000 products to over 15,000 households each month.

Competitive Advantages of Liquid Nutrition

Competitive Advantages of Liquid Nutrition

Liquid Nutrition is an innovative, Montreal-based company that is capitalizing on society’s increasing concern with healthy living. Liquid Nutrition has developed a unique hybrid health and nutrition franchise concept, combining a health food bar and a health supplement retailer. Further, Liquid Nutrition has consulted a brand consultant to develop a store concept to appeal to its target demographic.

In addition to the above, Liquid Nutrition has several core competences and competitive advantages, including:

(a)	its right to use the Nash Identification and the Additional Athletes and Advisors Identification in connection with the Endorsed Business;
(b)	real and authentic approach to health and nutrition. Fresh fruit is used as much as possible and no syrups are used, which creates a product which is as healthy and nutritious as possible;
(c)	unique menu, recipes and marketed smoothie names; and
(d)	combined smoothie quick service restaurants with retail products (vitamins/supplements).

INTELLECTUAL PROPERTY OF LIQUID NUTRITION

Registered Trade-Marks, Copyright and Domain Names

The following applications and registrations for trade-marks, copyrights and domain names are owned by Liquid Nutrition:

Trade-mark	Country of Registration	Registration or Application No.	Expiry Date
LIQUID NUTRITION	Canada	TMA786,057	December 30, 2025
LIQUID Design	United States	77/349,722	N/A
Copyright	Country of Registration	Registration No.	Expiry Date
Q LOGO	Canada	1,058,125	Author: Allison Bluett; expires 50 years following the end of the calendar year in which the author dies.
Domain name	Country of Registration	Registration No.	Expiry Date
liquidonline.com	-	-	April 16, 2011
liquidnutrition.com	-	-	September 1, 2011
liquidlife.org	-	-	September 22, 2011
liquidnutritionlife.com	-	-	October 22, 2011
liquidnutritiongroup.com	-	-	January 7, 2012
liquidnutrition.ca	-	-	January 26, 2012
liquidnutrition.co	-	-	January 27, 2012
liquidnutritionfranchise.com	-	-	January 28, 2012
liquidnutrition.me	-	-	February 14, 2012
goodtogo.me	-	-	February 14, 2012

Unregistered Trade-Marks

Liquid Nutrition owns all business and trade names, brand names, trade dress, logos, slogans and unregistered trademarks, including all goodwill associated therewith, used in carrying on the Liquid Nutrition business (collectively, the "Unregistered Trade-marks"). Liquid Nutrition intends to file an application for registration in Canada and internationally of its distinctive "Q" logo as a trade-mark in the next six (6) months. Liquid Nutrition intends to register the trade-mark "Liquid Nutrition" in the United States and internationally in the next six (6) months. Liquid Nutrition also intends to register the trade-mark "good to go" in Canada, in the United States and internationally in the next six (6) months. Otherwise, Liquid Nutrition does not intend to register the Unregistered Trade-marks that are actually in existence, but will nonetheless take all commercially reasonable measures to protect such Unregistered Trade-marks from infringing use.

Unregistered Copyrights

Liquid Nutrition owns all designs and copyrights used in carrying on the Liquid Nutrition business including, without limitation, all copyrights associated with advertising or marketing materials, recipes, menus, website design and content and other business-related documents (collectively the "Unregistered Copyrights"). Liquid Nutrition does not intend to register the Unregistered Copyrights that are actually in existence, but will nonetheless take all commercially reasonable measures to protect such Unregistered Copyrights from infringing use.

Software

Liquid Nutrition owns rights to any licensed software used in carrying on the Liquid Nutrition business.

Licenses to Use the Nash Identification and the Additional Athletes and Advisors Identification

Liquid Nutrition has been granted licenses to use the Nash Identification and the Additional Athletes and Advisors Identification. The rights granted pursuant to such licenses cannot be registered, but Liquid Nutrition intends to take all commercially reasonable measures to protect its rights as licensee.

Trade Secrets and Confidential Information

Liquid Nutrition owns trade secrets (including know-how) and confidential information which are being protected through confidentiality provisions and other similarly restrictive covenants contained in agreements entered into by Liquid Nutrition and the parties having access to such trade secrets and confidential information. In particular, the franchise agreement to be entered into by Liquid Nutrition and its franchisees will contain covenants aimed at maintaining and protecting the confidentiality of Liquid Nutrition’s trade secrets and confidential information. The trade secrets and confidential information owned by Liquid Nutrition include all trade secrets and confidential information used in carrying on the Liquid Nutrition business including, without limitation, concept know-how, special methods of preparing food, special and confidential recipes, product specifications, secret formulas, information regarding ingredients and suppliers, food supply guidelines, special methods of merchandising food products and services, customer-service techniques, advertising materials and strategies, marketing plans and materials, clients lists, telephone numbers, operational procedures, site selection guidelines, suggested pricing guidelines, business plans as well as the use of distinctive design, decor and furnishings and information on suppliers of same.

The intellectual property rights of Liquid Nutrition described in this section are collectively referred to as the "Intellectual Property Rights".

SUMMARY AND ANALYSIS OF FINANCIAL OPERATIONS OF LIQUID NUTRITION AND LNI

The following is selected financial information with respect to the consolidated balance sheet of Liquid Nutrition as at December 21, 2010, attached as Schedule "C" hereto:

As at December 21,
2010
($)

Intangible Assets	27,540

Shareholders' Equity	27,540

The following is a schedule of sales of LNI for the 52 week periods ended September 28, 2008, September 27, 2009, September 26, 2010 and the period from September 27, 2010 to December 31, 2010.

	52 weeks ended	52 weeks ended	52 weekends ended	September 27, 2010 to
	September 28, 2008	September 27, 2009	September 26, 2010	December 31, 2010
	($)	($)	($)	($)

Sales	1,697,573	1,975,512	1,784,432	280,848

The following is a schedule of pro forma consolidated revenues presenting the revenues that would have been earned by Liquid Nutrition had the Franchise Agreement between Liquid Nutrition as franchisor and LNI as franchisee, dated March 31, 2011, been in place in the periods presented. Royalties are calculated at 6% of revenues of LNI and sourcing and distribution revenues are calculated at 1.5% of the cost of the products sold by LNI.

	52 weeks ended	52 weeks ended	52 weekends ended	September 27, 2010 to
	September 28, 2008	September 27, 2009	September 26, 2010	December 31, 2010
	($)	($)	($)	($)

Royalties	101,854	118,531	107,066	16,851

Sourcing and distribution revenues	8,912	10,371	9,368	1,474

	52 weeks ended	52 weeks ended	52 weekends ended	September 27, 2010 to
	September 28, 2008	September 27, 2009	September 26, 2010	December 31, 2010
	($)	($)	($)	($)

Total:	110,766	128,902	116,434	18,325

MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATING RESULTS AND FINANCIAL
CONDITION OF LIQUID NUTRITION

The following discussion and analysis includes financial information from, and should be read in conjunction with, the consolidated opening balance sheet of Liquid Nutrition as at December 21, 2010, and the notes thereto appearing as a schedule to this Information Circular and the disclosure contained throughout this Information Circular.

This management discussion and analysis contains forward-looking statements that are based on management’s current expectations, estimates, projections and assumptions. In view of the fact that Liquid Nutrition is a new business, this analysis involves a number of risks and uncertainties. The following discussion and analysis must be read in conjunction with various risk factors outlined in this Information Circular.

Overview

Liquid Nutrition was incorporated under the CBCA on December 2, 2010 and commenced operations on December 21, 2010. Liquid Nutrition’s year-end is the Sunday closest to September 30. The financial statements consist of the consolidated opening balance sheet of Liquid Nutrition for the day it commenced operations. Accordingly, the analysis is limited in this regard.

Liquid Nutrition was created to carry on business as an international franchisor of nutritional smoothie, food, vitamin and supplement stores, committed to bringing healthy and delicious eating to communities around the world.

The following transactions occurred on December 21, 2010:

Oxbridge Bank agreed to a $7,900,000 reduction of the stated capital of its investment in LNI’s shares in exchange for specified assets of LNI as described in the special resolution of the shareholders of LNI approving the reduction of stated capital. These specified assets include 100 Class A quotas of Liquid Nutrition SRL, and intangible assets of LNI, including all trademarks, trade names, brand names, logos, slogans, designs, copyrights, trade secrets and other know-how, whether registered or not, including all associated goodwill, and software, domain names and other items listed in the agreement.

Liquid Nutrition issued 7,900,000 Common Shares at a subscription price of $1 per share to Oxbridge Bank in exchange for the specified assets of LNI described above.

Liquid Nutrition acquired 100 common shares of LNFC at a price of $1 per share. LNFC, which was incorporated on November 24, 2010, will carry on the Liquid Nutrition franchisor business pursuant to a license agreement between Liquid Nutrition and LNFC. In addition, on December 21, 2010, LNFC signed an Intellectual Property Sub-License Agreement with LNI whereby royalties will be calculated at 6% of revenues of LNI and sourcing and distribution revenues will be calculated at 1.5% of the cost of products sold by LNI. On March 31, 2011, the Intellectual Property Sub-License Agreement was terminated and the LNI Franchise Agreement, having similar payment terms, was entered into between LNFC and LNI.

The acquisition of the intangible assets noted above is a Related Party transaction and was measured at the carrying amount of the assets received. The carrying amount of the assets received was $27,540.

The intangible assets were recorded at their carrying value for accounting purposes, however for tax purposes these intangible assets were recorded at the subscription amount of $7,900,000, as adjusted per tax legislation, thereby resulting in a future income tax asset. As Liquid Nutrition has recently been incorporated and does not have any operating profits this tax asset has not been recorded on the balance sheet.

Operating Results

Liquid Nutrition does not yet have any operations, however, for illustrative purposes, the pro forma consolidated revenues of Liquid Nutrition were calculated to present the revenues that would have been earned by Liquid Nutrition had the Intellectual Property Sub-License Agreement between LNFC and LNI entered into on December 21, 2010 been in place previously.

The pro forma consolidated revenues of Liquid Nutrition for the 52-week period that would have ended on September 26, 2010 would have been $116,434, which would have been 9.7%, or $12,468, less than in the 52-week period that would have ended on September 27, 2009. The decrease in revenues would have been due to the fact that LNI reduced the number of stores in operation from 10 to 7 during the 2010 period. The result is that the total revenues were down, however the Liquid Nutrition revenues per store would have been slightly higher than in the previous period.

The pro forma consolidated revenues of Liquid Nutrition for the 52-week period that would have ended on September 27, 2009 would have been $128,902, which would have been 16.4%, or $18,136, more than in the 52-week period that would have ended on September 28, 2008. The increase in revenues would have been due to the fact that LNI, which was operating the same number of stores in each period, managed to increase revenues due to a combination of more focus on sales, a more developed product and marketing plan, and weather patterns during peak periods.

Liquid Nutrition does not have any other operations to consider. Liquid Nutrition plans to sign up additional franchisees in order to grow its customer and revenue base.

Liquidity and Financial Condition

Liquid Nutrition currently has no liquid assets as its opening balance sheet consists solely of the intangible assets transferred to Liquid Nutrition in exchange for shares. On December 21, 2010, Liquid Nutrition entered into a letter agreement with Lime Hill, pursuant to which Lime Hill and Liquid Nutrition intend to complete a business combination by way of an amalgamation to form a new company. It is intended that this transaction, when completed, will constitute the qualifying transaction of the Corporation pursuant to Policy 2.4 of the TSX Venture Corporate Finance Manual. The Transaction is subject to the policies of the TSXV relating to qualifying transactions, as well as shareholder approval of Lime Hill and Liquid Nutrition.

The intention of this transaction is to facilitate the infusion of financing to Liquid Nutrition to assist it in executing its business plan.

This management discussion and analysis as at December 21, 2010 should be read in conjunction with Liquid Nutrition's audited consolidated balance sheet as at December 21, 2010 and the schedule of pro forma consolidated revenues, which are attached as schedules to this Information Circular.

ACQUISITIONS AND DISPOSITIONS OF LIQUID NUTRITION

Other than the acquisitions described under the heading "Information Concerning Liquid Nutrition - Corporate Structure and History of Liquid Nutrition", Liquid Nutrition has not been a party to any acquisitions or dispositions.

PROPERTIES OF LIQUID NUTRITION

Liquid Nutrition does not own any real property and does not lease real property.

LNFC does not own any real property; however, LNFC is party to a lease dated as of February 23, 2011 with Katalex Holdings Inc. for the lease of its head office on 1282A Cornwall Road, Oakville, Ontario, L6J 7W5 (the "LNFC Toronto Lease"). The monthly rent pursuant to the LNFC Toronto Lease is $1,650 per month. The LNFC Toronto Lease expires on June 30, 2013. The leased space is comprised of 1,100 square feet of office space.

LNFC believes that its current leased space is adequate for its anticipated short-term and medium-term requirements and objectives.

MANAGEMENT KEY PERSONNEL

Glenn Young, Chief Executive Officer, President and Director

Mr. Young, age 46, is the Chief Executive Officer, President and a director of Liquid Nutrition. In this capacity Mr. Young is responsible for the execution of the strategic plan of Liquid Nutrition, as well as implementing the decisions, guidelines and policies of the board of directors. Mr. Young devotes approximately 100% of his time to Liquid Nutrition. Mr. Young's principal occupation during the last five years has been serving as the President of Liquid Nutrition since June 2010. Prior thereto, Mr. Young was the Senior Vice-President, Sports, Entertainment and Media for International Management Group Canada. Mr. Young has extensive experience in the sales and marketing industry.

Mr. Young has entered into a non-competition and non-disclosure agreement with Liquid Nutrition.

Mark O'Hara, Chief Financial Officer

Mr. O'Hara, age 46, is the Chief Financial Officer of Liquid Nutrition as a part-time independent contractor. In this capacity, Mr. O'Hara is responsible for overseeing the financial operations of Liquid Nutrition which includes duties relating to budgeting and planning regulatory compliance and risk management. Mr. O'Hara devotes approximately 35% of his time to Liquid Nutrition. Mr. O'Hara’s principal occupation during the last five years has been serving as an independent financial consultant and prior to that serving as the Chief Financial Officer of Air Liquide Middle East & North Africa FZCO, a global player in the Middle Eastern industrial gases market. Mr. O'Hara is a Chartered Accountant and senior financial executive with significant experience across the retail, hospitality, healthcare and industrial manufacturing industries.

Mr. O'Hara has not entered into a non-competition and non-disclosure agreement with Liquid Nutrition.

DIRECTORS AND OFFICERS OF LIQUID NUTRITION

The following table describes the names and the municipalities of residence of the directors, senior officers, executive officers and the management of Liquid Nutrition, their positions and offices with Liquid Nutrition, their principal occupations during the past five years, and their shareholdings in Liquid Nutrition.

Number of Liquid
Name and Municipality of		Principal Occupation and Positions with	Nutrition Shares
Residence	Position	Reporting Issuers during the Past Five Years	Owned
Greg Chamandy, Montreal, Quebec	Director

Chairman and Chief Executive Officer of Gildan Active Wear Inc. from 1984 to 2004. In 2004, Mr. Chamandy retired from Gildan and in 2005 he became Chairman and co-owner of Europe’s Best Inc., North America’s largest selling brand of frozen fruit, which was sold to JM Smucker in 2008. Currently also the Chairman of Oxbridge Bank, a Barbados private bank catering to high net worth individuals. Executive Chairman of Richmont Mines Inc., a Canadian-based gold producer listed on the Toronto and New York Stock Exchanges.

7,650,000(1)

Glenn Young, Oakville, Ontario	President, CEO and Director	President and CEO of Liquid Nutrition Since January 1, 2011; prior thereto the Senior Vice- President, Sports, Entertainment and Media of International Management Group Canada.	250,000(2)

Number of Liquid
Name and Municipality of		Principal Occupation and Positions with	Nutrition Shares
Residence	Position	Reporting Issuers during the Past Five Years	Owned
Mark O'Hara, Oakville, Ontario	CFO

Chartered Accountant and senior financial executive with significant experience across the retail, hospitality, healthcare and industrial manufacturing industries. Prior to joining LNGI, Mr. O’Hara was Chief Financial Officer for Air Liquide Middle East & North Africa FZCO, based in Dubai, where he lead the start-up of all accounting and finance activities in the region.

Nil

Mathieu Gendron, Montreal, Quebec	Secretary

Lawyer at Heenan Blaikie LLP, one of the leading law firms in Canada. His practice includes corporate reorganizations and financings, with a particular emphasis on tax impact and securities related issues. Prior to joining Heenan Blaikie LLP in 2006, Mr. Gendron worked with another law firm specializing in business law.

Nil

Notes:

(1)

These Liquid Nutrition Shares are owned by Oxbridge Bank, a Barbados company controlled by Mr. Chamandy. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young has the option to purchase a further 400,000 Liquid Nutrition Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Employment Agreement".

(2)

Mr. Young has an option to purchase 400,000 Liquid Nutrition Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition -Compensation of Directors and Officers of Liquid Nutrition - Employment Agreement".

COMPENSATION OF DIRECTORS AND OFFICERS OF LIQUID NUTRITION

For the purposes of this section, "Named Executive Officers", means the director, the president, CEO and director and the secretary of Liquid Nutrition, respectively Greg Chamandy, Glenn Young and Mathieu Gendron.

Executive Compensation

The following table sets forth the total compensation to be paid to or earned by Liquid Nutrition's Named Executive Officers during the first financial year ending September 25, 2011.

	Year		Share-	Option-	Non-Equity
Name and	Ending on		Based	Based	Incentive Plan		Pension	All Other	Total
Principal	September	Salary	Awards	Awards	Compensation		Value	Compensation	Compensation
Position	25, 2011	($)	($)	($)	($)		($)	($)	($)
Long-
					Annual	Term
					Incentive	Incentive
					Plans	Plans
Greg Chamandy Executive Chairman		Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Glenn Young Chief Executive Officer, President and Director		120,000	Nil	Nil	30,000(1)	Nil	Nil	Nil	150,000

Mark O'Hara Chief Financial Officer	60,000(2)	Nil	Nil	Nil	Nil	Nil	Nil	60,000

Mathieu Gendron Secretary	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:
(1):

This is the minimum bonus payable to Mr. Young. This bonus may be higher depending on the performance of Liquid Nutrition. See "Information Concerning Liquid Nutrition - Compensation of Officers and Direcors of Liquid Nutritioin - Employment Agreement".

(2)	Mr. O'Hara is paid a monthly retainer of $5,000.

Outstanding Option Based Awards (other than the Glenn Young Call Option)

Liquid Nutrition does not have any outstanding options based awards.

Employment Agreement

Other than as described below, Liquid Nutrition is not party to any employment agreements with any of its executive officers.

Glenn Young and Liquid Nutrition have entered into an employment agreement dated effective January 1, 2011, pursuant to which:

(a)	Mr. Young is paid an annual base salary of $120,000, subject to increase or decrease in the manner set forth below (the "Base Salary");

(b)

Mr. Young is entitled to receive a yearly bonus equal to the greater of (i) the Guaranteed Bonus and (ii) the amount by which the Annual Store Bonus, plus the International Franchise Bonus, exceeds the Base Salary minus $120,000;

(c)

if, at the end of a fiscal period of Liquid Nutrition, the total of the Annual Store Bonus and $120,000 exceeds the Base Salary for such period, the Base Salary during the subsequent fiscal period of Liquid Nutrition will, without duplication, be increased by such excess amount; and

(d)

if, at the end of a fiscal period of Liquid Nutrition, the Base Salary for such period exceeds the total of the Annual Store Bonus and $120,000, the Base Salary during the subsequent fiscal period of Liquid Nutrition will, without duplication, be decreased by such excess amount;

Should Mr. Young’s employment be terminated for any reason, other than cause or resignation, he is to be entitled to severance payment as follows:

(a)

if Mr. Young has accumulated less than ten (10) years of continuous service with Liquid Nutrition, Mr. Young shall be entitled to a lump sum indemnity equivalent to twelve (12) months of the Base Salary (as defined above); or

(b)

if Mr. Young has accumulated more than ten (10) years of continuous service with Liquid Nutrition, Mr. Young shall be entitled to a lump sum indemnity equivalent to eighteen (18) months of the Base Salary (as defined above).

Mr. Young was also granted by Oxbridge Bank the option to purchase up to 650,000 Liquid Nutrition Shares at an aggregate exercise price equal to $1 for each tranche of shares (the "Glenn Young Call Option"). The right to purchase a first block of 250,000 Liquid Nutrition Shares vested on March 1, 2011 and has been exercised by Glenn Young. The right to purchase the two remaining tranches of 250,000 Liquid Nutrition Shares and 150,000 Liquid Nutrition Shares will respectively vest on March 1, 2012 and March 1, 2013, provided that Glenn Young is still employed by Liquid Nutrition at such time.

Liquid Nutrition also granted Mr. Young a non-transferable right of first refusal for a ten store franchise in the State of Florida, with the exception of the Miami area, and for up to ten stores in the Cayman Islands. Mr. Young's right of first refusal is exercisable for thirty days upon receipt by Liquid Nutrition of a bona fide third party offer, with a minimum deposit of 10% of the applicable franchise fee, for a franchise in the State of Florida or the Cayman Islands. Upon exercising his right of first refusal, Mr. Young may select the locations of the Florida franchise stores and the locations of the Cayman Islands franchise stores. In both cases, the initial franchise fee will be waived by Liquid Nutrition, but all other costs will be borne by Mr. Young. It is a condition of the right of first refusal that the franchise agreement for each franchise store shall provide that any and all interests therein may not be sold, transferred, assigned or otherwise disposed of during the first three years of the franchise.

During the period of his employment with Liquid Nutrition and for a period of twelve month (12) months immediately following the termination of his employment, Mr. Young agreed that he shall not, either alone or in conjunction with any other person as principal, agent, shareholder or employee or in any manner whatsoever, directly or indirectly, carry on or be interested in or advise, lend money to, or guarantee the obligations of or permit his name to be used by any person or persons, engaged in or concerned with or interested in a business competing with or otherwise similar to the business carried on at that time by Liquid Nutrition within the territory of Canada.

Given the nature and scope of his position and duties with Liquid Nutrition, Mr. Young acknowledged that he is a fiduciary of Liquid Nutrition.

Mr. Young agreed that during the period of his employment with Liquid Nutrition and for a period of two (2) years immediately following the termination of his employment, he shall not, on his own behalf or on behalf of any person, whether directly or indirectly, in any capacity whatsoever alone, through or in connection with any person:

(a)

solicit any customer, supplier, distributor or consultant of Liquid Nutrition or procure or assist in the soliciting of any such customer, supplier, distributor or consultant for the purpose of competing with the business of Liquid Nutrition as carried on at that time throughout the world;

(b)

solicit, induce or influence any of the customers, suppliers, distributors or consultants of Liquid Nutrition to discontinue or reduce the extent of the relationship any such customer, supplier, distributor or consultant may have with Liquid Nutrition or otherwise interfere with such relationship; or

(c)

recruit, solicit, employ or try to employ any individual who was employed by Liquid Nutrition within the six (6) month period prior to such recruiting, solicitation, employment or attempt to employ or try to entice such individual to quit his employment with Liquid Nutrition without the prior written approval of Liquid Nutrition.

Mr. Young agreed that during the period of his employment with Liquid Nutrition and at all times following the termination of his employment, he shall not directly or indirectly, use, divulge, diffuse, sell, circulate or otherwise distribute to any person, or otherwise disclose to the public, any Confidential Information.

Compensation of Directors

The aggregate cash compensation paid to the directors of Liquid Nutrition for services rendered in their capacities of directors during the first financial year ending September 25, 2010 was nil.

Plans and Share Options

Liquid Nutrition does not currently have a stock option plan. Oxbridge Bank has granted to Glenn Young the Glenn Young Call Option.

Other Compensation

Other than as set forth herein, Liquid Nutrition does not expect to pay any additional compensation to the Liquid Nutrition officers or its directors during the first financial year ending September 25, 2011.

DESCRIPTION OF SHARE CAPITAL OF LIQUID NUTRITION

The authorized capital of Liquid Nutrition consists of an unlimited number of common shares without nominal or par value.

The holders of common shares are entitled to one vote per share at all meetings of shareholders, to receive any dividend declared by Liquid Nutrition on the common shares and to receive the remaining property of Liquid Nutrition upon dissolution, liquidation or winding-up of Liquid Nutrition. Liquid Nutrition may at any time and from time to time purchase any issued common shares outstanding from any holder of the same, and such purchase need not to be made pro rata from the holders of such shares.

PRIOR SALES OF SECURITIES OF LIQUID NUTRITION

Liquid Nutrition Securities Issuances

Other than the Liquid Nutrition Private Placements, securities in Liquid Nutrition have been issued as follows, since its incorporation on December 2, 2010:

				Nature of
		Issue Price	Aggregate Issue	Consideration
Date	Number and Class of Securities	Per Share	Price	Received
December 21, 2010	7,900,000 Common Shares (1)	$1	$7,900,000	Intellectual Property Rights and shares of subsidiaries

January 17, 2011	1,000,000 Common Shares (2)	$1	$1,000,000	Assignment of License to use the Nash Identification

January 17, 2011	1,000,000 Common Shares(3)	$1	$1,000,000	1,000,000 Class A Common Shares of LNI(2)

February 18, 2011	$2,500,000 principal amount of Liquid Nutrition Debentures	N/A	$2,500,000	Cash

March 31, 2011	700,000 Common Shares(4)	$1	$700,000	License to use the Additional Athletes and Advisors Identification

Notes:

(1)

These Liquid Nutrition Shares were issued to Oxbridge Bank as part of the Liquid Nutrition Reorganization as of December 21, 2010. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young has the option to purchase a further 400,000 Liquid Nutrition Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition - Employment Agreement".

(2)	These shares were redeemed and cancelled as of January 17, 2011.

(3)	These Liquid Nutrition Shares were issued to SNE initially, and then 130,000 of these Liquid Nutrition Shares were transferred to Brandon Kou as of January 17, 2011.

(4)

This is the aggregate amount of Liquid Nutrition Shares issued to certain of the Additional Athletes and Advisors by virtue of the Athletes and Advisors Agreements. An additional 400,000 Liquid Nutrition Shares may be issuable to the other Additional Athletes and Advisors by virtue of the Athletes and Advisors Letters of Intent.

Liquid Nutrition Private Placements

The Liquid Nutrition Debenture Private Placement was completed on February 18, 2011, pursuant to which $2,500,000 principal amount of Liquid Nutrition Debentures were issued to Liquid Nutrition Debentureholders for aggregate gross proceeds of $2,500,000. The Liquid Nutrition Debentures bear interest at 9% per annum, capitalized monthly, and are convertible into one Liquid Nutrition Unit for each $0.90 principal amount or accrued interest thereon. In connection with the Liquid Nutrition Debenture Private Placement, Liquid Nutrition issued to the Agent and certain other arm's length parties an aggregate cash fee of $250,000, being 10% of the aggregate gross proceeds, and 277,778 Liquid Nutrition Debenture Agent's Options.

Immediately prior to the completion of the Amalgamation on the Closing Date, Liquid Nutrition intends to complete the Liquid Nutrition Unit Private Placement involving the issuance of a minimum of 500,000 and a maximum of 3,000,000 Liquid Nutrition Units at a price of $1.00 per unit for gross proceeds of a minimum of $500,000 and a maximum of $3,000,000. Each Liquid Nutrition Unit is comprised of one Liquid Nutrition Share and one-half of one Liquid Nutrition Warrant. Each Liquid Nutrition Warrant entitles the holder thereof to acquire one Liquid Nutrition Share at a price of $1.50 per share for five years from the date of issuance.

Pursuant to the Agency Agreement to be entered into in connection with the Liquid Nutrition Unit Private Placement, the Agent will receive a cash commission and will be granted the Liquid Nutrition Agent’s Options.

For information on the use of proceeds of the proceeds of the Liquid Nutrition Private Placements. See "Information Concerning Amalco – Available Funds and Principal Purposes".

CAPITALIZATION OF LIQUID NUTRITION

The capitalization of Liquid Nutrition as at the date hereof is as follows:

		Outstanding as at the
	Authorized	date hereof(1)
		(unaudited)
Common shares	Unlimited	$1,727,540 (9,600,000 shares)
Convertible Debentures	N/A	$2,500,000
Short-term debt	Unlimited	$250,000
Long-term debt	N/A	Nil

Note:

(1)	The contributed surplus of Liquid Nutrition as at December 21, 2010, the date of the most recent financial statements of Liquid Nutrition, was $27,540.

PRINCIPAL HOLDERS OF LIQUID NUTRITION SHARES

The only Persons, or combination of Persons, who, as of the date of this Information Circular, beneficially own, directly or indirectly, or exercise control or direction of 10% or more of the Liquid Nutrition Shares are as follows:

Name and Municipality of Residence	Type of Ownership	Number of Liquid Nutrition Shares	Percentage of Liquid Nutrition Shares Assuming Minimum Liquid Nutrition Unit Private Placement and Escrow Transfer are Completed	Percentage of Liquid Nutrition Shares Assuming Maximum Liquid Nutrition Unit Private Placement and Escrow Transfer are Completed
Greg Chamandy, Montreal, Quebec	Direct and indirect	7,650,000(1)	55.9%	47.5%

Note:

(1)

These Liquid Nutrition Shares are owned by Oxbridge Bank, which is controlled by Greg Chamandy. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young has the option to purchase a further 400,000 Liquid Nutrition Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition - Employment Agreement".

To the knowledge of Liquid Nutrition, as at the date hereof, the directors, senior officers, executive officers and Promoters of Liquid Nutrition and Associates and Affiliates of such individuals, as a group, beneficially own, directly or indirectly 7,900,000 Liquid Nutrition Shares, representing 81.4% of the issued and outstanding Liquid Nutrition Shares prior to giving effect to the Liquid Nutrition Unit Private Placement.

MATERIAL CONTRACTS OF LIQUID NUTRITION

The following are the contracts entered into by Liquid Nutrition that can reasonably be considered to be material to Liquid Nutrition:

(a)

Subscription Agreement between Liquid Nutrition and Oxbridge Bank dated as of December 21, 2010 pursuant to which Oxbridge Bank acquired 7,900,000 common shares of Liquid Nutrition in consideration for the transfer of the Intellectual Property Rights (other than the Nash Identification and the Additional Athletes and Advisors Identification) and quotas of Liquid Nutrition SRL;

(b)

License Agreement between Liquid Nutrition and LNFC dated as of December 21, 2010, pursuant to which Liquid Nutrition granted to LNFC a royalty-free license to use certain Intellectual Property Rights and the right to sub-license the Intellectual Property Rights to third parties;

(c)

Assignment Agreement between Liquid Nutrition and LNI dated as of January 17, 2011 pursuant to which LNI assigned to Liquid Nutrition all of its rights and obligations in the Promotion and Endorsement Agreement it had entered into with SNE on June 8, 2010;

(d)	Sub-License Agreement between Liquid Nutrition and LNFC dated as of January 17, 2011 pursuant to which Liquid Nutrition granted to LNFC a sub-license to use the Nash Identification;

(e)

Subscription Agreement between Liquid Nutrition and SNE dated as of January 17, 2011 pursuant to which SNE acquired 1,000,000 common shares of Liquid Nutrition (some of which are held in escrow by Heenan Blaikie LLP) in consideration for the transfer of 1,000,000 Class A Common Shares of LNI to Liquid Nutrition;

(f)

Promotion and Endorsement Agreements between Liquid Nutrition and each of the Additional Athletes and Advisors dated as of March 31, 2011 pursuant to which each of the Additional Athletes and Advisors respectively granted to Liquid Nutrition the right and license to use the Additional Athletes and Advisors Identification in consideration for an aggregate amount of 700,000 Liquid Nutrition Shares;

(g)

Sub-License Agreement between Liquid Nutrition and LNFC dated as of March 31, 2011 pursuant to which Liquid Nutrition granted to LNFC a sub-license to use the Additional Athletes and Advisors Identification;

(h)

Subscription Agreements between Liquid Nutrition and each of the Additional Athletes and Advisors dated as of March 31, 2011 pursuant to which each of the Additional Athletes and Advisors acquired common shares of Liquid Nutrition (totalling 700,000 common shares in the aggregate, some of which are held in escrow by Heenan Blaikie LLP) in consideration for the Promotion and Endorsement Agreement described in paragraph (f) above;

(i)	Franchise agreement between LNFC and LNI dated March 31, 2011 pursuant to which LNI franchised the existing outlets from LNFC;

(j)	Liquid Nutrition Debenture Agency Agreement;

(k)	Sponsorship Agreement. See "Information Concerning Amalco - General";

(l)	Amalgamation Agreement. See "Background Concerning the Proposed Qualifying Transaction";

(m)	Agency Agreement;

(n)	Employment agreement between Liquid Nutrition and Glenn Young. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition - Employment Agreement";

(o)

Distribution agreement between Liquid Nutrition and Dubord & Rainville Inc. dated April 12, 2011, pursuant to which Dubord & Rainville Inc. agreed to be responsible for fulfillment of supplies such as fresh fruits to franchisees at a pre-agreed price throughout Quebec and Ontario; and

(p)

Franchise Development Agreement with Francorp Inc. pursuant to which Francorp Inc. assists Liquid Nutrition in creating its franchise program, launch a marketing and sales campaign and in recruiting, training and servicing franchisees (the whole pursuant to an Assignment Agreement between LNI and Liquid Nutrition dated as of March 31, 2011).

Copies of these agreements will be available for inspection at the office of Heenan Blaikie LLP, located at 1250 Rene-Levesque Blvd. West, Suite 2500, Montreal, Quebec H3B 4Y1 at any time during the ordinary business hours up to and including the date of the Meeting, as well as for a period of 30 days thereafter. Please contact Mathieu Gendron at (514) 846-2396.

PROMOTERS OF LIQUID NUTRITION

Greg Chamandy and Glenn Young may be considered to be the Promoters of Liquid Nutrition for the purposes of applicable securities laws in that they took the initiative in founding or organizing the business of Liquid Nutrition. Greg Chamandy owns, directly or indirectly, 7,650,000 Liquid Nutrition Shares, representing 79.7% of the issued and outstanding Liquid Nutrition Shares prior to giving effect to the Liquid Nutrition Unit Private Placement and Glenn Young owns 250,000 Liquid Nutrition Shares representing 2.6% of the issued and outstanding Liquid Nutrition Shares prior to giving effect to the Liquid Nutrition Unit Private Placement. See "Information Concerning Liquid Nutrition - Prior Sales of Securities of Liquid Nutrition".

INDEBTEDNESS OF LIQUID NUTRITION TO DIRECTORS, OFFICERS, PROMOTERS AND SHAREHOLDERS

Other than as disclosed below, Liquid Nutrition is not currently indebted to any director, senior officer, executive officer, Promoter or principal shareholder of Liquid Nutrition as of the date hereof. No director, senior officer, executive officer, Promoter or principal shareholder of Liquid Nutrition, or any Associates or Affiliates thereof, is indebted to Liquid Nutrition as of the date hereof, or was indebted to Liquid Nutrition since the date of commencement of the most recent financial year of Liquid Nutrition.

Liquid Nutrition has indebtedness of approximately $250,000 owing to Greg Chamandy, which indebtedness was incurred for general corporate purposes. The indebtedness is payable on demand without interest.

INTERESTS OF MANAGEMENT AND OTHERS OF LIQUID NUTRITION IN MATERIAL TRANSACTIONS

Other than indebtedness of approximately $250,000 owing to Greg Chamandy, none of the directors, senior officers, executive officers, Promoters or principal shareholders of Liquid Nutrition, or any Associates or Affiliates thereof, has or has had any material interest in any transaction of Liquid Nutrition or in any proposed transaction which has materially affected or will materially affect Liquid Nutrition since the date of commencement of the most recent financial year of Liquid Nutrition.

LEGAL PROCEEDINGS CONCERNING LIQUID NUTRITION

Management of Liquid Nutrition is not aware of any material litigation outstanding, threatened or pending, as of the date hereof, by or against Liquid Nutrition, which would be material to a purchaser of securities of Liquid Nutrition.

DIVIDEND RECORD AND POLICY OF LIQUID NUTRITION

Liquid Nutrition has not paid any dividends on the Liquid Nutrition Shares and does not intend to pay dividends on the Liquid Nutrition Shares in the foreseeable future. The future payment of dividends will be dependent upon the financial requirements of Amalco to fund future growth, the financial condition of Amalco and other factors which the Board of Directors of Amalco may consider appropriate in the circumstances.

AUDITORS OF LIQUID NUTRITION

The auditors of Liquid Nutrition are Deloitte & Touche LLP, Chartered Accountants, 1 Place Ville-Marie, Suite 3000, Montreal, QC H3B 4T9.

RELATIONSHIP BETWEEN LIQUID NUTRITION AND PROFESSIONAL PERSONS

Legal counsel to Liquid Nutrition is Heenan Blaikie LLP, 1250 Rene Levesque Boulevard West, Suite 2500, Montreal, Quebec H3B 4Y1.

The partners and associates of Heenan Blaikie LLP beneficially own, directly or indirectly, no Liquid Nutrition Shares.

Deloitte & Touche LLP are the auditors of Liquid Nutrition and are independent within the meaning of the Code of Ethics of the Ordre des comptables agréés du Québec.

FINANCIAL STATEMENTS OF LIQUID NUTRITION GROUP INC. AND LIQUID NUTRITION INC. AND PRO FORMA FINANCIAL STATEMENTS

Attached as Schedule C to this Information Circular is the audited consolidated opening balance sheet of Liquid Nutrition as at December 21, 2010 and the schedule of sales of Liquid Nutrition Inc. for the 52 week periods ended September 28, 2008, September 27, 2009, September 26, 2010 and the period from September 27, 2010 to December 31, 2010.. Attached as Schedule D is an unaudited schedule of pro forma consolidated revenues for Liquid Nutrition.

Attached as Schedule E to this Information Circular are the pro forma financial statements of Amalco as at December 21, 2010, after giving effect to the Amalgamation and the completion of the Minimum Liquid Nutrition Unit Private Placement.

F.      INFORMATION CONCERNING AMALCO

CORPORATE STRUCTURE OF AMALCO

Name and Incorporation

After completion of the Amalgamation, the name of Amalco will be "Liquid Nutrition Group Inc." and Amalco will be a federal corporation amalgamated under the CBCA.

The head office and registered office of Amalco will be located at 1250 Rene-Levesque Boulevard West, Suite 2500, Montreal, Quebec H3B 4Y1.

Intercorporate Relationships

Following the Amalgamation, the only wholly-owned material subsidiary of Amalco will be LNFC. Liquid Nutrition will also own all the quotas of Liquid Nutrition SRL. Liquid Nutrition SRL is currently inactive but will be used for future international trademark applications.

NARRATIVE DESCRIPTION OF THE BUSINESS OF AMALCO

Business of Amalco

Following the Completion of the Qualifying Transaction, Amalco will continue to carry on the business of Liquid Nutrition. See "Information Concerning Liquid Nutrition". Based on its development plans, Amalco anticipates generating sufficient cash flow from franchise revenues to pay its operating costs within twelve (12) months following the Amalgamation. However, with expected cash on hand (assuming the completion of the Minimum Liquid Nutrition Unit Private Placement) Amalco believes that its working capital will be sufficient for that period.

Stated Business Objectives and Milestones

Amalco's principal business objective is to establish franchise stores in 35 markets in Canada and the United States within five years. The following are the initial principal milestones that must occur in the first twenty four (24) months in order for Amalco to achieve its principal business objective:

Milestone	Target Date	Approximate Estimated Cost
Open Market Development Units in Toronto and Los Angeles	September 2011	$400,000

Enter into 20 Franchise Agreements	December 2011	$100,000

Achieve 100 Franchised Stores	December 2012	$500,000

DESCRIPTION OF SECURITIES OF AMALCO

The authorized capital of Amalco will be an unlimited number of Amalco Shares and an unlimited number of preferred shares, issuable in series, with the same attributes as the authorized capital of the Corporation. See "Information Concerning Lime Hill - Description of the Securities".

PRO FORMA CAPITALIZATION OF AMALCO

The following table sets forth the pro forma capitalization of Amalco as at the Closing Date, assuming completion of the Amalgamation and either the Minimum Liquid Nutrition Unit Private Placement or the Maximum Liquid Nutrition Unit Private Placement, as well as certain other adjustments.

		Amount Outstanding after	Amount Outstanding after
		giving effect to Amalgamation	giving effect to Amalgamation
		and Minimum Liquid	and Maximum Liquid
	Amount Authorized or	Nutrition Unit Private	Nutrition Unit Private
Designation of Security	to be Authorized	Placement(5)	Placement(5)
Amalco Shares	Unlimited	14,134,403(1)(2)(3) ($1,953,619)	16,634,403(1)(2)(3)(4) ($3,488,407)

Amalco preferred shares	Unlimited	Nil	Nil

Long Term Debt	Nil	Nil	Nil

Notes:

(1)

Liquid Nutrition completed the Liquid Nutrition Debenture Private Placement on February 18, 2011, pursuant to which $2,500,000 principal amount of Liquid Nutrition Debentures were issued to subscribers for aggregate gross proceeds of $2,500,000. In connection with the Amalgamation, the Liquid Nutrition Debentures will be converted into Liquid Nutrition Units. For information regarding the Liquid Nutrition Debenture Private Placement see "Information Concerning Liquid Nutrition - Prior Sales of Securities of Liquid Nutrition – Liquid Nutrition Private Placements".

(2)

As at the date hereof, there are 955,300 Lime Hill Options outstanding and 755,300 Lime Hill Agent's Options outstanding. For information regarding the Lime Hill Options and Lime Hill Agent's Options see "Description of the Securities" and "Stock Option Plan" in the section "Information Concerning Lime Hill".

(3)	Includes 62,500 Amalco Shares that may be issued to the holders of Liquid Nutrition Debentures as payment of three months of capitalized interest.

(4)

Pursuant to the Amalco Stock Option Plan, Amalco will have reserved that number of Amalco Shares as is equal to 15% of the issued and outstanding Amalco Shares as at the closing of the Amalgamation for issuance pursuant to Amalco New Options.

(5)

The deficit of Amalco will be $250,000 in the event of the completion of the Minimum Liquid Nutrition Unit Private Placement and $500,000 in the event of the completion of the Maximum Liquid Nutrition Unit Private Placement.

Fully Diluted Share Capital of Amalco

In addition to the information set out in the capitalization table above, the following table sets out the fully diluted share capital of Amalco after giving effect to the Amalgamation, the Liquid Nutrition Debenture Private Placement and either the Minimum Liquid Nutrition Unit Private Placement or the Maximum Liquid Nutrition Unit Private Placement:

	Number of	Percentage of total after	Number of	Percentage of total
	Amalco Shares	giving effect to the	Amalco Shares	after giving effect to
	Assuming	Amalgamation and	Assuming	the Amalgamation
	Minimum Liquid	Minimum Liquid	Maximum Liquid	and Maximum
	Nutrition Unit	Nutrition Unit Private	Nutrition Unit	Liquid Nutrition Unit
	Private Placement	Placement	Private Placement	Private Placement

Securities Issued and Outstanding after Completion of Amalgamation(1)	14,134,403	73.1%	16,634,403	70.1%

Securities Reserved for Issuance pursuant to Amalco Liquid Nutrition Debenture Agent's Options	277,778	1.4%	277,778	1.2%

Securities Reserved for Issuance pursuant to Amalco Liquid Nutrition Unit Agent's Options	50,000	0.3%	300,000	1.3%

Securities Reserved for Issuance pursuant to Amalco Liquid Nutrition Warrants	1,670,139	8.6%	2,920,139	12.3%

Securities Reserved for Issuance pursuant to Amalco Warrants	597,063	3.1%	597,063	2.5%

Securities Reserved for Issuance pursuant to Amalco Lime Hill Agent's Options	94,413	0.5%	94,413	0.4%

Securities Reserved for Issuance pursuant to Lime Hill Options	119,413	0.6%	119,413	0.5%

Securities Reserved for Issuance pursuant to the grant of Amalco New Options	2,000,747	10.3%	2,375,747	10.0%

Securities Reserved for Issuance to pursuant to Athletes and Advisors Letters of Intent	400,000	2.1%	400,000	1.7%

Total Number of Securities (fully diluted)(1)	19,343,956	100%	23,718,956	100%

Note:
(1)	Totals may not add due to rounding.

AVAILABLE FUNDS AND PRINCIPAL PURPOSES OF AMALCO

Funds Available and Principal Purposes

Management of the Corporation and Amalco anticipate that following Closing it will have estimated funds available of approximately $3,875,000, assuming the Minimum Liquid Nutrition Unit Private Placement gross proceeds, and $6,375,000, assuming the Maximum Liquid Nutrition Unit Private Placement gross proceeds.

Sources of Funds	Minimum	Maximum
Estimated Working Capital of Amalco as at March 31, 2011	$625,000	$625,000
Loan to Liquid Nutrition	$250,000	$250,000
Gross Proceeds of Liquid Nutrition Debenture Private Placement	$2,500,000	$2,500,000
Gross Proceeds of Liquid Nutrition Unit Private Placement	$500,000	$3,000,000
Total:	$3,875,000	$6,375,000

Management of Liquid Nutrition intends to use the available funds as follows:

	Amount Assuming	Amount Assuming
	Amalgamation and	Amalgamation and
	Minimum Liquid	Maximum Liquid
	Nutrition Unit	Nutrition Unit
Use of Funds	Private Placement	Private Placement
Liquid Nutrition Unit Private Placement Commission	$50,000	$300,000
Liquid Nutrition Debenture Private Placement Commission	$250,000	$250,000
Expenses of Liquid Nutrition Debenture Private Placement	$30,000	$30,000
Legal, Accounting and Other Expenses of the Amalgamation	$370,000	$370,000
Franchise Consulting Fees	$50,000	$50,000
Repayment of Liquid Nutrition Loan	$250,000	$250,000
Sales and Marketing	$900,000	$2,100,000
Corporate Franchise Stores/Market Development Units	$400,000	$400,000
Trademark Registrations	$300,000	$500,000
Reserve for one year of Administration Costs	$915,000	$915,000
Reserve for one year of Public Company Costs	$120,000	$120,000
Unallocated Working Capital	$240,000	$1,090,000
Total:	$3,875,000	$6,375,000

Amalco will spend the estimated funds available to it on Completion of the Qualifying Transaction for the principal purposes as indicated above. Notwithstanding the foregoing, there may also be circumstances where, for sound business reasons, a reallocation of funds may be necessary for Amalco to achieve these objectives. Until required for Amalco's purposes, the proceeds will only be invested in securities of, or those guaranteed by, the Government of Canada or any Province or Territory of Canada, in certificates of deposit or interest bearing accounts of Canadian chartered banks, trust companies or credit unions.

Amalco may also require additional funds in order to fulfill all of Amalco's future expenditure requirements or obligations, in which case Amalco may raise additional funds either through the issuance of equity or by incurring debt to satisfy such requirements or obligations. There is no assurance that any additional funding required by Amalco will be available.

While actual expenditures may in fact differ from the amounts and allocations indicated above, the net proceeds will be used in furtherance of Amalco's business.

Dividends

It is the current intention of the anticipated directors of Amalco to retain any earnings to finance the growth and development of Amalco's business, and, therefore Amalco does not anticipate paying any dividends in the immediate or foreseeable future.

ESTIMATED ADMINISTRATION COSTS OF AMALCO

Management of Liquid Nutrition estimates that the aggregate monthly general and administrative and public company costs expenses to be incurred by Amalco will be approximately $86,250, for an aggregate of approximately $1,035,000 per annum. The breakdown of the monthly general and administrative costs during this time period is estimated by management of Liquid Nutrition to be as follows:

Management and Administrative Consulting Fees	$ 53,000
Rent, Utilities, Maintenance and Taxes	4,500
Travel	5,500
Other Office Expenses	5,500
Communication Costs	750
Professional Fees (legal and accounting)	11,000
Insurance	2,000
Transfer Agency and Stock Exchange Fees	2,000
Miscellaneous	2,000
TOTAL	$86,250

PRINCIPAL SECURITYHOLDERS OF AMALCO

To the knowledge of the Corporation and Liquid Nutrition, with the exception of the following, no person is anticipated to own, directly or indirectly, or exercise control or direction over, more than ten percent (10%) of the issued and outstanding Amalco Shares after giving effect to the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement:

Number and Percentage of Amalco Shares after giving
effect to the Amalgamation, the Minimum Liquid
Nutrition Unit Private Placement and the Escrow
Name and Municipality	Transfer

Greg Chamandy Montreal, Quebec	7,900,000(1) (55.9%)

Note:

(1)

These Amalco Shares will be owned by Oxbridge Bank, a Barbados company controlled by Mr. Chamandy. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young has the option to purchase a further 400,000 Liquid Nutrition Shares from Oxbridge Bank.

DIRECTORS, OFFICERS AND PROMOTERS OF AMALCO

Name, Address, Occupation and Security Holdings

Each proposed director of Amalco will hold office until the next annual meeting or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the provisions of the CBCA or the constating documents of Amalco. The information set forth below relating to the proposed directors and officers is based partly on Liquid Nutrition's records and partly on information received by Liquid Nutrition from said directors and officers. The information below sets forth the director's or officer's name, residence and position to be held with Amalco, the date on which the director or officer was first elected, the director's or officer's principal occupation during the last five years and the number and percentage of Amalco Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by the director or officer after giving effect to the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement.

Number and Percentage of
Amalco Shares after giving
effect to the Amalgamation,
Minimum Liquid Nutrition
Name, Residence and		Unit Private Placement and
Proposed Position	Principal Occupation during the last five years	Escrow Transfer

Glenn Young(2) Oakville, Ontario President, CEO and Director

President of Liquid Nutrition since January 1, 2011. Executive Vice-President, Business Development from June 2010 to December 2010. Previously, Senior Vice-President, Sports, Entertainment and Media for International Management Group Canada ("IMG"), the country’s leading sports and lifestyle marketing company from December 2000 to March 2010.

250,000(5) (1.8%)

Dana Ades-Landy(1)(3) Montreal, Quebec Director

Senior Vice-President with Laurentian Bank of Canada, in charge of the mid market group and has been since August 2006. Effective September 2010 she also took over responsibility for Commercial Banking in Ontario. From January 2004 to June 2006, she served as a Senior Vice- President at KPMG LLP. From February 1993 to December 2003, she worked with National Bank of Canada as Vice- President, Special Loans and was also the Vice-President, Credit Risk for the Corporate, Treasury, Real Estate and National Accounts portfolios.

Nil (Nil%)

Greg Chamandy(2)(3) Montreal, Quebec Director

Chairman and Chief Executive Officer of Gildan Active Wear Inc. from 1984 to 2004. In 2004, Mr. Chamandy retired from Gildan and in 2005 he became Chairman and co-owner of Europe’s Best Inc., North America’s largest selling brand of frozen fruit, which was sold to JM Smucker in 2008. Currently also the Chairman of Oxbridge Bank, a Barbados private bank catering to high net worth individuals. Executive Chairman of Richmont Mines Inc., a Canadian-based gold producer listed on the Toronto and New York Stock Exchanges.

7,900,000(5) (55.9%)

Arlene Dickinson(1)(2)(3) Toronto, Ontario Director	Chief Executive Officer of Venture Communications Ltd. since 1988. A panelist on the Gemini award-winning CBC series, the Dragon's Den.	Nil (Nil%)

Brandon Kou(1)(2) Los Angeles, California |Director

General Manager of Steve Nash Enterprises, a conglomerate with portfolio companies in media, sports, entertainment, health and wellness. Co-founder and Director for APOKO LLC, a digital marketing company focused on growing the online brands of athletes, celebrities and brands. Currently Chairman of the Board for OneBode Holdings LLC, an international holistic vitamin company. Prior to joining Steve Nash Enterprises, Mr, Kou provided investment banking services at Houlihan Lokey where he focused on media, sports and entertainment.

130,000 (0.9%)

Number and Percentage of
Amalco Shares after giving
effect to the Amalgamation,
Minimum Liquid Nutrition
Name, Residence and		Unit Private Placement and
Proposed Position	Principal Occupation during the last five years	Escrow Transfer

Darren Stark St. Michael, Barbados Director

Canadian lawyer with 20 years of international experience. President and CEO of Oxbridge since January 2005. Worked with Royal Bank of Canada Trust Company (Cayman) Limited and Royal Bank of Canada (Caribbean) Corporation from 2000 to 2005. Currently also a director of Culane Energy Inc., a public oil and gas exploration company.

Nil (Nil%)

Mark O'Hara Oakville, Ontario Chief Financial Officer

Chartered Accountant and senior financial executive with significant experience across the retail, hospitality, healthcare and industrial manufacturing industries. Prior to joining LNGI, Mr. O’Hara was Chief Financial Officer for Air Liquide Middle East & North Africa FZCO, based in Dubai, where he lead the start-up of all accounting and finance activities in the region.

Nil (Nil%)

Mathieu Gendron Montreal, Quebec Corporate Secretary

Lawyer at Heenan Blaikie LLP, one of the leading law firms in Canada. His practice includes corporate reorganizations and financings, with a particular emphasis on tax impact and securities related issues. Prior to joining Heenan Blaikie LLP in 2006, Mr. Gendron worked with another law firm specializing in business law. He also held the position of General Manager of an investment fund from 2008 to 2010.

Nil (Nil%)

Notes:

(1)	Proposed member of the Audit Committee. Dana Ades-Landy is the proposed chairman of this committee.

(2)	Proposed member of the Corporate Governance Committee. Arlene Dickinson is the proposed chairman of this committee.

(3)	Proposed member of the Human Resources and Compensation Committee. Greg Chamandy is the proposed chairman of this committee.

(4)

These Amalco Shares will be owned by Oxbridge Bank, a Barbados company controlled by Mr. Chamandy. Oxbridge Bank granted to Glenn Young an option to purchase 650,000 Liquid Nutrition Shares from Oxbridge Bank under the Glenn Young Call Option. As at the date hereof, Glenn Young has exercised the option to purchase 250,000 Liquid Nutrition Shares. As a result, pursuant to the Glenn Young Call Option, Glenn Young will have the option to purchase a further 400,000 Amalco Shares from Oxbridge Bank. See "Information Concerning Liquid Nutrition - Compensation of Directors and Officers of Liquid Nutrition - Employment Agreement".

Management

Assuming completion of the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement and the Escrow Transfer, the proposed officers and directors of Amalco, as a group, will own 8,280,000 Amalco Shares, being 58.6% of the issued and outstanding Amalco Shares.

The following information relates to the proposed management of Amalco.

Greg Chamandy, Director and Executive Chairman

Greg Chamandy, age 52, is the Executive Chairman of Liquid Nutrition. Mr. Chamandy intends to devote approximately 10% of his time to Amalco. Mr. Chamandy has extensive experience in the public market, first as President and Chief Executive Officer of Gildan Active Wear Inc. ("Gildan") from 1984 to 2004. After retiring from Gildan, he became Chairman and co-owner of Europe’s Best Inc., North America’s largest selling brand of frozen fruit, which was sold to JM Smucker in 2008. Mr. Chamandy also serves as the Chairman of Oxbridge Bank, a Barbados private bank and Executive Chairman of Richmont Mines Inc. a Canadian gold producer listed on the Toronto and New York Stock Exchanges. Mr. Chamandy will not be entering into a non-competition or non-disclosure agreement with Amalco.

Glenn Young, Director, President and Chief Executive Officer

Mr. Young, age 46, will assume the role of Chief Executive Officer and President of Amalco. In this capacity Mr. Young will be responsible for the execution of the strategic plan of Amalco, as well as implementing the decisions, guidelines and policies of the board of directors. Mr. Young intends to devote approximately 100% of his time to Amalco. Mr. Young's principal occupation during the last five years has been serving as the President of Liquid Nutrition since January 1, 2011. Prior thereto, Mr. Young was the Senior Vice-President, Sports, Entertainment and Media for International Management Group Canada. Mr. Young has extensive experience in sales and marketing. Mr. Young has entered into the Employment Agreement which has a non-competition and non-disclosure covenants.

Mark O'Hara, Chief Financial Officer

Mr. O'Hara, age 46, will assume the role of Chief Financial Officer of Amalco as a part-time independent contractor. In this capacity, Mr. O'Hara will be responsible for overseeing the financial operations of Amalco which includes duties relating to budgeting and planning regulatory compliance and risk management. Mr. O'Hara will devote approximately 35% of his time to Amalco. Mr. O'Hara’s principal occupation during the last five years has been serving as the Chief Financial Officer of Air Liquide Middle East & North Africa FZCO, a global player in the Middle Eastern industrial gases market. Mr. O'Hara attended Kingston University and was granted a Bachelor of Arts Honors degree in accounting and finance. Mr. O'Hara is a Chartered Accountant in both England and Ontario and is a senior financial executive with significant experience across the retail, hospitality, healthcare and industrial manufacturing industries. Mr. O'Hara will enter into a non-competition and a non-disclosure agreement with Amalco.

Mathieu Gendron, Corporate Secretary

Mr. Gendron, age 34, will assume the role of Corporate Secretary of Amalco as an independent contractor. In this capacity Mr. Gendron will be responsible for advising the Amalco Board in performing its duties. Mr. Gendron intends to devote approximately up to 5% of his time as Corporate Secretary of Amalco. Mr. Gendron holds a diplôme d'études superiéures specialises in taxation and a Master of Laws degree from HEC Montréal. From 2006 to November 2008, Mr. Gendron's principal occupation has been practicing law as an associate of Heenan Blaikie LLP, primarily in the areas of corporate reorganizations and financings, with a particular emphasis on tax impact and securities-related issues. From November 2008 to November 2010, Mr. Gendron held the position of General Manager of Oxbridge Family Wealth Fund (Canada) Inc., an investment fund which has now ceased its operations. Since November 2010, Mr. Gendron is practicing law as an associate of Heenan Blaikie LLP. Mr. Gendron will not be entering into a non-competition or non-disclosure agreement with Amalco.

Promoters

Greg Chamandy and Glenn Young are considered to be the Promoters of Amalco in that they took the initiative in founding and organizing Liquid Nutrition. Greg Chamandy controls Oxbridge Bank, which will own 7,900,000 Amalco Shares (400,000 Amalco Shares of which will be subject to the Glenn Young Call Option) and Glenn Young will own 250,000 Amalco Shares following the Amalgamation, the Minimum Liquid Nutrition Unit Private Placement and the Escrow Transfer, representing 55.9% and 1.8%, respectively, of the issued and outstanding Amalco Shares.

Corporate Cease Trade Orders or Bankruptcies

No director, officer or Promoter of Amalco, nor a securityholder anticipated to hold a sufficient number of securities of Amalco to affect materially the control of Amalco, has, within ten years before the date hereof, been a director, officer or Promoter of any person or company that, while such person was acting in that capacity:

(a)	was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under applicable securities law, for a period of more than 30 consecutive days; or

(b)

became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No director, officer or Promoter of Amalco, nor a securityholder anticipated to hold a sufficient number of securities of Amalco to affect materially the control of Amalco, has been:

(a)

subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)

subject to any other penalties or sanctions imposed by a court or regulatory body, including a self- regulatory body, that would be likely to be considered important to a reasonable securityholder making a decision about the Acquisition.

Personal Bankruptcies

No director, officer or Promoter of Amalco, nor a securityholder anticipated to hold a sufficient number of securities of Amalco to affect materially the control of Amalco, or a personal holding company of any such persons, has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the its assets.

Conflicts of Interest

There are potential conflicts of interest to which some of the directors, officers and Promoters of Amalco will be subject in connection with the operations of Amalco. All of the directors, officers and Promoters are engaged in and will continue to be engaged in companies or businesses which may be in competition with the business of Amalco. Accordingly, situations may arise where some or all of the directors, officers and Promoters will be in direct competition with Amalco. Conflicts, if any, will be subject to the procedures and remedies as provided under the CBCA.

Other Reporting Issuer Experience

The following table sets out the proposed directors, officers and Promoter of Amalco that are, or have been within the five years prior to the date hereof, a director, officer or promoter of other reporting issuers:

Name	Name of Reporting Issuer	Exchange	Position	From	To

Greg Chamandy	Richmont Mines Inc.	TSX NYSE Amex	Director and Executive Chairman	May 2009	Present

Dana Ades- Landy	Laurentian Bank of Canada	TSX	Senior Vice-President	August 2006	Present

Darren Stark	Culane Energy Corp.	TSXV	Director	March 2009	Present

STATEMENT OF EXECUTIVE COMPENSATION OF AMALCO

Set forth below is certain information regarding the anticipated compensation of Amalco executive officers.

Compensation Discussion and Analysis

In assessing the compensation of its executive officers, Amalco will not have in place any formal objectives, criteria or analysis; instead, it will rely mainly on board discussion.

Amalco executive compensation program is anticipated to have three principal components: base salary, incentive bonus plan and stock options.

Base salaries for all employees of Amalco will be established for each position through comparative salary surveys of similar type and size corporations. Individual and corporate performance will also be taken into account.

Incentive bonuses, in the form of cash payments, are designed to add a variable component of compensation based on corporate and individual performance for executive officers and employees.

Option-Based Awards

Stock options will be granted to provide an incentive to the directors, officers, employees and consultants of Amalco to achieve the longer-term objectives of Amalco; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of Amalco; and to attract and retain persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in Amalco. Previous grants of incentive stock options will not be taken into account when considering new grants. Implementation of a new incentive stock option plan and amendments to the existing stock option plan will be the responsibility of Amalco 's board of directors.

Summary Compensation Table

The following table sets forth the anticipated total compensation to be paid to Amalco's executive officers for the twelve month period after giving effect to the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement.

Name and Principal Position	Salary ($)	Option- Based Awards ($)	Annual Non- Equity Incentive Plan Compensation	All Other Compensation ($)	Total Compensation ($)

Glenn Young Chief Executive Officer and President	120,000	Nil(2)	30,000(3)	Nil	150,000

Mark O'Hara Chief Financial Officer	60,000	(1) N/A	Nil	Nil	60,000

Notes:
(1)	The value of option-based awards will be estimated at the date of grant using the Black-Scholes option pricing model.
(2)	Other than the Glenn Young Call Option.
(3)	This is the minimum bonus payable to Mr. Young, which bonus may be higher depending on the performance of Amalco. See "Information Concerning Liquid Nutrition - Employment Agreement".

Incentive Plan Awards

Other than as set forth below, the number of anticipated options to be granted to Amalco’s executive officers to purchase or acquire securities of Amalco for the twelve month period after giving effect to the Amalgamation is not known at this time.

INDEBTEDNESS OF DIRECTORS AND OFFICERS OF AMALCO

No current director or officer of Lime Hill or Liquid Nutrition, no proposed director of officer of Amalco, and no associate of any such director or officer, is indebted to Lime Hill or Liquid Nutrition or has any indebtedness to another entity that is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Lime Hill or Liquid Nutrition.

INVESTOR RELATIONS AGREEMENTS OF AMALCO

Immediately after the Amalgamation, Amalco will not have any investor relations agreement.

OPTIONS TO PURCHASE SECURITIES OF AMALCO

Options to Purchase Securities

The following table shows the particulars of the options anticipated to be outstanding after the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement.

Category	Number of Amalco Shares under option after giving effect to the Amalgamation and Minimum Liquid Nutrition Unit Private Placement	Number of Amalco Shares under option after giving effect to the Amalgamation and Maximum Liquid Nutrition Unit Private Placement	Exercise Price	Expiry Date	Market Value on the Date of Grant

Directors and Officers of the Corporation	119,413	119,413	$0.80	June 30, 2020 (1)	N/A(2)

Mackie Research Capital Corporation	94,413	94,413	$0.80	July 9, 2012	N/A(2)

Avenue Capital Markets CPVC Inc. and its affiliates	277,778	277,778	$0.90	February 18, 2014	$1.00

Directors and Officers of Amalco	2,000,747	2,375,747	$1.00	Ten years from date of grant	$1.00

Total	2,492,351	2,867,351

Notes:
(1)

In accordance with the Lime Hill Stock Option Plan, these Lime Hill Options will expire twelve (12) months after the Completion of the Qualifying Transaction. See "Information Concerning Lime Hill - Stock Option Plan".

(2)	These options were granted prior to the listing of the Lime Hill Shares on the Exchange.

Stock Option Plan

At the Meeting, shareholders will be asked to consider and, if thought appropriate, to approve the adoption of the Amalco Stock Option Plan. The full text of the Amalco Stock Option Plan is set out in Schedule J to this Information Circular. See "Particulars of Matters to be Acted Upon - Approval of Amalco Stock Option Plan".

Upon completion of the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement, Amalco will have 14,134,403 Amalco Shares outstanding. Management of Liquid Nutrition expects that Amalco will issue an aggregate of 2,000,747 Amalco New Options at the Closing of the Amalgamation to the proposed officers and directors of Amalco, as set forth below. The Amalco New Options will form part of Amalco's equity compensation plan and will be governed by the terms of the Amalco Stock Option Plan.

	Number of Amalco New Options after	Number of Amalco New Options after
	giving effect to the Amalgamation and	giving effect to the Amalgamation and
	the Minimum Liquid Nutrition Unit	the Maximum Liquid Nutrition Unit
	Private Placement	Private Placement
Glenn Young	700,000	700,000
Oxbridge Bank	706,720	750,000
Darren Stark	580,527	750,000
Mark O'Hara	6,000	6,000

In addition, management of Liquid Nutrition expects that Amalco will issue to proposed employees of Amalco an aggregate of 7,500 Amalco New Options at the Closing of the Amalgamation and the Minimum Liquid Nutrition Unit Private Placement (169,747Amalco New Options in the event of the Maximum Liquid Nutrition Unit Private Placement).

ESCROWED SECURITIES OF AMALCO

The current escrow agent of the Corporation is CIBC Mellon Trust Company, through its principal offices at Suite 600, 333 – 7th Avenue S.W., Calgary, Alberta, T2P 2Z1. CIBC Mellon Trust Company will be the escrow agent of the Resulting Issuer.

As required by the TSXV, the shareholders listed below will enter into a Form 5D escrow agreement with CIBC Mellon Trust Company and Amalco (the "TSX Venture Escrow Agreement"), pursuant to which they will deposit 8,030,000 Amalco Shares described below (the "New Escrowed Securities") into escrow with CIBC Mellon Trust Company. The TSX Venture Escrow Agreement is a value escrow agreement which will provide for a release of 25% of the New Escrowed Securities at the time of the final exchange notice accepting completion of the Amalgamation (the "Exchange Notice") and 25% every six months thereafter. Pursuant to the TSX Venture Escrow Agreement, the New Escrowed Securities can only be transferred in accordance with TSXV policies.

The following table provides details of all Amalco Shares held in escrow before and after giving effect to the Amalgamation, the Minimum Liquid Nutrition Unit Private Placement and the Escrow Transfer.

Name and Municipality of Residence of Securityholder	Designation of Class	Prior to giving effect to the Amalgamation, the Minimum Liquid Nutrition Unit Private Placement and the Escrow Transfer		After giving effect to the Amalgamation, the Minimum Liquid Nutrition Unit Private Placement and the Escrow Transfer
		Number of Shares Held in Escrow(1)	Percentage of Class	Number of Shares Held in Escrow(1)	Percentage of Class
Michael Rousseau Calgary, Alberta	Amalco Shares(1)	500,000	5.2%	Nil	N/A
S. Raymond Ludwig Calgary, Alberta	Amalco Shares(1)	500,000	5.2%	Nil	N/A
Charles Burgess Calgary, Alberta	Amalco Shares(1)	500,000	5.2%	Nil	N/A
Douglas Stuve Calgary, Alberta	Amalco Shares(1)	500,000	5.2%	Nil	N/A
Glenn Young Oakville, Ontario	Amalco Shares(2)	Nil	N/A	250,000	1.8%
Oxbridge Bank Barbados	Amalco Shares(2)	Nil	N/A	7,900,000	55.9%
Darren Stark St. Michael, Barbados	Amalco Shares(2)	Nil	N/A	Nil	N/A
Dana Ades-Landy Montreal, Quebec	Amalco Shares(2)	Nil	N/A	Nil	N/A
Arlene Dickinson Toronto, Ontario	Amalco Shares(2)	Nil	N/A	Nil	N/A
Mathieu Gendron Montreal, Quebec	Amalco Shares(2)	Nil	N/A	Nil	N/A
Brandon Kou Los Angeles, California	Amalco Shares(2)	Nil	N/A	130,000	0.9%

Notes:

(1)	Pursuant to the Escrow Transfer, all 2,000,000 Lime Hill Shares held in escrow by existing directors of the Corporation will be transferred at a price of $0.08 per share to the Escrow Transferee.

(2)

As required by the TSXV, the shareholders listed above will enter into the TSX Venture Escrow Agreement, which is a value escrow agreement providing for a release of 25% of the New Escrowed Securities at the time of Exchange Notice and 25% every six months thereafter. Pursuant to the TSX Venture Escrow Agreement, the New Escrowed Securities can only be transferred in accordance with TSXV policies.

Escrowed Securities on Financing

Securities issued pursuant to a private placement to the proposed Principals of the Resulting Issuer will generally be exempt from escrow requirements where:

(a)

the private placement is announced at least five trading days after the news release announcing the Agreement in Principle and the pricing for the financing is at not less than the discounted market price, as determined in accordance with the policies of the Exchange; or

(b)	the private placement is announced concurrently with the Agreement in Principle and

(i)	at least 75% of the proceeds from the private placement are not from proposed Principals of the Resulting Issuer;

(ii)

if subscribers, other than proposed Principals of the Resulting Issuer, will obtain securities subject to hold periods, then in addition to any resale restrictions under applicable securities legislation, any securities issued to such Principals will be subject to a four month hold period; and

(iii)	none of the proceeds of the private placement are allocated to pay compensation or to settle indebtedness owing to proposed Principals of the Resulting Issuer.

Contractual Lock-Ups

By virtue of the Athletes and Advisors Agreements, some of the Liquid Nutrition Shares issued to the Additional Athlete and Advisors are subject to contractual lock-up periods. The share certificates being subject to contractual lock-up periods are held by Heenan Blaikie LLP as escrow agent. Liquid Nutrition has issued share certificates acknowledging the respective Additional Athlete and Advisor as the registered owner of the Liquid Nutrition Shares (the "Shares") held by such Additional Athlete and Advisor.

By virtue of the Glenn Young Call Option between Oxbridge Bank and Glenn Young, some of the rights of Glenn Young to purchase 400,000 Liquid Nutrition Shares from Oxbridge Bank are subject to contractual lock-up periods. "Information Concerning Liquid Nutrition – Employment Agreement". The share certificates pertaining to such contractual lock-up periods are held by Heenan Blaikie LLP as escrow agent.

AUDITOR, TRANSFER AGENT AND REGISTRAR OF AMALCO

The auditors of Amalco are expected to be Deloitte & Touche LLP, Chartered Accountants, 1 Place Ville-Marie, Suite 3000, Montreal, QC H3B 4T9, the current auditors of Liquid Nutrition.

CIBC Mellon Trust Company, through its principal offices at Suite 600, 333 – 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, is the current transfer agent and registrar of Lime Hill, CIBC Mellon Trust Company, will be the transfer agent and registrar of Amalco.

G.      GENERAL

SPONSOR AND SPONSORSHIP AGREEMENT

The sponsor for the Amalgamation is Macquarie Private Wealth Inc., 440 – 2nd Avenue South West, Suite 2200, Calgary, AB T2P 5E9.

Pursuant to an engagement letter dated February 4, 2011 among Macquarie Private Wealth Inc. (the "Sponsor"), the Corporation and Liquid Nutrition (the “Engagement Letter”), subject to completion of satisfactory due diligence, the Sponsor has agreed to act as sponsor in connection with the proposed Amalgamation. The Engagement Letter will be superseded by a formal sponsorship agreement (the “Sponsorship Agreement”) to be entered into prior to delivery of the final Sponsor Report (as such term is defined in Exchange Policy 2.2) to the Exchange. An agreement to sponsor should not be construed as any assurance with respect to the merits of the Amalgamation or the likelihood of completion. The Corporation will pay the Sponsor a sponsorship fee in the amount of $40,000 (plus GST) and will reimburse the Sponsor for the expenses incurred in respect of the sponsorship, including its legal fees. To the knowledge of the Corporation, the Sponsor does not own any securities of the Corporation or any securities of Liquid Nutrition save and except that the Sponsor holds 27,778 options to purchase common shares of Liquid Nutrition at an exercise price of $0.90 exercisable on or before February 18, 2014.

EXPERTS

Kenway Mack Slusarchuk Stewart LLP, Chartered Accountants, are the auditors of Lime Hill and have confirmed that they are independent with respect to Lime Hill within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

Deloitte & Touche LLP are the auditors of Liquid Nutrition and have confirmed that they are independent with respect to Liquid Nutrition within the meaning of the Code of Ethics of the Ordre des comptables agrees du Quebec.

OTHER MATERIAL FACTS

Other than as set forth below, to the knowledge of management of Lime Hill, there are no other material facts relating to the Corporation, Liquid Nutrition or the Amalgamation that are not otherwise disclosed herein or are necessary in order for this Information Circular to contain full, true and plain disclosure of all material facts relating to the Corporation, Liquid Nutrition or the Amalgamation.

All matters referred to herein for approval by the shareholders require a simple majority of the shareholders voting, in person or by proxy, at the Meeting, except for the special resolution approving the Amalgamation, which requires approval by at least two-thirds of the votes cast in person or by proxy at the Meeting. See "Particulars of Matters to be Acted Upon - Approval of the Amalgamation under the CBCA".

In the event the Amalgamation is not approved, the Meeting shall be immediately adjourned.

Unless otherwise indicated, this information is given as of the 15th day of April, 2011.

BOARD APPROVAL

The contents and sending of this Information Circular with respect to Lime Hill have been approved by the board of directors of Lime Hill.

H.      AUDITORS’ CONSENTS

LIME HILL CAPITAL CORPORATION AUDITOR’S CONSENT

Dated: April 15, 2011

We have read the information circular (the "Circular") of Lime Hill Capital Corporation dated April 15, 2011 relating, among other things, to the amalgamation of Lime Hill Capital Corporation and Liquid Nutrition Group Inc. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the Circular of our report dated February 17, 2011 to the directors of Lime Hill Capital Corporation on the balance sheets as at December 31, 2010 and 2009 and the statements of loss, comprehensive loss and deficit and cash flows for the years then ended.

"Kenway Mack Slusarchuk Stewart LLP"

Kenway Mack Slusarchuk Stewart LLP
CHARTERED ACCOUNTANTS
Calgary, Alberta

LIQUID NUTRITION GROUP INC. AND LIQUID NUTRITION INC. INDEPENDENT AUDITOR’S CONSENT

We have read the information circular of Lime Hill Capital Corporation (the "Company") dated April 15, 2011 relating to the qualifying transaction pursuant to Policy 2.4 of the TSX Venture Exchange of the Company. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the above-mentioned information circular of our report dated April 14, 2011 to the directors of Liquid Nutrition Group Inc. on the consolidated balance sheet as at December 21, 2010. Our report is dated April 14, 2011.

We also consent to the use in the above-mentioned information circular of our report to the directors of Liquid Nutrition Inc. on the schedule of sales for the 52 weeks ended September 26, 2010 and the period from September 27, 2010 to December 31, 2010. Our report is dated January 31, 2011.

"Deloitte & Touche LLP"

Deloitte & Touche LLP
CHARTERED ACCOUNTANTS
Auditor Permit No. 22220

April 15, 2011
Montreal, Québec

CERTIFICATE OF LIME HILL

Dated: April 15, 2011

The foregoing, as it relates to Lime Hill Capital Corporation constitutes full, true and plain disclosure of all material facts relating to the securities of Lime Hill Capital Corporation.

"Michael L. Rousseau"	"S. Raymond Ludwig"
Michael L. Rousseau	S. Raymond Ludwig
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD

"Charles (Chip) D. Burgess"	"Douglas M. Stuve"
Charles (Chip) D. Burgess	Douglas M. Stuve
Director	Director

ON BEHALF OF THE PROMOTERS OF LIME HILL

"Michael L. Rousseau"	"S. Raymond Ludwig"
Michael L. Rousseau	S. Raymond Ludwig

CERTIFICATE OF LIQUID NUTRITION

Dated: April 15, 2011

The foregoing, as it relates to Liquid Nutrition Group Inc. constitutes full, true and plain disclosure of all material facts relating to the securities of Liquid Nutrition Group Inc.

"Glenn Young"	"Mark O'Hara"
Glenn Young	Mark O'Hara
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD

"H. Gregory Chamandy"	"Glenn Young"
H. Gregory Chamandy	Glenn Young
Director	Director

ON BEHALF OF THE PROMOTERS OF LIQUID NUTRITION

"H. Gregory Chamandy"	"Glenn Young"
H. Gregory Chamandy	Glenn Young

THIS IS SCHEDULE A ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

FINANCIAL STATEMENTS OF LIME HILL

Audited Financial Statements of

LIME HILL CAPITAL CORPORATION

As At December 31, 2010 And For The Year Ended December 31, 2010 and 2009
(Expressed in Canadian Dollars)

Management’s Report

To the Shareholders of Lime Hill Capital Corporation.

The information in this report, including the financial statements, are the responsibility of management. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

Lime Hill Capital Corporation maintains appropriate systems of internal control to provide reasonable assurance that the financial records provide relevant, reliable and accurate information.

The Board of Directors is responsible for ensuring that management fulfills its responsibility for internal control and financial reporting. The Directors exercise this responsibility through the Audit Committee. This committee, which is comprised of non-employee Directors, meets with management to satisfy itself that management has properly performed its financial reporting responsibilities and to review the financial statements before they are presented to the Directors for approval. These financial statements have been approved by the Board of Directors as recommended by the Audit Committee.

Kenway Mack Slusarchuk Stewart LLP, an independent firm of Chartered Accountants, has been engaged to examine the financial statements and provide their auditors’ report thereon.

Signed “Michael L. Rousseau	Signed “Raymond Ludwig”

Michael L. Rousseau	Raymond Ludwig
President	Chief Financial Officer

Calgary, Canada
February 28, 2011

Independent Auditors’ Report

To: The Directors of Lime Hill Capital Corporation

We have audited the accompanying financial statements of Lime Hill Capital Corporation, which comprise the balance sheets as at December 31, 2010 and 2009 and the statements of loss, comprehensive loss and deficit and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Lime Hill Capital Corporation as at December 31, 2010 and 2009, and its financial performance and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

February 17, 2011	/s/ Kenway Mack Slusarchuk Stewart LLP
Calgary, Alberta	Chartered Accountants

LIME HILL CAPITAL CORPORATION

BALANCE SHEET
For the year ended December 31,

	2010	2009
	$	$

ASSETS

CURRENT
Cash and cash equivalents	642,730	100,000
GST and interest receivable	7,689	-
	650,419	100,000
Deferred qualifying transaction costs (Note 9)	19,725	-
	670,144	100,000
LIABILITIES

CURRENT
Accounts payable and accrued liabilities	25,210	-

SHAREHOLDERS’ EQUITY

Share capital (Note 3)	647,229	100,000
Contributed surplus (Note 3)	126,052	-
Deficit	(128,347)	-
	644,934	100,000
	670,144	100,000

Approved on behalf of the Board

"Mike Rousseau" Director "Douglas Stuve" Director

See accompanying notes to the financial statements

LIME HILL CAPITAL CORPORATION

STATEMENT OF LOSS, COMPREHENSIVE LOSS AND DEFICIT
For the year ended December 31,

	2010	2009
	$	$

Expenses
Stock-based compensation	86,236	-
Office and administration	14,855	-
Professional fees	17,078	-
Regulatory and filing fees	12,614	-
Interest and bank charges	32	-
Interest revenue	(2,468)	-
Loss and comprehensive loss	128,347	-

Deficit, beginning of year	-	-

Deficit, end of year	(128,347)	-

Basic and diluted net loss per common share (Note 8)	(0.027)	-

See accompanying notes to the financial statements

LIME HILL CAPITAL CORPORATION

STATEMENT OF CASH FLOW
For the year ended December 31,

	2010	2009
	$	$

CASH FLOWS RELATING TO THE FOLLOWING ACTIVITIES:

OPERATING ACTIVITIES
Net loss for the year	(128,347)	-

Item not affecting cash:
Stock-based compensation	86,236	-
	(7,689)	-
Change in non-cash working capital:
GST and interest receivable
Accounts payable and accrued liabilities	25,210	-
Deferred qualifying transaction costs	(19,725)	-
	(44,315)	-

FINANCING ACTIVITIES
Proceeds from issuance of shares	855,300	100,000
Share issue costs	(168,255)	-
	687,045	100,000

Increase in cash and cash equivalents for the year	642,730	100,000

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	642,730	100,000

Cash and cash equivalents consist of:
Bank balance	14,077	100,000
Guaranteed investment certificates	628,653	-
Cash and cash equivalents	642,730	100,000

Supplementary Cash Flow Disclosure Information:
Interest paid during the year	-	-
Interest received during the year	118	-
Taxes paid during the year	-	-

See accompanying notes to the financial statements

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

1.	INCORPORATION AND NATURE OF BUSINESS

Lime Hill Capital Corporation (the "Corporation") was incorporated pursuant to the provisions of the Canada Business Corporations Act on November 2, 2007 is a Capital Pool Company (“CPC”) as defined pursuant to Policy 2.4 of TSX Venture Exchange Inc. ("TSX Venture"). The Corporation proposes to identify and evaluate corporations, businesses or assets for acquisition and once identified and evaluated, to negotiate an acquisition or participation subject to receipt of shareholder and regulatory approval.

Where an acquisition or participation is warranted (the "Qualifying Transaction"), additional funding may be required. The ability of the Corporation to fund its potential future operations and commitments is dependent upon the ability of the Corporation to obtain additional financing. There is no assurance that the Corporation will complete a Qualifying Transaction within twenty- four months from the date the Corporation's shares are listed on the TSX Venture, at which time the TSX Venture may suspend or de-list the Corporation's shares from trading.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates are subject to measurement uncertainty. The effect of changes in such estimates on the financial statements in future periods could be significant. Accounts specifically affected by estimates in these financial statements are deferred costs and accrued liabilities.

Cash and cash equivalents

Cash and cash equivalents consists of cash and short term investments with maturities less than three months or are redeemable on demand.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The proceeds raised from the issuance of share capital and from the initial public offering (the "Offering") may only be used to identify and evaluate assets or businesses for future investment, with the exception that up to 30% of the gross proceeds may be used to cover prescribed costs of issuing the common shares or administrative and general expenses of the Corporation. These restrictions apply until the completion of a Qualifying Transaction by the Corporation as defined under the policies of TSX Venture.

Deferred costs

These costs relate to direct costs of the Qualifying Transaction and are deferred until a Qualifying Transaction is complete. Upon completion of a Qualifying Transaction, the costs incurred will be charged against shareholders’ equity. Costs incurred for projects which are not selected as the Qualifying Transaction are charged to operations when abandoned.

Future income taxes

The Corporation follows the asset and liability method of accounting for income taxes. Under this method, the Corporation records future income taxes for the effect of any difference between the accounting and income tax basis of an asset or liability, using the substantively enacted income tax rates. Accumulated future income tax balances are adjusted to reflect changes in income tax rates that are substantively enacted with the adjustment being recognized in earnings in the period that the change occurs. Future tax assets are recognized to the extent that they are more likely than not to be realized. To the extent that it is not more likely than not that a future tax asset will be realized, a valuation allowance is provided.

Financial instruments

The Corporation classifies all financial instruments as either held-for-trading, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities. Financial instruments are required to be measured at fair value on initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor's carrying amount or exchange amount in accordance with the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3840, "Related Party Transactions". Measurement in subsequent periods is dependent on the financial instruments classification. Held-for-trading instruments are measured at fair value with unrealized gains and losses recognized in results of operations. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income. Held-to-maturity, loans and receivables and other financial liabilities instruments are measured at amortized cost. The Corporation has elected to account for transaction costs related to the issuance of financial instruments as a reduction of the carrying value of the related financial instruments.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation

The Corporation has a stock-based compensation plan. The Corporation accounts for its stock option plan using the fair value method. Under this method, the Corporation estimates the fair value of stock options using the Black-Scholes option pricing model on the date of grant. Based on the value of the option granted, stock-based compensation expense and an offsetting credit to contributed surplus is recorded over the vesting period. When options are exercised, the amortized portion of the value of the option is transferred from the contributed surplus account to the share capital account.

Loss Per Share

The Corporation uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

Recent accounting pronouncements not yet adopted

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, "Business Combinations", which replaces Section 1581, "Business Combinations". The AcSB also issued Section 1601, "Consolidated Financial Statements", and Section 1602, "Non- Controlling Interests", which replace Section 1600, "Consolidated Financial Statements". These new sections are based on the International Accounting Standards Board's ("IASB") International Financial Reporting Standard 3, "Business Combinations". These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and United States accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items. The Corporation does not expect that the adoption of this standard will have a material impact on its financial statements.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Corporation for the year ended December 31, 2010. The Corporation continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

3.	SHARE CAPITAL AND CONTRIBUTED SURPLUS

Authorized

Unlimited number of common shares
Unlimited number of preferred shares, issuable in series.

The preferred shares may be issued in one or more series and the directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions, and conditions attached to the shares of each series.

Issued Common Shares
	Number of	Amount
	Shares	$

Initial capital issued for cash December 1, 2009	2,000,000	100,000
Initial public offering issued for cash June 30, 2010	7,553,000	755,300
	9,553,000	855,300
Share issue costs		(208,071)
Balance as at December 31, 2010	9,553,000	647,229

Initial Public Offering

On June 30, 2010 the Corporation closed a Public Offering (the “Offering”) filed by Prospectus with the Alberta Securities Commission, British Columbia Securities Commission and Ontario Securities Commission issuing 7,553,000 common shares at a price of $0.10 per share. Pursuant to Offering the Corporation paid the Agent a commission of 10% of the gross proceeds of the Offering; a corporate financing fee of $15,000 (plus GST); and reimbursed the Agent for its legal fees of $10,000 plus disbursements. The Agent was also granted a non-transferable Agent's Option to purchase 755,300 common shares at a price of $0.10 per common share, which will expire on July 9, 2012 which is 24 months from the date the common shares were listed for trading on the TSX Venture exchange.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

3.	SHARE CAPITAL AND CONTRIBUTED SURPLUS (Continued)

Escrowed Shares

Pursuant to an escrow agreement dated as of January 15, 2010 among the Corporation, CIBC Mellon Trust Company ("CIBC Mellon") and certain shareholders of the Corporation, 2,000,000 common shares, being all of the issued and outstanding common shares prior to the completion of the Offering, have been deposited in escrow. Upon the Corporation completing a Qualifying Transaction, as defined in Policy 2.4 of TSX Venture, common shares held pursuant to the escrow agreement shall be released as to 10% immediately following the issuance of the bulletin of the TSX Venture announcing final acceptance of the Qualifying Transaction (the "Initial Release") and an additional 15% shall be released every six months commencing six months following the Initial Release.

Stock Options

The Corporation entered into stock option agreements to grant stock options to officers and directors to acquire 955,300, common shares at a price of $0.10 per share with an expiry date of June 30, 2020. The options vest immediately upon the grant of the options. The stock options were qualified under the Prospectus dated March 31, 2010 and were approved and distributed concurrent with the completion of the Offering.

The Corporation granted a non-transferable Agent’s Option to purchase 755,300 common shares at a price of $0.10 per common share, which will expire on July 9, 2012.

Summary of stock option transactions are summarized as follows:

	Number of	Exercise
	Options	Price	Expiry Date

Incentive options granted	955,300	$0.10	June 30, 2020
Agent option granted	755,300	$0.10	July 9, 2012
Ending balance December 31, 2010	1,710,600

Exercisable options December 31, 2010	1,710,600

As at December 31, 2010 the weighted average remaining contract life and exercise price of the outstanding options is 5.98 years and $0.10 per share respectively.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

3.	SHARE CAPITAL AND CONTRIBUTED SURPLUS (Continued)

Stock Based Compensation

During the year stock based compensation costs in the amount of $86,236 were recorded in the Statement of Loss, Comprehensive Loss and Deficit related to the stock options issued to directors and officers. In addition, costs of $39,816 for the Agent’s option were charged as share issuance costs.

The following assumptions were used for the Black-Scholes valuation of stock options and Agent’s option granted:

	Directors and	Agent’s
	Officers	Option
Risk-free interest rate	3.08%	1.39%
Expected life of options	10 Years	2 Years
Annualized volatility	100%	100%
Dividend rate	0%	0%

Contributed Surplus

Agent Options	$39,816
Director and Officer Options	86,236
Balance December 31, 2010	$126,052

4.	FINANCIAL INSTRUMENTS

a) Fair Values

At December 31, 2010, the Corporation's financial instruments consist of cash and cash equivalents, and accounts payable and accrued liabilities. The fair values of these financial instruments approximate their carrying values due to the relatively short-term maturity of these instruments. The Corporation classifies its cash and cash equivalents as held-for-trading, and its accrued liabilities as other financial liabilities.

b) Credit Risk

Credit risk is the risk of loss associated with the counterparty's inability to fulfill its payment obligations. Financial instruments that potentially subject the Corporation to concentrations of credit risks consist principally of cash and guaranteed interest certificates. At December 31, 2010 the cash and cash equivalents were held by a high credit quality financial institution.

c) Interest Rate Risk

The Corporation is not exposed to any significant interest rate risk.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

4.	FINANCIAL INSTRUMENTS (Continued)

d) Liquidity Risk

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they fall due. The Corporation currently settles its financial obligations out of cash. The ability to do this relies on the Corporation raising equity financing in a timely manner and by maintaining sufficient cash in excess of anticipated needs.

5.	MANAGEMENT OF CAPITAL

The Corporation's capital currently consists of common shares. Its principal source of cash is from the issuance of common shares. The Corporation's capital management objectives are to safeguard its ability to continue as a going-concern and to have sufficient capital to be able to identify, evaluate and then acquire an interest in a business or assets. The Corporation does not have any externally imposed capital requirements to which it is subject. The Corporation manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Corporation may attempt to issue new shares or adjust the amount of cash and cash equivalents.

Management defines capital as total equity which was $644,934 at December 31, 2010 (2009 - $100,000).

6.	RELATED PARTY TRANSACTIONS

During the year end ended December 31, 2010, the Corporation incurred accounting and office costs of $17,250 payable to a company controlled by an officer of the Corporation. $3,750 of the costs are recorded as share issuance costs and $13,500 as office and administration expense.

During the year ended December 31, 2010, the Corporation incurred $41,801 of costs relating to professional services provided by a law firm of which one of the Corporation's directors is a partner of which $30,880 are recorded as share issue costs, 11,700 as deferred qualifying transaction costs and $221 as professional fees. At December 31, 2010 $11,921 was included in accounts payable and accrued liabilities.

All of the transactions occurred in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

7.	INCOME TAXES

A reconciliation of income taxes at statutory income tax rates with the reported taxes is as follows:

2010
$

Loss before future income tax recovery	(128,347)

Anticipated income tax recovery at 28%	(35,937)
Non-deductible stock based compensation expense	24,146
Future income tax assets	(47,103)
(58,894)
Valuation Allowance	58,894
-

The components of the future income tax assets are as follows:

Future income tax assets
Non-capital losses carried forward	(21,212)
Share issue costs	(37,682)
(58,894)
Valuation allowance	58,894
-

As at December 31, 2010, the Corporation has $75,756 in non-capital losses available to claim against future taxable income. This non-capital loss, if not utilized, will expire in 2030. Future tax benefits which may arise as a result of these non-capital losses and share issue costs have not been recognized in these financial statements and have been offset by a valuation allowance due to the uncertainty of their realization.

8.	EARNINGS PER SHARE

Basic and diluted earnings per share have been calculated based on the net loss divided by the weighted average number of common shares outstanding for the year ended December 31, 2010. The weighted average number of common shares outstanding during the year ended December 31, 2010 was 4,814,534.

For the year ended December 31, 2010 the weighted average outstanding calculation excludes 1,710,600 options that are considered anti-dilutive.

LIME HILL CAPITAL CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

9.	QUALIFYING TRANSACTION

On January 12, 2011 the Corporation issued a news release and announced details regarding a proposed qualifying transaction involving a business combination with Liquid Nutrition Group Inc. (“LNGI”). LNGI is a private company that has developed and is now franchising its hybrid health and nutrition retail stores. The Corporation entered into a letter agreement with LNGI pursuant to which the Corporation and LNGI intend to amalgamate and are currently working towards a final agreement.

THIS IS SCHEDULE B ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

MANAGEMENT DISCUSSION & ANALYSIS OF LIME HILL

LIME HILL CAPITAL CORPORATION
(also referred to as “Lime Hill” or the “Corporation”)

MANAGEMENT'S DISCUSSION & ANALYSIS
FOR THE YEAR ENDED DECEMBER 31, 2010

The following discussion and analysis should be read in conjunction with the audited financial statements for the year ended December 31, 2010. Additional information regarding the Corporation is available on SEDAR at www.sedar.com.

The Corporation prepares its financial statements in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). All dollar figures included therein and in the following discussion analysis are quoted in Canadian dollars unless otherwise noted.

DATE

This management’s discussion and analysis (“MD&A”) is dated February 28, 2011 and is in respect of the year ended December 31, 2010. The discussion in this management's discussion and analysis focuses on this period. Estimates and forward-looking information are based on assumptions of future events and actual results may vary from these estimates.

DESCRIPTION OF LIME HILL’S BUSINESS AND OVERALL PERFORMANCE

Lime Hill Capital Corporation (the "Corporation") was incorporated pursuant to the provisions of the Canada Business Corporations Act on November 2, 2007 and is a Capital Pool Company (“CPC”) as defined pursuant to Policy 2.4 of TSX Venture Exchange Inc. ("TSX Venture"). The Corporation proposes to identify and evaluate corporations, businesses or assets for acquisition and once identified and evaluated, to negotiate an acquisition or participation subject to receipt of shareholder and regulatory approval.

On April 7, 2010 the Corporation received final receipt for the Prospectus filed with the Alberta Securities Commission, British Columbia Securities Commission and Ontario Securities Commission to issue a minimum of 5,000,000 common shares and a maximum of 9,000,000 common shares at a price of $0.10 per share.

On June 30, 2010 the Corporation closed the Public Offering (the “Offering”) filed by Prospectus with the Alberta Securities Commission, British Columbia Securities Commission and Ontario Securities Commission issuing 7,553,000 common shares at a price of $0.10 per share. Pursuant to Offering the Corporation paid the Agent a commission of 10% of the gross proceeds of the Offering; a corporate financing fee of $15,000 (plus GST); and reimbursed the Agent for its legal fees of $10,000 plus disbursements. The Agent was also granted a non-transferable Agent's Option to purchase 755,300 common shares at a price of $0.10 per common share, which will expire on July 9, 2012 which is 24 months from the date the common shares are listed for trading on the TSX Venture exchange.

On January 12, 2011 the Corporation issued a news release and announced details regarding a proposed qualifying transaction involving a business combination with Liquid Nutrition Group Inc. (“LNGI”). LNGI is a private company that has developed and is now franchising its hybrid health and nutrition retail stores. The Corporation entered into a letter agreement with LNGI pursuant to which the Corporation and LNGI intend to amalgamate and are currently working towards a final agreement.

As at December 31, 2010, the Corporation had no business operations and its only significant asset was cash.

1

RISKS AND UNCERTAINTIES

The Corporation has no active business or assets other than cash. The Corporation does not have a history of earnings, nor has it paid any dividends. The Corporation has only limited funds and there is no assurance that the Corporation will complete the Offering and qualify as a CPC.

Readers are also referred to the Corporation’s Prospectus dated March 31, 2010 (the “Prospectus”) which is filed on the System for Electronic Document analysis and Retrieval (“SEDAR”), under the heading “Risk Factors”.

SELECTED FINANCIAL INFORMATION

The Corporation was incorporated on November 2, 2007 and was not yet a "Reporting Issuer" pursuant to applicable securities legislation until April 7, 2010, the date of the final receipt for the Prospectus as issued by the Alberta, British Columbia and Ontario Securities Commissions thereby becoming a "Reporting Issuer" in each of the provinces of Alberta, British Columbia and Ontario.

For the year ended December 31, 2010, the Corporation reported no discontinued operations and declared no cash dividends.

The following table is a summary of selected financial information (in Canadian dollars) derived from the Corporation's audited financial statements for the years ended December 31 prepared in accordance with Canadian Generally Accepted Accounting Principles:

	2010	2009

	$	$
Total Assets	670,144	-
Total Liabilities	25,210	-
Revenues	-	-
Net loss for the period	(128,347)	-
Basic and diluted net loss per share for the period	(0.027)	-

	Common	Common
	Shares	Shares
Weighted average number outstanding	4,814,534	164,384

2

The quarterly financial information follows:

	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010
	$	$	$	$
Total Revenue	-	-	-	-
Net and Comprehensive Loss	14,442	18,218	95,687	-
Loss Per Share – Basic and Diluted	(0.002)	(0.002)	(0.046)	-
Total Assets	670,144	696,687	726,830	129,168
Total Liabilities	25,210	37,311	47,556	29,168

RESULTS OF OPERATIONS

As at December 31, 2010 the Corporation had no active operations. The activity during the year ended mainly related to the preparation of the Prospectus and the Public Offering. During the three months ended December 31, 2010 the Corporation incurred a loss of $14,442. Variances in net loss by quarter will reflect overall corporate activity and factors which do not recur each quarter, such as interest income on fluctuating cash balances, professional and regulatory fees.

During the year ended December 31, 2010 the Corporation incurred a loss of $128,347 which mainly relates to stock based compensation for options issued to officers and directors of the Corporation which vested during the period in addition to administration and regulatory costs.

OUTSTANDING SHARE DATA

As at December 31, 2010 and the date of this MD&A the Corporation had 9,553,000 common shares and 1,710,600 options issued and outstanding.

Pursuant to an escrow agreement dated as of January 15, 2010 among the Corporation, CIBC Mellon Trust Company ("CIBC Mellon") and certain shareholders of the Corporation, 2,000,000 common shares, being all of the issued and outstanding common shares prior to the completion of the Offering, have been deposited in escrow. Upon the Corporation completing a Qualifying Transaction, as defined in Policy 2.4 of TSX Venture, common shares held pursuant to the escrow agreement shall be released as to 10% immediately following the issuance of the bulletin of the TSX Venture announcing final acceptance of the Qualifying Transaction (the "Initial Release") and an additional 15% shall be released every six months commencing six months following the Initial Release.

The Corporation entered into stock option agreements to grant stock options to officers and directors to acquire 955,300 common shares at a price of $0.10 per share that will expire on June 30, 2020. The stock options were qualified under the Prospectus dated March 31, 2010 and were approved and distributed concurrent with the completion of the Offering on June 30, 2010.

Pursuant to the Agency Agreement the Corporation granted an Agent’s Option to purchase 755,300 common shares at a price of $0.10 per common share which will expire on July 9, 2012 which is 24 months from the date the common shares are listed for trading on the TSX Venture pursuant to the closing of the Public Offering.

3

LIQUIDITY AND CAPITAL RESOURCES

The following is a summary of financial information for the year ended December 31, 2010:

Cash Flow	$

Cash used by operating activities	(44,315)

Cash provided by financing activities	687,045

Increase (decrease) in cash	(642,730)

During the year ended December 31, 2010 the Corporation used $44,315 of cash related operating activities. Cash net of financing costs was provided by financing activities from the initial seed capital of $100,000 and the $755,300 Public Offering in June 2010.

As at December 31, 2010, the Corporation had net working capital of $625,209 comprised of cash and cash equivalents, GST and interest receivable and accounts payable and accrued liabilities, which management considers to be sufficient for the Corporation to meet its ongoing obligations.

OFF-BALANCE SHEET ARRANGEMENTS

The Corporation has no off-balance sheet arrangements.

TRANSACTIONS WITH RELATED PARTIES

During the year end ended December 31, 2010, the Corporation incurred accounting and office costs of $17,250 payable to a company controlled by the President of the Corporation Mike Rousseau. $3,750 of the costs are recorded as share issuance costs and $13,500 as office and administration expense.

During the year ended December 31, 2010, the Corporation incurred $42,801 of costs relating to professional services provided by a law firm of which one of the Corporation's directors Doug Stuve is a partner, of which $30,880 are recorded as share issue costs, $11,700 as deferred qualifying transaction costs and $221 as professional fees. At December 31, 2010 $11,921 was included in accounts payable and accrued liabilities.

During the three month period ended December 31, 2010, the Corporation incurred accounting and office costs of $3,000 payable to a company controlled by the President of the Corporation Mike Rousseau which is included in office and administration expense.

During the three month period ended December 31, 2010, the Corporation incurred $11,921 of costs relating to professional services provided by a law firm of which one of the Corporation's directors Doug Stuve is a partner, of which $11,700 is included in deferred qualifying transaction costs and $221 in professional fees.

All of the transactions occurred in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

4

FINANCIAL INSTRUMENTS

The Corporation’s risk exposures and the impact on the Corporation’s financial instruments are summarized below:

Credit risk

Credit risk is the risk of loss associated with the counterparty's inability to fulfill its payment obligations. Financial instruments that potentially subject the Corporation to concentrations of credit risks consist principally of cash and guaranteed interest certificates. At December 31, 2010 the cash and cash equivalents were held by a high credit quality financial institution.

Liquidity risk

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they fall due. The Corporation currently settles its financial obligations out of cash. The ability to do this relies on the Corporation raising equity financing in a timely manner and by maintaining sufficient cash in excess of anticipated needs.

Interest rate risk

The Corporation is not exposed to any significant interest rate risk.

Fair Values

The carrying amount of cash and cash equivalents, and accounts payable and accrued liabilities approximates their fair value due to their short term nature.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

International financial reporting standards (“IFRS”)

A decision of the CICA Accounting Standards Board will require the Corporation to report under IFRS in fiscal 2011. The Corporation is monitoring the requirements but has not yet assessed the impact on its financial statements and will complete an assessment of the impact on its financial statements upon the potential completion of a Qualification Transaction.

CRITICAL ACCOUNTING ESTIMATES

This MD&A is based on the financial statements which have been prepared in accordance with GAAP. The preparation of the financial statements requires that certain estimates and judgments are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.

The accounting estimate for stock based compensation is based on the Black-Scholes option valuation model which was developed for use in estimating the fair value of traded options which were fully tradable with no vesting restrictions. This option valuation model requires the input of highly subjective assumptions including the expected stock price volatility. Since the Corporation’s stock options have characteristics significantly different from those of traded options and since changes in the subjective input assumptions can materially affect the calculated fair value, such value is subject to measurement uncertainty.

5

CAPITAL RISK MANAGEMENT

The Corporation's capital currently consists of common shares. Its principal source of cash is from the issuance of common shares. The Corporation's capital management objectives are to safeguard its ability to continue as a going-concern and to have sufficient capital to be able to identify, evaluate and then acquire an interest in a business or assets. The Corporation does not have any externally imposed capital requirements to which it is subject. The Corporation manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Corporation may attempt to issue new shares or adjust the amount of cash and cash equivalents.

OUTLOOK

On January 12, 2011 the Corporation issued a news release and announced details regarding a proposed qualifying transaction involving a business combination with Liquid Nutrition Group Inc. (“LNGI”). LNGI is a private company that has developed and is now franchising its hybrid health and nutrition retail stores. The Corporation entered into a letter agreement with LNGI pursuant to which the Corporation and LNGI intend to amalgamate and are currently working towards a final agreement.

FORWARD LOOKING INFORMATION

This MD&A contains forward-looking information in the “Risks and Uncertainties” and “Outlook” sections that involves material assumptions and known and unknown risks and uncertainties, certain of which are beyond the Corporation’s control. Such assumptions, risks and uncertainties include, without limitation, those associated with, loss of markets, volatility of commodity prices, currency fluctuations, delays resulting from the inability to obtain required regulatory approvals and ability to access sufficient capital from internal and external sources, the effect of general economic conditions in Canada and the United States, industry conditions, changes in laws and regulations and changes in how they are interpreted and enforced, increased competition, the lack of qualified personnel or management, fluctuations in foreign exchange or interest rates, stock market volatility and market valuations of companies with respect to announced transactions and the final valuations thereof, and obtaining required approvals of regulatory authorities. The Corporation’s actual results, performance or achievements could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits the Corporation will derive therefrom. The forward-looking information is made as at the date of this MD&A and the Corporation does not undertake any obligation to update publicly or to revise any of the included forward-looking information, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

6

THIS IS SCHEDULE C ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

FINANCIAL STATEMENTS OF LIQUID NUTRITION GROUP INC. AND LIQUID NUTRITION INC.

Consolidated balance sheet of

LIQUID NUTRITION GROUP INC.

as at December 21, 2010

LIQUID NUTRITION GROUP INC.
Table of contents

Independent auditor’s report	1
Consolidated balance sheet	2
Notes to the consolidated balance sheet	3-6

Deloitte & Touche LLP
1 Place Ville Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel: 514-393-7115
Fax: 514-390-4116
www.deloitte.ca

Independent auditor’s report

To the Directors of
Liquid Nutrition Group Inc.

We have audited the accompanying consolidated balance sheet of Liquid Nutrition Group Inc., as at December 21, 2010, and the summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statement

Management is responsible for the preparation and fair presentation of this consolidated financial statement in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of the consolidated financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statement based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated balance sheet. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated balance sheet, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated balance sheet in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated balance sheet.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated balance sheet presents fairly, in all material respects, the financial position of Liquid Nutrition Group Inc. as at December 21, 2010 in accordance with Canadian generally accepted accounting principles.

April 14, 2011
____________________
1 Chartered accountant auditor permit No. 22220

LIQUID NUTRITION GROUP INC.
Consolidated balance sheet
as at December 21, 2010
(in Canadian dollars)

$

Assets
Cash	100
Intangible assets (Note 3)	27,540
27,640

Liabilities
Accounts payable (Note 5)	100

Shareholder’s equity
Share capital (Note 4)	27,540
27,640

See notes to the financial statements

Approved by the Board

"Glenn Young" Director

LIQUID NUTRITION GROUP INC.
Notes to the consolidated balance sheet
December 21, 2010
(in Canadian dollars)

1.	Description of the business

Liquid Nutrition Group Inc. (the “Company” or “LNGI”) was incorporated under the Canada Business Corporations Act on December 2, 2010 and commenced operations on December 21, 2010. The Company’s year end is the Sunday closest to September 30.

LNGI was created to operate as an international franchisor of nutritional smoothie, food, vitamin and supplement stores, committed to bringing healthy and delicious eating to communities around the world.

The Company entered into the following transactions as of December 21, 2010:

-	Oxbridge Bank & Trust SCC (Oxbridge), the majority shareholder of Liquid Nutrition Inc. (LNI), agreed to a $7,900,000 reduction of the stated capital of its investment in LNI’s shares in exchange for specified assets of LNI as described in the agreement. These specified assets include 100 Class A quotas of Liquid Nutrition SRL and intangible assets of LNI including all trademarks, trade names, brand names, logos, slogans, designs, copyrights, trade secrets and other know-how, whether registered or not, including all associated goodwill, and software, domain names and other items listed in the agreement.

-	LNGI issued 7,900,000 common shares at a subscription price of $1 per share to Oxbridge in exchange for the specified assets of LNI described above.

-	LNGI acquired 100 common shares of Liquid Nutrition Franchising Corporation (“LNFC”) at a price of $1 per share. LNFC, which was incorporated on November 24, 2010, will carry on the Liquid Nutrition franchisor business pursuant to an Intellectual Property License Agreement between LNGI and LNFC. In addition, on March 31, 2011, LNFC entered into a Disclosure Document and Franchise Agreement with LNI whereby franchise royalties will be calculated at 6% of revenues of LNI, marketing revenues will be calculated at 2% of revenues of LNI, and sourcing and distribution revenues will be calculated at 1.5% of product costs of LNI.

-	LNGI entered into a letter of intent agreement with Lime Hill Capital Corporation (Lime Hill), pursuant to which Lime Hill and LNGI intend to complete a business combination by way of an amalgamation to form a new company. It is intended that this transaction, when completed, will constitute the qualifying transaction of Lime Hill pursuant to Policy 2.4 of the TSX Venture Exchange Inc. (the "TSX Venture") Corporate Finance Manual. The Transaction is subject to the policies of the TSX Venture relating to qualifying transactions, as well as shareholder approval of Lime Hill and LNGI.

The acquisition of the intangible assets noted above is a related party transaction between companies under common control and was measured at the carrying amount of the assets received. The carrying amount of the assets received was $27,540.

The intangible assets were recorded at their carrying value for accounting purposes, however for tax purposes these intangible assets were recorded at the subscription amount of $7,900,000, thereby resulting in a future income tax asset. As the Company has recently been incorporated and does not have any operating profits this tax asset has not been recorded on the balance sheet.

LIQUID NUTRITION GROUP INC.
Notes to the consolidated balance sheet
December 21, 2010
(in Canadian dollars)

2.	Significant accounting policies

The consolidated balance sheet has been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and include the following significant accounting policies:

Principles of consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries, Liquid Nutrition Franchising Corporation and Liquid Nutrition SRL.

Intangible assets

Intangible assets recorded include website acquisition and development costs, domain names and ERP software acquisition and development costs. These intangibles are amortized using the straight-line method over five years, except for domain names which carry an indefinite life.

These intangible assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value. As the Company began operations on December 21, 2010, no such event indicating a possible impairment has occurred, consequently, no tests were performed as at December 21, 2010.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the enacted and substantively enacted income tax rates for the years in which the differences are expected to reverse. Future income tax assets are recognized to the extent it is more likely than not they will be realized.

Future accounting changes

The Canadian Institute of Chartered Accountants (“CICA”) has issued the following new Handbook Sections, which will be effective for the Company beginning on January 1, 2011:

a)	New accounting framework

The CICA has issued a new accounting framework applicable to Canadian private enterprises. Effective for fiscal years beginning on January 1, 2011, private enterprises will have to choose between International Financial Reporting Standards (“IFRS”) and Accounting Standards for Private Enterprises (“ASPE”). The Company intends to adopt IFRS as it will become a publicly accountable entity once amalgamating with Lime Hill, as the amalgamation will constitute the qualifying transaction of Lime Hill. The Company is currently evaluating the impact of the adoption of IFRS on its consolidated financial statements.

LIQUID NUTRITION GROUP INC.
Notes to the consolidated balance sheet
December 21, 2010
(in Canadian dollars)

2.	Significant accounting policies (continued)

a)	New accounting framework (continued)

The only transaction of significance to the Company is the acquisition of assets from a company under common control. The Company is investigating whether under IFRS this transaction will be recorded at the carrying value of the assets transferred, or at their fair value, estimated at $7,900,000 based on the subscription amount of the shares issued in exchange. If the transaction is to be recorded at fair value under IFRS, the carrying amount of intangible assets and share capital would increase materially.

b)	Business combinations

In January 2009, the CICA issued Section 1582, Business Combinations, replacing Section 1581, Business Combinations. The Section establishes standards for the accounting for a business combination. The Section applies prospectively to business combinations for which the acquisition date is on or after January 1, 2011. The Company is currently evaluating the impact of the adoption of this new Section on its consolidated financial statements.

3.	Intangible assets

December 21,
2010
$

Website acquisition and development costs	16,875
Domain names	2,500
ERP software	8,165
27,540

4.	Share capital

Authorized

An unlimited number of common shares, voting and participating

$
Issued
7,900,000 common shares	27,540

LIQUID NUTRITION GROUP INC.
Notes to the consolidated balance sheet
December 21, 2010
(in Canadian dollars)

5.	Statement of cash flows

A cash flow statement has not been prepared since the cash flow information is readily apparent from the balance sheet and related notes. The sole cash transaction relates to $100 advanced by the ultimate shareholder to acquire LNFC common shares and is included in accounts payable.

6.	Subsequent events

On January 17, 2011, the Company entered into a promotion and endorsement agreement with SNE LN LLC (a company represented by Steve Nash, a professional athlete). LNGI will issue 1,000,000 common shares in exchange for a license to use the image and likeness of Steve Nash and related services. The Company has also entered into other promotion and endorsement agreements with additional athletes for 700,000 common shares on March 31, 2011.

On February 18, 2011, the Company completed its Debenture Private Placement, pursuant to which $2,500,000 principal amount of Debentures were issued for aggregate gross proceeds of $2,500,000. In connection with the Debenture Private Placement, LNGI issued to the Agent an aggregate cash fee of $250,000, being 10% of the aggregate gross proceeds, and 277,778 Debenture Agent’s Options. The debentures will be automatically converted into units immediately prior to the amalgamation with Lime Hill.

On February 28, 2011, the Company entered into an amalgamation agreement, as amended on March 4, 2011 and April 12, 2011, with Lime Hill Capital Corporation (“Lime Hill”) to complete the proposed amalgamation of LNGI and Lime Hill to form Liquid Nutrition Group Inc. (“Amalco”) and the related private placements of LNGI that are a condition of the amalgamation. The common shares of LNGI will be exchanged on a one-for-one basis for common shares of Amalco. The common shares of Lime Hill will be exchanged on an eight-for-one basis for common shares of Amalco and half warrants. As the proposed amalgamation will result in the former LNGI shareholders acquiring the majority of the issued outstanding common shares of Amalco, the transaction constitutes a reverse takeover, with LNGI being identified as the acquirer for accounting purposes.

In connection with the amalgamation, the Company also intends to complete a Unit Private Placement involving the issuance of a minimum of 500,000 and a maximum of 3,000,000 units at a price of $1.00 per unit for gross proceeds of a minimum of $500,000 and a maximum of $3,000,000. Pursuant to the Agency Agreement entered into in connection with the Unit Private Placement, the Agent will receive a cash commission and will be granted Agent’s Options.

Deloitte & Touche LLP
1 Place Ville Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel: 514-393-7115
Fax: 514-390-4116
www.deloitte.ca

Independent auditor’s report

To the Directors of Liquid Nutrition Inc.

We have audited the accompanying schedule of sales of Liquid Nutrition Inc. for the 52 weeks ended September 26, 2010 and the period from September 27, 2010 to December 31, 2010 (the “schedule”). The schedule has been prepared by management based on the Disclosure Document and Franchise Agreement (collectively the “Franchise Agreement”) between Liquid Nutrition Group Inc. and Liquid Nutrition Inc.

Management’s Responsibility for the Schedule

Management is responsible for the preparation of the schedule in accordance with the Franchise Agreement, and for such internal control as management determines is necessary to enable the preparation of the schedule that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the schedule based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the schedule is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the schedule. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the schedule, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the schedule in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the schedule.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the schedule of sales of Liquid Nutrition Inc. for the 52 weeks ended September 26, 2010 and the period from September 27, 2010 to December 31, 2010, is prepared, in all material respects in accordance with the Franchise Agreement.

Basis of Accounting and Restriction on Use

Without modifying our opinion, we draw attention to the Note to the schedule which describes the basis of accounting. The schedule is prepared to provide information to Liquid Nutrition Group Inc. in connection with the Franchise Agreement. As a result, the schedule may not be suitable for another purpose. Our report is intended solely for Liquid Nutrition Group Inc. and Liquid Nutrition Inc. and should not be used by parties other than Liquid Nutrition Group Inc. and Liquid Nutrition Inc.

January 31, 2011
____________________
1 Chartered accountant auditor permit No. 22220

LIQUID NUTRITION INC.
Schedule of sales
	52 weeks	52 weeks	52 weeks	September 27,
	ended	ended	ended	2010 to
	September 28,	September 27,	September 26,	December 31,
	2008	2009	2010	2010
	$	$	$	$
	(unaudited)	(unaudited)

Sales	1,697,573	1,975,512	1,784,432	280,848

Note

The Disclosure Document and Franchise Agreement (collectively the “Franchise Agreement”) between Liquid Nutrition Group Inc. (LNGI) and Liquid Nutrition Inc. (LNI) requires LNI to report its sales to LNGI. The Franchise Agreement requires that such sales be reported in accordance with the measurement and recognition standards of Canadian generally accepted accounting principles applied on a consistent basis.

LNI’s revenue recognition policy is such that the sales figures above exclude sales taxes and are net of any discounts and promotions. Sales are recognized when payment is tendered at the point of sale. Gift card sales are not recognized until such time as the customer uses the gift card to pay for products.

THIS IS SCHEDULE D ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

SCHEDULE OF PRO FORMA CONSOLIDATED REVENUES

Schedule of pro forma consolidated revenues

LIQUID NUTRITION GROUP INC.

(unaudited)

LIQUID NUTRITION GROUP INC.
Schedule of pro forma consolidated revenues
(unaudited)

	52 weeks	52 weeks	52 weeks	September 27,
	ended	ended	ended	2010 to
	September 28,	September 27,	September 26,	December 31,
	2008	2009	2010	2010
	$	$	$	$

Franchise royalties	101,854	118,531	107,066	16,851
Sourcing and distribution revenues	8,912	10,371	9,368	1,474
	110,766	128,902	116,434	18,325

Revenue Recognition:

This schedule of pro forma consolidated revenues presents the revenues that would have been earned by Liquid Nutrition Group Inc. (“LNGI”) had the Disclosure Document and Franchise Agreement (collectively the “Franchise Agreement”) between LNGI and Liquid Nutrition Inc. (“LNI”), dated March 31, 2011, been in place in the periods presented. In accordance with the agreement, LNGI earns franchise royalties equal to 6% of revenues of LNI and sourcing and distribution revenues equal to 1.5% of product costs of LNI. In addition, under the terms of the agreement, LNI must remit an amount equal to 2% of its revenues to a marketing fund administered by LNGI. LNGI can only use these funds to spend on advertising and marketing costs as outlined in the Franchise Agreement.

Revenue recognition accounting policy

Franchise royalties are recognized on an accrual basis based on revenues reported by LNI. Sourcing and distribution revenues are recognized on an accrual basis based on product costs reported by LNI. Advertising funds are initially recorded as a deferred revenue on an accrual basis based on revenues reported by LNI and are recognized in income when eligible expenses are incurred by LNGI.

Pro forma adjustments

For purposes of this pro forma schedule:

•	franchise royalties have been calculated at 6% of LNI revenues earned in the equivalent periods;
•	sourcing and distribution revenues have been calculated at 1.5% of LNI product costs, estimated at 35% of gross revenues earned in the equivalent periods based on average margins realized;
•

marketing funds have not be recognized in revenue because LNGI has not incurred any advertising and marketing costs in the periods presented. Marketing funds that would have accumulated in the periods presented, calculated at 2% of LNI revenues, are $33,951 for the period ended September 28, 2008, $39,510 for the period ended September 27, 2009, $35,689 for the period ended September 26, 2010, and $5,617 for the period ended December 31, 2010.

THIS IS SCHEDULE E ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

PRO FORMA FINANCIAL STATEMENTS OF AMALCO

Pro forma consolidated balance sheet of

LIQUID NUTRITION GROUP INC.
(AMALCO) (FORMERLY LIME HILL
CAPITAL CORPORATION)
(Unaudited)

December 31, 2010

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Pro forma consolidated balance sheet
as at December 31, 2010
(unaudited)
(in Canadian dollars)

	Liquid
	Nutrition	Lime Hill			Amalco
	Group Inc.	Capital	Pro forma		(consolidated)
	(consolidated)	Corporation	adjustments	Note	Pro forma
	$	$	$		$

Assets
Cash and cash equivalents	100	642,730	2,050,000	3a	2,692,830
GST and interest receivable	-	7,689	-		7,689
	100	650,419	2,050,000		2,700,519

Intangible assets	27,540	-	1,700,000	3b	1,727,540
Deferred qualifying transaction costs	-	19,725	(19,725)	2a	-
	27,640	670,144	3,730,275		4,428,059

Liabilities
Accounts payable and accrued liabilities	100	25,210	-		25,310

Shareholders’ equity
Share capital (Note 2i)	27,540	647,229	2,818,078	3c	3,492,847
Warrants (Note 2j)	-	-	1,028,721	2j	1,028,721
Contributed surplus	-	126,052	1,565,499	3d	1,691,551
Deficit	-	(128,347)	(1,682,023)	3e	(1,810,370)
	27,540	644,934	3,730,275		4,402,749
	27,640	670,144	3,730,275		4,428,059

See notes to the unaudited pro forma consolidated balance sheet

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Notes to the consolidated pro forma balance sheet
December 31, 2010
(unaudited)
(in Canadian dollars)

1.	Basis of presentation

The accompanying unaudited pro forma consolidated balance sheet as at December 31, 2010 has been prepared by management from information derived from the following financial statement and agreements:

a)	The audited consolidated balance sheet of Liquid Nutrition Group Inc. (“LNGI”) as at December 21, 2010, which represents LNGI’S financial position as at December 31, 2010;

b)	The audited financial statements of Lime Hill Capital Corporation (“Lime Hill”) as at December 31, 2010;

c)

The amalgamation agreement dated February 28, 2011, as amended on March 4, 2011 and April 12, 2011, between LNGI and Lime Hill to complete the proposed amalgamation of LNGI and Lime Hill to form Liquid Nutrition Group Inc. (“Amalco”, formerly Lime Hill Capital Corporation) and the related private placements of LNGI that are a condition of the amalgamation as well as other transactions contemplated in the information circular.

The unaudited pro forma consolidated balance sheet should be read together with the financial statements referred to above and the related Information Circular. The amalgamation would constitute the qualifying transaction of Lime Hill under TSX Venture Exchange Inc. policies. The transaction is subject to the approval of the shareholders of LNGI and Lime Hill, as well as that of the applicable securities regulatory authorities.

The common shares of LNGI will be exchanged on a one-for-one basis for common shares of Amalco. The common shares of Lime Hill will be exchanged on an eight-for-one basis for common shares of Amalco and half warrants. As the proposed amalgamation will result in the former LNGI shareholders acquiring the majority of the issued outstanding common shares of Amalco, the transaction constitutes a reverse takeover, with LNGI being identified as the acquirer for accounting purposes. The transaction is a capital transaction in substance, rather than a business combination, and has been accounted for in accordance with EIC-10, Reverse Takeover Accounting, which is also consistent with treatment in accordance with section 1582, Business Combinations, of the Canadian Institute of Chartered Accountant Handbook.

It is management’s opinion that the unaudited pro forma consolidated balance sheet includes all adjustments necessary for the fair presentation, in all material respects, of the unaudited pro forma consolidated balance sheet as if the transactions described in Note 2 had occurred as at December 31, 2010. In preparing the unaudited pro forma consolidated balance sheet, no adjustments were made to reflect the operating activities of either company to the date of the actual amalgamation. The pro forma information is based on estimates and assumptions set forth in Note 2. The pro forma information is being furnished solely for information purposes and is not necessarily indicative of the combined financial position that might have been achieved for the date indicated, nor is it indicative of future results that may occur.

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Notes to the consolidated pro forma balance sheet
December 31, 2010
(unaudited)
(in Canadian dollars)

2.	Pro forma assumptions with respect to the proposed amalgamation of LNGI and Lime Hill and other transactions

The unaudited pro forma consolidated balance sheet as at December 31, 2010 gives effect to the proposed amalgamation of LNGI and Lime Hill as though it had occurred on December 31, 2010 and includes the following:

a)

As the transaction constitutes a reverse takeover for accounting purposes, the unaudited pro forma consolidated balance sheet has been adjusted to eliminate Lime Hill’s shareholders’ equity. Furthermore, deferred qualifying transaction costs of $19,725 were applied against Lime Hill’s shareholders’ equity.

Pursuant to the amalgamation, Lime Hill received 597,063 warrants in addition to the common share exchange on an eight-for-one basis as disclosed in Note 1. Each warrant entitles the holder to acquire an additional Amalco common share at a price of $1.50 per share for a period of 60 months. In addition, all Lime Hill stock options and agent’s options were exchanged on an eight-for-one basis into options of Amalco with terms and conditions adjusted accordingly.

Lime Hill’s adjusted shareholders’ equity balance of $625,209 was allocated between share capital ($299,988) and warrants ($325,221). The warrants were recorded at their fair value of $325,221, calculated using the Black-Scholes option pricing model, with an exercise price of $1.50, a volatility of 100%, interest rate of 1.96% and assuming a current stock price of $1.00.

b)

LNGI closed a private placement on February 18, 2011 by the issuance of convertible debentures for $2,500,000, bearing interest at 9% per annum, maturing 18 months from the date of issuance. The debentures are convertible into units on the basis of one unit for each $0.90 principal amount and capitalized interest to the date of conversion. Each unit will consist of one common share and one-half warrant. Each warrant entitles the holder to acquire an additional common share at a price of $1.50 per share for a period of 60 months from the date of issuance. The debentures will be automatically converted into units immediately prior to the amalgamation. The unaudited pro forma consolidated balance sheet reflects the conversion to units and estimated capitalized interest of $56,250 charged to the deficit. The proceeds and accrued interest of $2,556,250 were allocated between share capital ($1,782,697) and warrants ($773,553). Warrants were recorded at their fair value, calculated using the Black-Scholes option pricing model, with an exercise price of $1.50, a volatility of 100%, interest rate of 1.96% and assuming a current stock price of $1.00.

The agent received a cash commission of $250,000, which represents 10% of the private placement proceeds. The agent was also granted 277,778 options to purchase units, representing 10% of the units arising under the private placement. Each agent’s option entitles the holder to purchase one unit at a price of $0.90 per unit for a period of 36 months. The agent’s options were recorded at their fair value of $156,193, calculated using the Black-Scholes option pricing model, with an exercise price of $0.90, a volatility of 100%, interest rate of 1.96% and assuming a current stock price of $0.90, and were added to contributed surplus. The cash commission has been applied against cash and these issuance costs have been applied as a reduction of share capital ($284,335) and warrants ($121,858).

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Notes to the consolidated pro forma balance sheet
December 31, 2010
(unaudited)
(in Canadian dollars)

2.	Pro forma assumptions with respect to the proposed amalgamation of LNGI and Lime Hill and other transactions (continued)

c)

A private placement consisting of the issuance of units at a subscription price of $1 per unit for minimum proceeds of $500,000 and maximum proceeds of $3,000,000, with each unit to consist of one common share and one-half warrant. Each warrant entitles the holder to acquire an additional common share at a price of $1.50 per share for a period of 60 months from the date of issuance. The unaudited pro forma consolidated balance sheet reflects the completion of a private placement for proceeds of $500,000. The proceeds of $500,000 were allocated between share capital ($363,824) and warrants ($136,176). Warrants were recorded at their fair value, calculated using the Black-Scholes option pricing model, with an exercise price of $1.50, a volatility of 100%, interest rate of 1.96% and assuming a current stock price of $1.00.

The agent will receive a cash commission of 10% in connection with the private placement. The agent will also be granted options to purchase 10% of the number of units sold under the private placement, with each agent’s option entitling the holder to purchase one unit at a price of $1.00 per unit for a period of 36 months. Based on private placement proceeds of $500,000, the agent will receive a cash commission of $50,000 and 50,000 options to purchase units. The agent’s options were recorded at their fair value of $31,238, calculated using the Black-Scholes option pricing model, with an exercise price of $1.00, a volatility of 100%, interest rate of 1.96% and assuming a current stock price of $1.00, and were added to contributed surplus. The cash commission has been applied against cash and these issuance costs have been applied as a reduction of share capital ($56,867) and warrants ($24,371).

d)

Out-of-pocket transaction costs on the qualifying transaction are estimated at approximately $400,000, and have been applied against cash and as a reduction of share capital ($340,000) and warrants ($60,000).

e)	General corporate expenses of $250,000 integral to these arrangements, temporarily financed by Greg Chamandy, have been applied against cash and as an increase to the deficit.

f)

On January 17, 2011, the Company entered into a promotion and endorsement agreement with SNE LN LLC (a company represented by Steve Nash, a professional athlete). LNGI will issue 1,000,000 common shares in exchange for a license to use the image and likeness of Steve Nash and related services. This intangible asset has been recorded at the subscription amount of $1 per share, for an aggregate amount of $1,000,000.

g)

On March 31, 2011, the Company entered into other promotion and endorsement agreements with additional athletes for 700,000 common shares in exchange for the related services. These intangible assets have been recorded at the subscription amount of $1 per share, for an aggregate amount of $700,000.

h)

In connection with the amalgamation, Amalco will issue a total of 2,000,747 stock options to directors and officers. These options were recorded at their fair value of $1,504,120, calculated using the Black-Scholes option pricing model, with an exercise price of $1.00, a volatility of 100%, interest rate of 2.38% and assuming a current stock price of $1.00, and were recorded in contributed surplus and as an increase to the deficit.

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Notes to the consolidated pro forma balance sheet
December 31, 2010
(unaudited)
(in Canadian dollars)

2.	Pro forma assumptions with respect to the proposed amalgamation of LNGI and Lime Hill and other transactions (continued)

i)	Taking into account the impact of the amalgamation, private placements, and other transactions, the share capital of Amalco is as follows:

	#	$

LNGI share capital (Note 2a)	7,900,000	27,540
Share capital issued to Lime Hill upon amalgamation (Note 2a)	1,194,125	299,988
Common shares issued upon conversion of debentures (Note 2b)	2,840,278	1,782,697
Common shares issued through unit private placement (Note 2c)	500,000	363,824
Agent commissions, agents’ options and transaction costs-Notes b, c and d	277,778	(681,202)
Common shares issued to SNE LN LLC (Note 2f)	1,000,000	1,000,000
Common shares issued to additional athletes (Note g)	700,000	700,000
	14,412,181	3,492,847

j)	Taking into account the impact of the amalgamation, private placements, and other transactions, the warrants of Amalco are as follows:

	#	$

Warrants issued to Lime Hill upon amalgamation (Note 2a)	597,063	325,221
Warrants issued upon conversion of debentures (Note 2b)	1,420,139	773,553
Warrants issued through unit private placement (Note 2c)	250,000	136,176
Agent commissions, agents’ options and transaction Costs (Notes 2b, c and d)	138,889	(206,229)
	2,406,091	1,028,721

k)	The Company’s estimated effective tax rate is 30%.

3.	Pro forma adjustments with respect to the proposed amalgamation of LNGI and Lime Hill and other transactions

a)	The adjustments made to cash and cash equivalents reported on the balance sheet are as follows:

$

Proceeds from debenture private placement (Note 2b)	2,500,000
Agent commissions on debenture private placement (Note 2b)	(250,000)
Proceeds from unit private placement (Note 2c)	500,000
Agent commissions on unit private placement (Note 2c)	(50,000)
Out-of-pocket transaction costs (Note 2d)	(400,000)
General corporate expenses (Note 2e)	(250,000)
2,050,000

LIQUID NUTRITION GROUP INC. (AMALCO) (FORMERLY
LIME HILL CAPITAL CORPORATION)
Notes to the consolidated pro forma balance sheet
December 31, 2010
(unaudited)
(in Canadian dollars)

3.	Pro forma adjustments with respect to the proposed amalgamation of LNGI and Lime Hill and other transactions (continued)

b)	The adjustments made to intangible assets reported on the balance sheet are as follows:

$

Promotion and endorsement agreement with SNE LN LLC (Note 2f)	1,000,000
Promotion and endorsement agreement with additional athletes (Note 2g)	700,000
1,700,000

c)	The adjustments made to share capital reported on the balance sheet are as follows:

$

Elimination of Lime Hill’s shareholders’ equity (Note 2a)	(647,229)
Share capital issued to Lime Hill upon amalgamation (Note 2a)	299,988
Common shares issued upon conversion of debentures (Note 2b)	1,782,697
Common shares issued through unit private placement (Note 2c)	363,824
Agent commissions, agents’ options and transaction costs (Notes 2b, c and d)	(681,202)
Common shares issued to SNE LN LLC (Note 2f)	1,000,000
Common shares issued to additional athletes (Note 2g)	700,000
2,818,078

d)	The adjustments made to contributed surplus reported on the balance sheet are as follows:

$

Elimination of Lime Hill’s contributed surplus (Note 2a)	(126,052)
Agents’ options (Notes 2b and c)	187,431
Issuance of Amalco stock options (Note 2h)	1,504,120
1,565,499

e)	The adjustments made to the deficit reported on the balance sheet are as follows:

$

Elimination of Lime Hill’s deficit (Note 2a)	128,347
General corporate expenses (Note 2e)	(250,000)
Accrued interest on debentures (Note 2b)	(56,250)
Issuance of Amalco stock options (Note 2h)	(1,504,120)
(1,682,023)

THIS IS SCHEDULE F ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

AMALGAMATION AGREEMENT

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT made as of the 28th day of February, 2011.

BETWEEN:

LIME HILL CAPITAL CORPORATION, a corporation incorporated under the laws of Canada
(hereinafter called "Lime Hill")

OF THE FIRST PART

- and -

LIQUID NUTRITION GROUP INC., a corporation incorporated under the laws of Canada
(hereinafter called "LNGI")

OF THE SECOND PART

WHEREAS, each of the parties hereto is a corporation to which the CBCA (as defined below) applies;

AND WHEREAS Lime Hill and LNGI wish to merge and continue as one corporation in accordance with the terms and conditions hereof;

AND WHEREAS Lime Hill and LNGI are a party to a letter agreement dated December 17, 2010 and accepted on December 21, 2010;

AND WHEREAS Lime Hill and LNGI wish to effect the merger of their businesses through the amalgamation of Lime Hill with LNGI;

AND WHEREAS the parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed amalgamation;

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the above premises and of the covenants, agreements, representations and warranties hereinafter contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions. In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following defined terms shall have the meanings hereinafter set forth:

	(a)	"Agent" means Avenue Capital Markets CPVC Inc.;

	(b)	"Agreement", "this Agreement", "herein", "hereby", "hereof", "hereunder" and similar expressions mean or refer to this agreement, together with the schedules hereto and any amendments hereto.

	(c)	"Amalco" means Liquid Nutrition Group Inc, the corporation resulting from the Amalgamation.

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(d)

"Amalco Lime Hill Agent’s Options" means the up to 94,413 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the 755,300 outstanding Lime Hill Agent’s Options, as adjusted for any exercise after the date hereof, if any, each entitling the holder to acquire one Amalco Share at a price of $0.80 per share until July 9, 2012, in accordance with its terms.

(e)

"Amalco Lime Hill Options" means the up to 119,413 stock options of Amalco to be issued pursuant to the Amalgamation in replacement for the 955,300 outstanding Lime Hill Options, as adjusted for any exercise after the date hereof, if any, each entitling the holder to acquire one Amalco Share at a price of $0.80 per share until June 30, 2020, in accordance with its terms.

(f)

"Amalco New Options" means the stock options of Amalco to be granted at Closing as determined by the Board of Directors of Amalco in accordance with the policies of TSX Venture, each entitling the holder to acquire one Amalco Share at a price of $0.80 per share until up to ten years from the date of grant, in accordance with its terms.

(g)

"Amalco LNGI Debenture Agent’s Options" means the 277,778 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the 277,778 LNGI Debenture Agent’s Options issued in connection with the LNGI Debenture Private Placement, each entitling the holder to acquire one Amalco Unit at a price of $0.90 per unit until 36 months from February 18, 2011, the closing date of the LNGI Debenture Private Placement, in accordance with its terms.

(h)

"Amalco LNGI Unit Agent’s Options" means the up to 350,000 agent’s options of Amalco to be issued pursuant to the Amalgamation in replacement for the up to 350,000 LNGI Agent’s Options to be issued in connection with the LNGI Unit Private Placement, each entitling the holder to acquire one Amalco Unit at a price of $1.00 per Amalco Unit until 36 months from the closing date of the LNGI Unit Private Placement, in accordance with its terms.

(i)

"Amalco LNGI Warrants" means the share purchase warrants of Amalco to be issued pursuant to the Amalgamation in replacement for the outstanding LNGI Warrants as well as to the Lime Hill Shareholders in accordance with Section 2.12, each entitling the holder to acquire one Amalco Share at a price of $1.50 per share until a date that is five years from the date of issuance of the particular LNGI Warrants, in accordance with its terms.

(j)	"Amalco Registrar and Transfer Agent" means CIBC Mellon Trust Company, and any other person which may be appointed as registrar and transfer agent of Amalco from time to time.

(k)	"Amalco Shares" means the common shares in the capital of Amalco.

(l)	"Amalco Stock Option Plan" means the existing stock option plan of Lime Hill.

(m)	"Amalgamation" means the amalgamation of Lime Hill and LNGI under Section 181 of the CBCA on the terms and conditions set forth in this Agreement.

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(n)	"Articles of Amalgamation" means the Articles of Amalgamation giving effect to the Amalgamation, substantially in the form attached hereto as Schedule A to be filed pursuant to this Agreement.

(o)	"associate", "affiliate", "insider" and "promoter" have the respective meanings ascribed thereto in the Securities Act (Alberta).

(p)	"Athletes Agreements" means Promotion and Endorsement Agreements, and the Athletes Subscription Agreements to be entered into between LNGI and professional athletes.

(q)

"Athletes Subscription Agreements" means subscription agreements to be entered into between LNGI and professional athletes whereby the professional athletes will collectively subscribe up to 1,100,000 LNGI Shares.

(r)	"Athletes Withholding Taxes" means the withholding taxes (if any) payable by LNGI in respect of the issuance of LNGI Shares pursuant to the Athletes Subscription Agreements.

(s)	"Business Day" means any day other than a Saturday or Sunday or a day when banks in the Cities of Calgary and Montreal are not generally open for business.

(t)	"CBCA" or "Act" means the Canada Business Corporations Act, as from time to time amended or re-enacted and includes any regulations heretofore or hereafter made pursuant to the CBCA.

(u)	"Certificate of Amalgamation" means the certificate of amalgamation to be issued by the Director pursuant to Subsection 185(4) of the CBCA giving effect to the Articles of Amalgamation.

(v)	"Closing" means the closing of the Amalgamation.

(w)

"Closing Date" means the date of the Closing, which shall be within seven (7) Business Days of the receipt of the approval by holders of Lime Hill Shares of the Amalgamation, or such other date as Lime Hill and LNGI may collectively agree, acting reasonably, and in any event not later than May 15, 2011.

(x)	"Director" the means the Director appointed under Section 260 of the CBCA.

(y)	"Effective Date" means the date shown in the Certificate of Amalgamation and giving effect to the Amalgamation.

(z)

"Employment Agreement" means the employment and non-competition agreement to be entered into concurrent with or prior to the Closing between LNGI and Glenn Young, such agreement to be in a form and with terms satisfactory to the parties thereto.

(aa)

"Escrow Transfer" means the transfer within escrow by the existing directors of Lime Hill of an aggregate of 2,000,000 Lime Hill Shares at a price of $0.08 per share to Alain Lambert and Andre Brosseau, or as they may direct, subject to the receipt of all necessary regulatory approval.

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(bb)	"Executive Director" means the Executive Director of the Alberta Securities Commission.

(cc)

"Hazardous Substances" means any waste or other substance that is prohibited, listed, defined, designated or classified as dangerous, hazardous, radioactive, explosive or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Laws, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor.

(dd)	"Information Circular" means the notice of annual and special meeting and information circular of Lime Hill to be used by Lime Hill in connection with the solicitation of proxies for the Meeting.

(ee)	"Kou Option" means the option of Brandon Kou to acquire 130,000 LNGI Shares from SNE LN, LLC at a total price of $1.00.

(ff)	"Lime Hill" means Lime Hill Capital Corporation, a public company incorporated under the CBCA with its registered office located in Calgary, Alberta.

(gg)

"Lime Hill Agent’s Options" means the 755,300 outstanding agent’s options of Lime Hill, as adjusted for any exercise after the date hereof if any, each entitling the holder to purchase one Lime Hill Share at a price of $0.10 per share until July 9, 2012, in accordance with its terms.

(hh)

"Lime Hill Letter of Transmittal" means the form of letter of transmittal to be used by holders of Lime Hill Shares for the purpose of surrendering certificates representing the Lime Hill Shares and exchanging them for certificates representing the Amalco Shares.

(ii)

"Lime Hill Options" means the 955,300 outstanding stock options of Lime Hill, as adjusted for any exercise after the date hereof, if any, each entitling the holder to purchase one Common Share at a price of $0.10 per share until June 30, 2020, in accordance with its terms.

(jj)	"Lime Hill Shares" means the common shares in the capital of Lime Hill.

(kk)	"LNFC" means Liquid Nutrition Franchising Corporation, a corporation incorporated under the CBCA with its registered office located in Montreal, Quebec.

(ll)	"LNI" means Liquid Nutrition Inc., a corporation incorporated under the CBCA with its registered office located in Montreal, Quebec.

(mm)	"LNGI" means Liquid Nutrition Group Inc., a corporation incorporated under the CBCA with its registered office located in Montreal, Quebec.

(nn)

"LNGI Debentures" means the $2,500,000 principal amount of convertible debentures of LNGI issued pursuant to the LNGI Debenture Private Placement, each bearing interest at 9% per annum and being convertible into one LNGI Unit for each $0.90 principal amount and which shall automatically be converted into LNGI Units immediately prior to the Closing Date.

5

(oo)

"LNGI Debenture Agent’s Options" means the 277,778 agent’s options of LNGI, as adjusted for any exercise after the date hereof, if any, each entitling the holder thereof to purchase one LNGI Unit at a price of $0.90 per unit until 36 months from the closing date of the LNGI Debenture Private Placement, in accordance with its terms.

(pp)	"LNGI Debenture Private Placement" means the private placement by LNGI of LNGI Debentures completed on February 18, 2011.

(qq)

"LNGI Shares" means the issued and outstanding common shares in the capital of LNGI, as well as the up to 1,100,000 common shares of LNGI to be issued to professional athletes pursuant to the Athletes Subscription Agreements.

(rr)	"LNGI Special Resolution" means the special resolution of the shareholders of LNGI approving the Amalgamation.

(ss)	"LNGI Sub-License Agreement" means the sub-license agreement between LNFC and LNI, whereby LNFC sub-licensed certain intellectual property rights to LNI.

(tt)	"LNGI Units" means the units offered pursuant to the LNGI Private Placement, each unit being comprised of one LNGI Share and one-half of one LNGI Warrant.

(uu)

"LNGI Unit Agent’s Options" means the up to 350,000 agent’s options of LNGI, as adjusted for any exercise after the date hereof, if any, each entitling the holder thereof to purchase one LNGI Unit at a price of $1.00 per unit until 36 months from the closing date of the LNGI Unit Private Placement, in accordance with its terms.

(vv)	"LNGI Unit Private Placement" means the private placement by LNGI of LNGI Units at a price of $1.00 per LNGI Unit for gross proceeds of a minimum of $500,000 and up to a maximum of $3,500,000.

(ww)

"LNGI Warrants" means the share purchase warrants of LNGI, each entitling the holder to acquire one LNGI Share a price of $1.50 per share for five years from their date of issuance, in accordance with its terms.

(xx)	"Meeting" means the annual and special meeting of the shareholders of Lime Hill to be held to consider among others, and, if deemed advisable, to approve the Amalgamation.

(yy)	"Person" means a natural person, firm, corporation, trust, partnership, joint venture, governmental body or agency or association.

(zz)	"Policy" means Policy 2.4 of TSX Venture found in the TSX Venture Corporate Finance Manual of TSX Venture.

(aaa)	"Qualifying Transaction" has the meaning ascribed thereto under the Policy.

(bbb)	"Registrar and Transfer Agent" means CIBC Mellon Trust Company, and any other person which may be appointed as registrar and transfer agent of Lime Hill from time to time.

(ccc)	"Related Parties" means promoters, officers, directors and other insiders of a company, and associates or affiliates thereof.

6

(ddd)	"Termination Date" shall have the meaning attributed to such term in Section 7.2.

(eee)	"TSX Venture" means the TSX Venture Exchange Inc.

(fff)

"TSX Venture Escrow Agreement" means the escrow agreement to be entered into among Amalco Registrar and Transfer Agent, Amalco and certain shareholders of LNGI in compliance with the requirements of TSX Venture and the Policy, with the securities subject to such agreement to be released as determined by TSX Venture.

(ggg)	"Young Option" means the option of Glenn Young to acquire 1,000,000 LNGI Shares from Oxbridge Bank & Trust SCC at a total price of $4.00.

1.2      Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and subsections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", and "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any Agreement or instrument supplementary or ancillary hereto.

1.3      Number, etc. Words importing the singular number shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.4      Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where an action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.5      Rounding. In performing the various mathematical calculations required to be performed hereunder, all numbers shall be rounded to the nearest five decimal places.

1.6      Currency. All sums of money which are referred to in this Agreement are expressed in lawful money of Canada.

1.7      Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of LNGI or Lime Hill, as applicable, it shall be deemed to refer to the actual knowledge after having made reasonable inquiry of the officers and directors of the particular company.

1.8      Meanings. Words and phrases defined in the CBCA shall have the same meaning herein as in the CBCA, unless otherwise defined herein or the context otherwise requires. Unless otherwise specifically indicated or the context otherwise requires "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

1.9      Schedules. The following schedule is annexed to this Agreement and is hereby incorporated by reference into this Agreement and form part hereof:

Schedule A – Articles of Amalgamation

7

ARTICLE 2
AMALGAMATION

2.1      Amalgamation. On or before the Closing Date, subject to the terms and conditions of this Agreement, Lime Hill and LNGI shall take all steps required to complete the Amalgamation and, without limitation, use commercially reasonable efforts to apply for and to obtain the approval of their respective directors and shareholders and all other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Amalgamation and the filing of the Articles of Amalgamation with the Director pursuant to Section 185 the Act.

2.2      Registered Office. The registered office of Amalco shall be situated at 1448 Drummond Rd, Montreal, Quebec, H3G 1V9.

2.3      Authorized Capital. Amalco shall be authorized to issue an unlimited number of Amalco Shares and an unlimited number of preferred shares, issuable in series, which shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amalgamation.

2.4      Restriction on Share Transfer. The transfer of shares of Amalco shall not be subject to any restrictions.

2.5      Number of Directors. The minimum number of directors of Amalco shall be three (3) and the maximum number of directors of Amalco shall be fifteen (15), the number to be determined by the board of directors from time to time.

2.6      First Directors. The number of first directors of Amalco shall be five (5). The first directors of Amalco shall be:

Name	Address

Dana Ades-Landy	1509 Sherbrooke Street W. #29
Montreal, QC H3G 1M1

H. Greg Chamandy	58 Belvedere Place
Westmount, QC H3Y 1G6

Arlene Dickinson	383B Markham Street
Toronto, ON M6G 2K8

Brandon Kou	201 Goshen Avenue, #103
Los Angeles, CA 9008

Glenn Young	1414 Cheverie Street
Oakville, ON L6J 6C3

The first directors shall hold office until the first annual or general meeting of the shareholders of Amalco, or until their successors are appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the CBCA, in the Articles of Amalgamation and in the by-laws of Amalco. The board of directors will be authorized to appoint one or more additional directors, who shall hold office for a term not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed will not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

2.7      First Auditors. The first auditors of Amalco shall be Deloitte & Touche LLP, Chartered Accountants, 1 Place Ville-Marie, Suite 3000, Montreal, Quebec H3B 4T9. The first auditors of Amalco shall hold office until the first annual meeting of shareholders of Amalco following the Amalgamation, or until their successor is appointed.

8

2.8      Fiscal Year. The fiscal year end of Amalco shall be December 31, subject to receipt of all necessary regulatory approval.

2.9      Restrictions on Business. There shall be no restrictions on the business that Amalco may carry on.

2.10     Articles of Amalgamation and By-laws. The Articles of Amalgamation shall be in the form set forth as Schedule A, including schedules thereto. The by-laws of Amalco shall be the existing by-laws of Lime Hill.

2.11     Effect of Certificate of Amalgamation. On the Effective Date:

(a)	the Amalgamation of Lime Hill and LNGI and their continuance as one corporation shall become effective;

(b)	the property of each of Lime Hill and LNGI shall continue to be the property of Amalco;

(c)	Amalco shall continue to be liable for the obligations of each of Lime Hill and LNGI;

(d)	any existing cause of action, claim or liability to prosecution of either Lime Hill or LNGI shall be unaffected;

(e)	any civil, criminal or administrative action or proceeding pending by or against either Lime Hill or LNGI may be continued to be prosecuted by or against Amalco;

(f)	a conviction against, or ruling, order or judgment in favour of or against, either Lime Hill or LNGI may be enforced by or against Amalco; and

(g)	the Articles of Amalgamation shall be deemed to be the Articles of Incorporation of Amalco and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation for Amalco.

2.12 Manner of Conversion of Issued Securities. On the Effective Date:

(a)	each LNGI Share outstanding immediately prior to the Amalgamation shall be exchanged for one fully-paid and non-assessable Amalco Share;

(b)	each LNGI Warrant outstanding immediately prior to the Amalgamation shall be replaced with/continued into one (1) Amalco LNGI Warrant;

(c)	each LNGI Debenture Agent's Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one (1) Amalco LNGI Debenture Agent's Option;

(d)	each LNGI Unit Agent’s Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one Amalco LNGI Unit Agent’s Option;

9

(e)

each Lime Hill Share outstanding immediately prior to the Amalgamation shall be exchanged for one-eighth (1/8) of one fully-paid and non-assessable Amalco Share and one-quarter (1/4) of one Amalco LNGI Warrant;

(f)	each Lime Hill Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one-eighth (1/8) of one Amalco Lime Hill Option;

(g)	each Lime Hill Agent’s Option outstanding immediately prior to the Amalgamation shall be replaced with/continued into one-eighth (1/8) of one Amalco Lime Hill Agent’s Option; and

(h)

the aggregate stated capital of Amalco shall be an amount equal to the aggregate paid up capital for purposes of the Income Tax Act (Canada) of LNGI and Lime Hill immediately prior to such time, and such stated capital shall be allocated on an equal basis to each share of Amalco issued on the Amalgamation, or as otherwise determined by the directors of Amalco.

2.13      Restrictions on Securities. The parties acknowledge and agree that the resale or disposition of the Amalco Shares to be issued to the shareholders of LNGI pursuant to Section 2.12 will be subject to compliance with applicable securities laws. In addition, certain of the Amalco Shares to be issued to the shareholders of LNGI, as required by TSX Venture, will be subject to the TSX Venture Escrow Agreement.

2.14      Certificates. On the Effective Date:

(a)

the registered holders of LNGI Shares shall cease to be holders of such shares and shall be deemed to be registered holders of Amalco Shares, to which they are entitled in accordance with Section 2.12, and on or after the Effective Date the holders of certificates representing LNGI Shares may surrender such certificates to Amalco and, upon such surrender, subject to the provisions of the TSX Venture Escrow Agreement, Amalco shall provide instructions to the Amalco Registrar and Transfer Agent to deliver such certificates representing the number of Amalco Shares to which they are so entitled;

(b)

the registered holders of Lime Hill Shares shall cease to be holders of Lime Hill Shares, and shall be deemed to be registered holders of Amalco Shares to which they are entitled in accordance with Section 2.12, and the holders of certificates representing Lime Hill Shares may surrender such certificates to the Amalco Registrar and Transfer Agent, together with a completed Lime Hill Letter of Transmittal and, upon such surrender shall be entitled to receive certificates representing the number of Amalco Shares to which they are entitled in accordance with Section 2.12, as soon as practicable, but in any event no later than five (5) Business Days following the later of the Effective Date and the date of deposit of the Lime Hill Letter of Transmittal;

(c)

the registered holders of the Lime Hill Options and Lime Hill Agent’s Options shall cease to be holders of such securities and shall be deemed to be the registered holders of the Amalco Lime Hill Options and Amalco Lime Hill Agent’s Options to which they are entitled in accordance with Section 2.12, and shall receive executed agreements and/or certificates evidencing such securities of Amalco; and

(d)

the registered holders of the LNGI Debenture Agent's Options, the LNGI Agent’s Options and LNGI Warrants shall cease to be holders of such securities and shall bedeemed to be the registered holders of the securities of Amalco to which they are entitled in accordance with Section 2.12, and shall receive executed agreements and/or certificates, as applicable, evidencing such securities of Amalco.

10

2.15      Lost Certificates. In the event any certificate which immediately prior to the Effective Date represented one or more outstanding LNGI Shares, Lime Hill Shares, Lime Hill Options, Lime Hill Agent’s Options, LNGI Debenture Agent’s Options, LNGI Unit Agent's Options, LNGI Warrants or other securities of LNGI that were exchanged pursuant to Section 2.12, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, as applicable, claiming such certificate to be lost, stolen or destroyed, the Amalco Registrar and Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more securities of Amalco to which they are entitled and, in each case deliverable pursuant to Section 2.12. When authorizing such payment in exchange for any lost, stolen, destroyed certificate, the holder to whom certificates representing such securities are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Amalco and its transfer agent in such sum as Amalco may direct or otherwise indemnify Amalco in a manner satisfactory to Amalco against any claim that may be made against Amalco with respect to the certificate alleged to have been lost, stolen or destroyed.

2.16      Stock Option Plan. The Amalco Stock Option Plan shall be the stock option plan of Lime Hill in existence immediately before the Amalgamation.

2.17      Fractional Shares. No fractional shares will be issued by Amalco and no cash will be paid in lieu thereof. Any fraction resulting will be rounded to the nearest whole number with fractions of one half or greater being rounded to the next higher whole number and fractions of less than one half being rounded to the next lower whole number.

ARTICLE 3
COVENANTS

3.1      Covenants of LNGI. LNGI covenants and agrees with Lime Hill that it will not, from the date of execution hereof to and including the Effective Date, except in order to give effect to this Agreement, in connection with the LNGI Debenture Private Placement or the LNGI Unit Private Placement, or with the prior written consent of Lime Hill, such consent not to be unreasonably withheld:

(a)	declare, pay or set aside any dividends or provide for any distribution of its properties or assets, or make any payment by way of return of capital, to its shareholders;

(b)	split, combine or reclassify any outstanding shares;

(c)	enter into any material contract, other than Athletes Agreements or in the ordinary course of business consistent with past practice;

(d)	redeem, purchase or offer to purchase any of its shares or other securities;

(e)	reorganize, amalgamate or merge with any other Person or other business organization whatsoever;

(f)

acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any Person or other business organization or division or any assets or properties of a material nature;

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(g)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities, other than in the ordinary course of business consistent with past practice;

(h)

issue or commit to issue any shares of its capital stock, or rights, warrants or options to purchase such shares, or any securities convertible into such shares, warrants or options, other than in connection with the Young Option or the Kou Option, in connection with the execution of Athletes Agreements in the ordinary course of business consistent with past practice, copies of which are provided to Lime Hill, or in connection with the issuance of securities issuable pursuant to the terms of securities outstanding on the date hereof;

(i)	alter or amend in any way its constating documents as the same exist at the date of this Agreement;

(j)

take any action which would be outside the ordinary course of business or which may result in a material adverse change in its affairs including, without limiting the generality of the foregoing, the entering into of any employment, consultancy or severance agreements or other arrangements with any of its directors or officers other than the Employment Agreement;

(k)

sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any material component of its assets, other than in the ordinary course of business consistent with past practice;

(l)	engage in any business enterprise or other activity materially different from that carried on or intended to be carried on as at the date hereof;

(m)

except for the Employment Agreement and except for the reimbursement of fees and expenses advanced to LNGI not exceeding, in the aggregate, $250,000, enter into any transaction with or make payments to a party or parties with which it does not deal at arm’s length;

(n)

grant any director, officer or employee who has a policy-making function any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment or consulting agreement with any such director, officer or employee, or hire or promote any such person (other than the Employment Agreement); or

(o)

perform any act or enter into any transaction or negotiation which might materially adversely interfere or be materially inconsistent with the consummation of the transactions contemplated under this Agreement.

3.2      Further Covenants of LNGI. LNGI covenants and agrees with Lime Hill that it will:

(a)

use commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(b)	prior to the Closing Date use its commercially reasonable efforts to obtain a fully executed LNGI Special Resolution;

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(c)

except for proxies and other non-substantive communications with securityholders, furnish promptly to Lime Hill a copy of each notice, report, schedule or other document delivered, filed or received by it in connection with: (i) the Amalgamation; (ii) any filings under applicable laws; and (iii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(d)

make other necessary filings and applications under applicable federal and provincial laws and regulations required on its part in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(e)

use commercially reasonable efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(f)

within two Business Days of receiving any written audit inquiry, assessment, reassessment, confirmation or variation of an assessment, indication that an assessment is being considered, request for filing of a waiver or extension of time or any other notice in writing relating to taxes, interest, penalties, losses or tax pools (an "Assessment"), deliver to Lime Hill a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of it on the assumption that such Assessment is valid and binding;

(g)	use commercially reasonable efforts to complete the minimum LNGI Unit Private Placement;

(h)	use commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.3 to be complied with;

(i)

subject to the satisfaction of the conditions in Sections 5.1 and 5.2, thereafter together with Lime Hill file with the Director the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date; and

(j)	notify Lime Hill immediately upon becoming aware that any of the representations and warranties of LNGI contained herein are no longer true and correct in any material respect.

3.3      Covenants of Lime Hill. Lime Hill covenants and agrees with LNGI that it will not from the date of execution hereof to and including the Effective Date, except as contemplated by this Agreement or with the prior written consent of LNGI, such consent not to be unreasonably withheld:

(a)	declare, pay or set aside any dividends or provide for any distribution of its properties or assets, or make any payment by way of return of capital, to its shareholders;

(b)	split, combine or reclassify any outstanding shares;

(c)	enter into any material contract;

(d)	redeem, purchase or offer to purchase any of its shares or other securities;

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(e)	reorganize, amalgamate or merge with any other Person or other business organization whatsoever;

(f)	acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any Person or other business organization or division, or any assets or properties;

(g)	incur or commit to incur any indebtedness for borrowed money, or issue any debt securities;

(h)

issue or commit to issue any shares of its capital stock, or rights, warrants or options to purchase such shares, or any securities convertible into such shares, warrants or options, other than in connection with the exercise of the Lime Hill Options or the Lime Hill Agent’s Options;

(i)	except as contemplated by this Agreement, alter or amend in any way its constating documents or by-laws as the same exist at the date of this Agreement;

(j)

take any action which may result in a material adverse change in the affairs of Lime Hill including, without limiting the generality of the foregoing, the entering into of employment, consultancy or severance agreements or other arrangements with any director or officer of Lime Hill;

(k)	engage in any business enterprise or other activity, other than as contemplated herein and as required as a capital pool company;

(l)	enter into any transaction with or make payments to a party or parties with whom Lime Hill does not deal at arm’s length, other than in the ordinary course of business consistent with past practice;

(m)

grant any director, officer or employee any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment or consulting agreement with any such director, officer or employee, or hire or promote any such person;

(n)	perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated under this Agreement; or

(o)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets.

3.4      Further Covenants of Lime Hill. Lime Hill covenants and agrees with LNGI that it will:

(a)

use commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

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(b)	mail to its shareholders the Information Circular and other documentation required in connection with the Meeting in accordance with applicable laws as soon as reasonably practicable;

(c)	prior to the Termination Date, convene and hold the Meeting for the purpose of approving the matters to be considered at the Meeting;

(d)

except for proxies and other non-substantive communications with securityholders, furnish promptly to LNGI a copy of each notice, report, schedule or other document delivered, filed or received by Lime Hill in connection with: (i) the Amalgamation; (ii) any filings under applicable laws; and (iii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(e)

make other necessary filings and applications under applicable federal and provincial laws and regulations required on the part of Lime Hill in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(f)

use commercially reasonable efforts to conduct its affairs so that Lime Hill’s representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(g)	use commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.2 to be complied with;

(h)

subject to the satisfaction of the conditions precedent in Sections 5.1 and 5.3, thereafter together with LNGI file with the Director the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date; and

(i)	notify LNGI immediately upon becoming aware that any of the representations and warranties of Lime Hill contained herein are no longer true and correct in any material respect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of Lime Hill. Lime Hill represents and warrants to and in favour of LNGI as follows, and acknowledges that LNGI is relying upon such representations and warranties:

(a)

Lime Hill is a corporation incorporated under the CBCA, is a valid and subsisting corporation under the CBCA and is in compliance, in all material respects, with the requirements of the CBCA. Lime Hill has no subsidiaries;

(b)

Lime Hill is a "reporting issuer" as that term is defined in the applicable securities legislation in the Provinces of Alberta, British Columbia and Ontario, is not in default of the requirements of such legislation or the regulations and rules thereto or the policiesand requirements of TSX Venture, and the issued and outstanding Lime Hill Shares are currently listed and posted for trading on TSX Venture;

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(c)	no cease trade order has been issued against Lime Hill or the Lime Hill Shares in any jurisdiction, and, to the knowledge of Lime Hill, no cease trade order is pending or threatened;

(d)	Lime Hill has the requisite power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth;

(e)

the authorized capital of Lime Hill consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, of which only 9,553,000 common shares and nil preferred shares are issued and outstanding, and all of such shares are validly issued and outstanding as fully paid and non-assessable shares of Lime Hill;

(f)

except for the Lime Hill Options, the Lime Hill Agent’s Options or pursuant to this Agreement, no Person has any agreement, option or right to acquire or capable of becoming an agreement for the purchase or acquisition of any of the unissued shares or other securities of Lime Hill;

(g)

there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the knowledge of Lime Hill, threatened against or relating to Lime Hill or affecting its properties or business which if determined adversely to Lime Hill might materially and adversely affect the properties, business, future prospects or the financial condition of Lime Hill, or the right of Lime Hill to use, produce or sell its property or assets in whole or in part. There is not presently outstanding against Lime Hill any judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

(h)

Lime Hill is a taxable Canadian corporation as defined in the Income Tax Act (Canada) and is not liable, in any material respect, for any Canadian federal, provincial, municipal or local taxes, sales tax assessments, withholding taxes, employee or other remittances, or other imposts or penalties due and unpaid at the date hereof in respect of its income, capital, employees, business or property, or for the payment of any tax instalment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, assessments, imposts, remittances and penalties have been properly calculated by Lime Hill, in all material respects. Lime Hill is not in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and Lime Hill has complied with all withholding, collection, remittance and other obligations under any applicable taxing statute;

(i)

Lime Hill has not conducted any business, other than in accordance with the Policy, has never had any employees, and is not in breach of any laws, rules or regulations where a breach would have a material adverse affect on the affairs, assets or financial condition of Lime Hill;

(j)

Lime Hill has not experienced nor, to the knowledge of Lime Hill, is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on its affairs or financial condition;

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(k)	the entering into and performance of this Agreement and the transactions contemplated herein by Lime Hill will not violate:

	(i)	the constating documents or by-laws of Lime Hill;

(ii)

any agreement to which Lime Hill is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Lime Hill because of such agreement, and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against Lime Hill or the assets of Lime Hill; or

(iii)

any statute, regulation, by-law, order, judgment, or decree by which Lime Hill is bound, except for such violations which would not have a material adverse effect on the financial condition, assets or affairs of Lime Hill;

(l)

Lime Hill has not incurred any obligation or liability, contingent or otherwise, for broker’s fees, commissions or finder’s fees or other similar fees in respect of the transactions contemplated herein;

(m)	since December 31, 2010, there has not been any material adverse change in the condition or operations of Lime Hill or in its assets, liabilities or financial condition;

(n)

the audited financial statements of Lime Hill for the year ended December 31, 2010, as well as the notes thereto, are true and correct and present fairly, in all material respects, the financial position of Lime Hill as at such dates and the results of its operations and changes in financial position for the periods indicated in the said statements, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of prior periods;

(o)

Lime Hill has no material liabilities, contingent or otherwise, except those set out in the financial statements referred to in subsection 4.1(n), and Lime Hill has not guaranteed or indemnified, or agreed to guarantee or indemnify, any debt, liability or other obligation of any Person, other than pursuant to an agency agreement entered into in connection with the initial public offering of Lime Hill;

(p)	other than as disclosed in the financial statements of Lime Hill which will be contained in the Information Circular and referred to in subsection 4.1(n), Lime Hill is not indebted to:

	(i)	any director, officer or shareholder of Lime Hill;

	(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

	(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.1(p)(i) and (ii);

(q)	none of those Persons referred to in subsection 4.1(p) is indebted to Lime Hill;

(r)

no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from Lime Hill of any of its assets;

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(s)

the information concerning Lime Hill to be set forth in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Information Circular will constitute full, true and plain disclosure of all material facts relating to the particular matters concerning Lime Hill to be acted upon by the securityholders of Lime Hill at the Meeting;

(t)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been, or in respect of the transactions contemplated herein will have been prior to Closing, duly approved by the board of directors of Lime Hill and this Agreement constitutes a valid and binding obligation of Lime Hill enforceable against it in accordance with its terms, subject, however, to limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction;

(u)

no notices, reports or other filings are required to be made by Lime Hill with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Lime Hill from, any governmental or regulatory authority, other than the TSX Venture, and the usual filings under applicable Canadian securities laws, in connection with the execution and delivery of this Agreement by Lime Hill and the consummation of the transactions contemplated herein by Lime Hill, the failure to make or obtain any or all of which is reasonably likely to have a material adverse effect on the financial condition of Lime Hill or could prevent, materially delay or materially burden the transactions contemplated by this Agreement;

(v)

Lime Hill has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities legislation or otherwise, with the applicable securities commissions (the "Disclosure Documents"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on SEDAR (System for Electronic Document Analysis and Retrieval)(or, if amended or superseded by a filing prior to the date of this letter agreement, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(w)	there is no "material fact" or "material change" (as those terms are defined in applicable securities legislation) in the affairs of Lime Hill that has not been generally disclosed to the public;

(x)

the Information Circular will contain a list of all material contracts, agreements and commitments (whether written or oral) to which Lime Hill is a party, and all of such material contracts, agreements and commitments are in full force and effect and Lime Hill is not in default, in any material respect, under any of such contracts, agreements or commitments;

(y)

there does not exist any state of facts which after notice or lapse of time, or both, will constitute a default or breach on the part of Lime Hill under any of the provisions contained in any of the material contracts, commitments or agreements referred to in subsection 4.1(w);

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(z)

there are no contracts, agreements or engagements, either oral or written, providing for a fixed period of employment of any director, officer or senior employee of Lime Hill, however, Lime Hill is a party to an administration agreement with Rousseau Holdings pursuant to which Lime Hill pays $1,500 per month for office expenses and which agreement will be terminated on the Closing Date;

(aa)

the corporate records and minute books of Lime Hill contain complete and accurate minutes of all meetings of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed;

(bb)	the cash assets of Lime Hill as at December 31, 2010, net of liabilities incurred, were approximately $625,000; and

(cc)

to the best of the knowledge of Lime Hill none of the directors, officers or principal shareholders of Lime Hill is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere.

4.2      Representations and Warranties of LNGI. LNGI represents and warrants to and in favour of Lime Hill as follows, and acknowledges that Lime Hill is relying upon such representations and warranties:

(a)	LNGI is a corporation incorporated under the CBCA, is a valid and subsisting corporation under the CBCA and is in compliance, in all material respects, with the requirements of the CBCA;

(b)

other than Liquid Nutrition Franchising Corporation, Liquid Nutrition LLC and Liquid Nutrition SRL (collectively, the "LNGI Subsidiaries"), LNGI has no subsidiaries and holds no interest in any other company, partnership, joint venture or similar entity;

(c)

the authorized capital of LNGI is an unlimited number of common shares of which only 8,900,000 common shares are issued and outstanding as at the date, and all of such shares are validly issued and outstanding as fully paid and non-assessable shares of LNGI. LNGI owns, directly or indirectly, all of the issued and outstanding shares of each of the LNGI Subsidiaries;

(d)

after completion of the LNGI Debenture Private Placement, the LNGI Unit Private Placement and the Young Option, the Kou Option and the Athletes Subscription Agreements, other than the LNGI Warrants, the LNGI Debenture Agent’s Options and the LNGI Unit Agent's Options, no Person has any agreement, option, warrant or right to acquire or capable of becoming an agreement for the purchase or acquisition of any of the unissued share capital of LNGI or the LNGI Subsidiaries, and there are no outstanding securities or instruments which are convertible into or exchangeable for shares of LNGI or the LNGI Subsidiaries;

(e)

the information concerning LNGI and the LNGI Subsidiaries to be contained in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in light of the circumstances in which it will be made, and such information in the Information Circular will constitute full, true and plain disclosure of all material facts relating to the particular matters to be acted upon by the shareholders of Lime Hill at the Meeting concerning LNGI and the LNGI Subsidiaries;

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(f)

there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, or, to the knowledge of LNGI, pending or threatened against or relating to LNGI or the LNGI Subsidiaries (hereinafter in this Section 4.2 all references to "LNGI" shall refer to LNGI and the LNGI Subsidiaries taken as a whole), or affecting its properties or business which if determined adversely to LNGI might materially and adversely affect the properties, business, future prospects or the financial condition of LNGI or the right of LNGI to use, produce or sell its property or assets in whole or in part and there is not presently outstanding against LNGI any material judgment, decree, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

(g)

LNGI is a taxable corporation as defined in the Income Tax Act (Canada) and is not liable, in any material respects, for any Canadian or United States federal, provincial, state, municipal or local taxes, assessments, withholding taxes (except the Athletes Withholding Taxes (if any)) employee or other remittances, or other imposts or penalties due and unpaid at the date hereof in respect of its income, employees, business or property, or for the payment of any tax instalment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, imposts, remittances and penalties have been properly calculated by LNGI, in all material respects, and LNGI is not in any material respect in default in filing any returns or reports covering any Canadian or United States federal, provincial, state, municipal or local taxes, assessments or other imposts in respect of its income, business or property and LNGI has complied in all material respects with all withholding, collection, remittance and other obligations under any applicable taxing statute;

(h)

no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental entity is required by or with respect to LNGI in connection with the execution and delivery of this Agreement by LNGI, the performance of its obligations hereunder or the consummation by LNGI of the transactions contemplated hereby other than: (a) the unanimous approval of the Amalgamation by the shareholders of LNGI; (b) such registrations and other actions required under provincial and territorial securities laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of a new corporation on the Amalgamation; (c) any filings with the Director; and (d) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on LNGI or prevent or materially impair LNGI’s ability to perform its obligations hereunder;

(i)

LNGI is licensed, registered and qualified, in all material respects, and possesses all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities in the jurisdictions necessary to enable its business to be carried on as now conducted and to enable its property and assets to be owned, leased and operated as they are now, and all such licences, registrations and qualifications are in good standing, in all material respects;

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(j)

since December 21, 2010, there has not been any material adverse change in the condition or operation of LNGI or in its assets, liabilities or financial condition, except as will be disclosed in the Information Circular;

(k)

the audited consolidated financial statements for Liquid Nutrition Inc. ("LNI") for the financial years ended 2009 and 2008, as well as the audited opening balance sheet of LNGI for the period ended December 21, 2010, together with the notes to all of such financial statements, are true and correct and present fairly, in all material respects, the financial position of LNI and LNGI, as applicable as at such dates, and the results of its operations and changes in financial position for the period indicated in the said statements, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of prior periods;

(l)

the unaudited schedule of pro forma consolidated revenues of LNGI and the audited schedule of sales of LNI are true and correct and present fairly, in all material respects, the information contained therein and have been prepared in accordance with generally accepted accounting principles.

(m)	there is no pending disagreement between LNGI and its auditors which could materially affect the financial situation of LNGI;

(n)

other than amounts described in subsection 3.1(m) and amounts owing to reimburse individuals for business expenses incurred and approved on behalf of LNGI and remuneration for services in the ordinary course of business, LNGI is not indebted to:

	(i)	any director, officer, employee or shareholder of LNGI;

	(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

	(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.2(m)(i) and (ii);

(o)	none of those Persons referred to in subsection 4.2(m) is indebted to LNGI;

(p)

to the best of the knowledge of LNGI, none of the directors or officers of LNGI (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

(q)

no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from LNGI of any material part of its assets, except in the ordinary course of business of LNGI consistent with past practice;

(r)

other than the Employment Agreement (when executed), LNGI is not a party to any contracts, agreements or engagements with any director or officer of LNGI, either written or verbal, providing for a fixed period of employment;

(s)	the entering into and performance of this Agreement and the transactions contemplated herein by LNGI will not violate:

	(i)	the constating documents or by-laws of LNGI;

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(ii)

any material agreement to which LNGI is a party, and will not give any Person any right to terminate or cancel any material agreement or any right enjoyed by LNGI because of such agreement, and will not result in the creation or imposition of any material lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against LNGI or the assets of LNGI; or

(iii)

any statute, regulation, order, judgment or decree by which LNGI is bound except for such violations which would not have a material adverse effect on the financial condition, assets or affairs of LNGI;

(t)	LNGI has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees in respect of the transactions contemplated herein;

(u)

LNGI has no material liabilities, contingent or otherwise, except those described in subsection 3.1(m) and those set out in the financial statements referred to in subsection 4.2(k), or, thereafter, incurred in the ordinary course of business, and except in the ordinary course of business, LNGI has not guaranteed or indemnified, or agreed to guarantee or indemnify, any debt, liability or other obligation of any Person;

(v)

the Information Circular will contain a list of all material contracts, agreements and commitments (whether written or oral) to which LNGI is a party, and all of such material contracts, agreements and commitments are in full force and effect and LNGI is not in default under any of such contracts, agreements or commitments, save and except for any breach or default which is not material or which has been waived by the other party to such contract, agreement or commitment;

(w)

there does not exist any state of facts which after notice or lapse of time, or both, will constitute a material default or breach on the part of LNGI under any of the provisions contained in any of the material contracts, commitments or agreements referred to in subsection 4.2(m);

(x)

the corporate records and minute books of LNGI contain, in all material respects, complete and accurate minutes of all material decisions made at any meeting of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed;

(y)

LNGI maintains reasonably sufficient property, general liability and third party insurance and all of such insurance policies are in good standing and in the opinion of management of LNGI are sufficient, in all material respects, to protect LNGI against potential liabilities of the business of LNGI;

(z)

LNGI has good, valid and marketable title to the assets currently used in its business, real, personal and mixed, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, accruals and other encumbrances and defects of title of any nature whatsoever, other than as a result of the right of professional athletes to terminate any of the Athletes Agreements and other than as disclosed in the financial statements of LNGI referred to in subsection 4.2(k), except as would not be material or as may have been entered into after the date of the relevant financial statements in the ordinary course of business;

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(aa)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been, or in respect of the transactions contemplated herein will have been prior to Closing, approved by the board of directors of LNGI and this Agreement constitutes a valid and binding obligation of LNGI enforceable against it in accordance with its terms, subject, however, to limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction;

(bb)

except as required after the Amalgamation in respect of new tax and registration numbers, no notices, reports or other filings are required to be made by LNGI with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by LNGI from, any governmental or regulatory authority in connection with the execution and delivery of this Agreement by LNGI and the consummation of the transactions contemplated herein by LNGI, the failure to make or obtain any or all of which is reasonably likely to have a material adverse effect on the financial condition of LNGI or could prevent, materially delay or materially burden the transactions contemplated herein;

(cc)

LNGI is not currently a party to any material contract, agreement or understanding with any officer, director, employee, shareholder or any other Person not dealing at arm’s length with LNGI, other than the Employment Agreement and the LNGI Sub-License Agreement;

(dd)

LNGI maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; and (v) material information relating to LNGI is made known to those within LNGI responsible for the preparation of the financial statements during the period in which the financial statements have been prepared;

(ee)	except as regards any matter relating to Lime Hill, there are no reasonable grounds for believing that a creditor of LNGI will be prejudiced by the Amalgamation;

(ff)	no cease trade order has been issued against LNGI or any claim of shares of LNGI in any jurisdiction, and to the knowledge of LNGI, no cease trade order is pending or threatened;

(gg)

LNGI is not a party to, nor has obligations under, any collective bargaining agreement, and, to the knowledge of LNGI, there is no organizing activity involving LNGI pending or threatened by any labour union or group of employees and there are no representation proceedings pending or threatened with any governmental authority having jurisdiction over the business of LNGI, and no labour organization or group of employees of LNGI have made a pending demand for recognition;

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(hh)

except rights available for employees of LNGI at common law and the Employment Agreement, there is presently no material plan in place for retirement bonus, pension benefits, unemployment benefits, deferred compensation, severance or termination pay, insurance, sick leave, disability, salary continuation, legal benefits, vacation or other employee incentives or compensation that is contributed to or required to be contributed to, by LNGI for the benefit of any current or former director, senior officer, employee or consultant of LNGI;

(ii)	LNGI is in compliance with all covenants and obligations of any secured indebtedness of LNGI;

(jj)	except to the extent that any violation or other matter referred to in this subparagraph does not have a material adverse effect on LNGI:

(i)

LNGI is not in violation of any applicable federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, "Environmental Laws");

	(ii)	LNGI has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)

there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by LNGI that have not been remedied;

	(iv)	to the best of LNGI’s knowledge, no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of LNGI;

(v)

LNGI has not failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign the occurrence of any event which is required to be so reported by any Environmental Law;

(vi)

no written notice, notification, demand, request for information, citation, summons or order has been issued, to the knowledge of LNGI, no complaint has been filed, no penalty has been assessed and no investigation or review is commenced or, to the knowledge of LNGI, is contemplated by any entity with respect to any alleged failure by LNGI to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of its business; and

(vii)

LNGI has no underground storage tanks or surface impoundments for Hazardous Substances, active or abandoned, at any site or facility of LNGI. There has (or have) been no: (i) release of Hazardous Substances in violation of any Environmental Laws at, on or under any site or facility owned, operated or leased by LNGI; (ii) release, recycling, treatment, storage or disposal of Hazardous Substances generated by LNGI in violation of Environmental Laws at any location; (iii) environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of LNGI;

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(kk)	the books of account and other records of LNGI, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practice;

(ll)

neither LNGI nor any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of LNGI;

(mm)	to the knowledge of LNGI, no insider of LNGI has a present intention to sell any securities of LNGI held by it;

(nn)

all the personal property and tangibles owned or used by LNGI in connection with its business are in working order, operational and free of any material defect, except for normal wear and tear, having regard to the use and age of such property;

(oo)

LNGI is not a party to any material lease or agreement in the nature of a lease, whether as lessor or lessee, except as described in the financial statements referred to in subsection 4.2(k), and except for leases of office equipment, or other personal property the value of which is less than $15,000, or the term of which is less than two years;

(pp)

although it does not warrant title, LNGI has no reason to believe that LNGI does not own or have the right to use all of the patents (pending or otherwise), patent rights, licenses, permits, consents, registrations, inventions, copyrights, trademarks, service marks and trade names and, to the best of its knowledge, know-how (including trade secrets and other uncopyrighted, unpatented or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property of any nature whatsoever (collectively, the "Intellectual Property") which are necessary for the lawful conduct of the business of LNGI as now conducted or presently proposed to be conducted. No royalty or other fee is required to be paid by LNGI to any other person in respect of the use of any of the Intellectual Property. To the knowledge of LNGI, no employee of LNGI is in violation of any term or any non disclosure, proprietary rights or similar agreement between such employee and LNGI or between such employee and any former employer. To the knowledge of LNGI, all technical information developed by and belonging to LNGI which has not been copyrighted or patented has been kept confidential. None of the directors, officers, employees or principal shareholders of LNGI, or Related Parties thereto, owns any trade-marks, trade-names, patents, copyrights or other intellectual property rights used by LNGI and, if they ever owned such intellectual property rights, they have transferred all such rights to LNGI and have not licensed same to any person, other than LNGI. Each of the directors, officers, employees or principal shareholders of LNGI has waived all of its moral rights, if any, in LNGI's works in which copyright subsist;

(qq)

there are no material restrictions on the ability of LNGI to use and exploit all rights in the Intellectual Property required in the ordinary course of the business of LNGI. None of the rights of LNGI in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement; and

(rr)

to the knowledge of LNGI, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others against LNGI challenging the rights of LNGI in or to any such Intellectual Property, and LNGI is unaware of any facts which, to LNGI’s knowledge, would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others against LNGI challenging the validity or scope of any such Intellectual Property, and LNGI is unaware of any facts which, to its knowledge, would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others against LNGI asserting that LNGI infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and LNGI is unaware of any facts which, would form a reasonable basis for any such claim; (vi) there is no patent or patent application which contains valid claims that dominate any Intellectual Property that is necessary for the conduct of its principal business as currently conducted or currently contemplated to be conducted or that interferes with the issued claims of any such Intellectual Property; and (vii) there is no prior act of which LNGI is aware that may render any patent held by LNGI invalid or any patent application held, unpatentable, which has not been disclosed to the applicable patent-issuing authority.

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ARTICLE 5
CONDITIONS PRECEDENT AND OTHER MATTERS

5.1      Mutual Conditions Precedent. The respective obligations of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

(a)

the transactions contemplated herein, including the Amalgamation, shall have been approved by the required majority of the votes of the shareholders of Lime Hill who, being entitled to do so, vote in person or by proxy at the Meeting in accordance with the provisions of the CBCA;

(b)	the Amalgamation shall have been approved by the shareholders of LNGI in accordance with the provisions of the CBCA;

(c)

the securities of Amalco to be issued upon the completion of the Amalgamation shall have been accepted for listing by TSX Venture, subject to Amalco fulfilling TSX Venture’s usual and ordinary listing requirements;

(d)	TSX Venture shall have granted conditional approval to the Amalgamation as a Qualifying Transaction of Lime Hill;

(e)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation the Amalgamation;

(f)

all consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the transactions provided for in this Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to each of the parties hereto, acting reasonably;

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(g)	the board of directors of Amalco shall consist of those directors itemized in Section 2.7;

(h)	this Agreement shall not have been terminated in accordance with Section 7.2; and

(i)	LNGI shall have closed the LNGI Unit Private Placement for gross proceeds equal to $500,000 or such greater amount as may be required by TSX Venture, if any.

5.2      Conditions to Obligations of LNGI. The obligation of LNGI to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of Lime Hill to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by Lime Hill;

(b)	no material adverse change in the business, affairs, assets or operations of Lime Hill shall have occurred between the date hereof and the Closing Date;

(c)

except as affected by the transactions contemplated herein, the representations and warranties of Lime Hill contained in Section 4.1 shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time and LNGI shall have received a certificate to that effect, dated the Closing Date, from an officer of Lime Hill acceptable to LNGI, to the best of his knowledge, having made reasonable inquiry;

(d)

the covenants of Lime Hill contained in Sections 3.3 and 3.4 shall have been complied with and LNGI shall have received a certificate of an officer of Lime Hill to such effect and outlining the cash on hand and liabilities of Lime Hill (including accrued fees payable) on the Closing Date;

(e)	Lime Hill shall have furnished LNGI with:

(i) certified copies of the resolutions passed by the special committee and of the board of directors of Lime Hill approving this Agreement and the consummation of the transactions contemplated herein;

(ii) certified copies of the resolutions passed by the shareholders of Lime Hill at the Meeting approving the Amalgamation;

(iii)

a conditional approval letter from TSX Venture approving the Amalgamation upon the terms hereof as a Qualifying Transaction of Lime Hill, approving the listing of the Amalco Shares issuable pursuant to the Amalgamation upon exercise of any securities of Amalco convertible or exercisable into Amalco Shares to the usual conditions; and

(iv) a certificate of the Registrar and Transfer Agent outlining the number of issued and outstanding Lime Hill Shares; and

(f)	the latest available audited financial statements of Lime Hill shall be true and correct and shall have been prepared in accordance with generally accepted accounting principles.

27

           The conditions described above are for the exclusive benefit of LNGI and may be asserted by LNGI regardless of the circumstances, or may be waived by LNGI in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which LNGI may have hereunder or at law.

5.3      Conditions to Obligations of Lime Hill. The obligations of Lime Hill to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of LNGI to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by LNGI;

(b)	no material adverse change in the business, affairs, financial condition or operations of LNGI shall have occurred between the date hereof and the Closing Date;

(c)

except as affected by the transactions contemplated herein, the representations and warranties of LNGI contained in Section 4.2 shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, and Lime Hill shall have received a certificate to such effect, dated the Closing Date, of a senior officer of LNGI to the best of his knowledge having made reasonable inquiry;

(d)

the covenants of LNGI contained in Sections 3.1 and 3.2 shall have been complied with, and Lime Hill shall have received a certificate to such effect, dated the Closing Date, of a senior officer of LNGI;

(e)	LNGI shall have furnished Lime Hill with:

(i) certified copies of the closing documentation in connection with the completion of the LNGI Debenture Private Placement and the LNGI Unit Private Placement;

(ii)

certified copies of the resolutions passed by the board of directors of LNGI approving this Agreement, the LNGI Debenture Private Placement, the LNGI Unit Private Placement and the Employment Agreement, as well as the consummation of the transactions contemplated herein; and

(iii) certified copies of the resolutions of the shareholders of LNGI approving the Amalgamation;

(f)	the TSX Venture Escrow Agreement shall have been entered into;

(g)	the Employment Agreement shall have been entered into with terms and conditions satisfactory to Lime Hill;

(h)	the latest available financial statements of LNGI shall be true and correct and shall have been prepared in accordance with generally accepted accounting principles; and

(i)	the Escrow Transfer shall have been completed.

           The conditions described above are for the exclusive benefit of Lime Hill and may be asserted by Lime Hill regardless of the circumstances, or may be waived by Lime Hill in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Lime Hill may have hereunder or at law.

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5.4      Merger of Conditions. The conditions set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released on the filing by Lime Hill and LNGI of the Articles of Amalgamation with the Director.

ARTICLE 6
NOTICES

6.1      Notices. All notices, requests and demands hereunder, which may or are required to be given pursuant to any provision of this Agreement, shall be given or made in writing and shall be delivered by courier, telecopier or e-mail as follows:

(a)	to Lime Hill, addressed to:

Lime Hill Capital Corporation
1820 Bayshore Road S.W.
Calgary, AB T2V 3M1
Attention: Mr. Michael Rousseau
Telecopier: 403-277-5601
mikerousseau1@hotmail.com

with a copy to, which shall not constitute notice:

Burstall Winger LLP
Suite 1600, Dome Tower
333 - 7th Avenue S.W.
Calgary, AB T2P 2Z1
Attention: Mr. Douglas M. Stuve
Telecopier: (403) 265-8565
e-mail: bourbon@burstall.com

(b)	to LNGI addressed to:

Liquid Nutrition Group Inc.
1448 Drummond Rd
Montreal, Quebec, H3G 1V9
Attention: Mr. Glenn Young
Telecopier: (514) 846-3427
e-mail: glennyoung141@bell.net

with a copy to, which shall not constitute notice:

Heenan Blaikie LLP
1250 Rene-Levesque Blvd. West
Montreal, QC H3B 4Y1
Attention: Mr. Mathieu Gendron
Telecopier: (514) 846-3427
e-mail: mgendron@heenan.ca

or to such other addresses and telecopier numbers as the parties may, from time to time, advise to the other parties hereto by notice in writing. All notices, requests and demands hereunder shall be deemed to have been received, if delivered by courier on the date of delivery and if sent by telecopier or e-mail, on the next Business Day after the telecopy or e-mail was sent.

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ARTICLE 7
AMENDMENT AND TERMINATION OF AGREEMENT

7.1      Amendment. This Agreement may, at any time and from time to time before or after the holding of the Meeting, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; or

(d)	waive compliance with or modify any other conditions precedent contained herein;

provided that no such amendment shall change the provisions hereof regarding the consideration to be received by securityholders of Lime Hill and the securityholders of LNGI without approval by such securityholders of Lime Hill and LNGI given in the same manner as required for the approval of the Amalgamation.

7.2      Rights of Termination. If any of the conditions contained in Article 5 shall not be fulfilled or performed by May 15, 2011 (the "Termination Date") and such condition is contained in:

(a)	Section 5.1, any of the parties hereto may terminate this Agreement by notice to the other party;

(b)	Section 5.2, LNGI may terminate this Agreement by notice to Lime Hill; or

(c)	Section 5.3, Lime Hill may terminate this Agreement by notice to LNGI.

           If this Agreement is terminated as aforesaid, the party terminating this Agreement shall be released from all obligations under this Agreement, all rights of specific performance against such party shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; and further provided that any of such conditions may be waived in full or in part by either of the parties without prejudice to its rights of termination in the event of the non-fulfilment or non-performance of any other condition.

7.3      Notice of Unfulfilled Conditions. If either of Lime Hill or LNGI shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Amalgamation or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Lime Hill or LNGI, as the case may be, shall so notify the other of them forthwith upon making such determination in order that such other of them shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Termination Date.

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7.4      Mutual Termination. This Agreement may, at any time before or after the holding of the Meeting, but no later than the last Business Day immediately preceding the Effective Date, be terminated by mutual agreement of the directors of Lime Hill and LNGI without further action on the part of the shareholders of Lime Hill, and, if the Amalgamation does not become effective on or before the Termination Date, either Lime Hill or LNGI may unilaterally terminate this Agreement, which termination will be effective upon a resolution to that effect being passed by its directors and notice thereof being given to the other of them.

ARTICLE 8
GENERAL

8.1      Stand Still Agreement. As long as this Agreement is in effect and except as contemplated herein, neither Lime Hill nor LNGI (including their respective directors, officers and agents) will solicit any discussions, expressions of interest, proposals or accept any offers from any Person relating to a possible merger, amalgamation, arrangement or relating to the sale of substantially all of the shares or assets, or any controlling equity interest of Lime Hill or LNGI, as applicable, provided however that the board of directors of Lime Hill and LNGI, as applicable, may take action or refrain from taking action as is appropriate to satisfy applicable fiduciary duties and further provided that Lime Hill and LNGI (including their directors, officers and agents) may solicit and accept offers if the Articles of Amalgamation are not filed with the Director on or before the Termination Date.

8.2      Disclosure of Alternative Transaction. In the event either LNGI or Lime Hill shall receive an unsolicited proposal, offer or expression of interest in connection with any of those matters referred to in Section 8.1 on or before the Termination Date, the recipient of such proposal, offer or expression of interest shall notify the other parties hereto and shall provide details of such proposal, offer or expression of interest to the other parties hereto.

8.3      Entire Agreement. The terms and provisions herein contained and the schedules hereto constitute the entire agreement between the parties and shall supersede all previous oral or written communications including, without limitation, the letter agreement between the parties dated December 17, 2010 and accepted on December 21, 2010.

8.4      Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto.

8.5      Waiver and Modification. LNGI and Lime Hill may waive or consent to the modification of, in whole or in part, any inaccuracy or any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.6      No Personal Liability.

(a)

No director, officer, employee or agent of Lime Hill shall have any personal liability whatsoever to LNGI under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of Lime Hill.

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(b)

No director, officer, employee or agent of either LNGI or any of its subsidiaries shall have any personal liability whatsoever to Lime Hill under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of LNGI.

8.7      Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

8.8      Public Disclosure. The parties agree to consult with each other before making any public disclosure or announcement of or pertaining to this Agreement, and that any such disclosure or announcement shall be mutually satisfactory to all parties; provided, however, this Section shall not apply in the event any party hereto is advised by its counsel that certain disclosures or announcements, which the other parties after reasonable notice will not consent to, are required to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

8.9      Expenses and Deposit. Whether or not the Amalgamation is completed, Lime Hill and LNGI shall each pay for their respective costs and expenses incurred in connection with the documentation prepared in connection with the Amalgamation.

8.10     Time of Essence. Time shall be of the essence of this Agreement.

8.11     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

8.12     Severability. In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

8.13     Confidentiality. Each of LNGI and Lime Hill will provide such information as to its financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party. Such information which:

(a)	has not become generally available to the public; or

(b)	was not available to a party or its representatives on a non-confidential basis before the date of this letter; or

(c)

does not become available to a party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives;

32

will be kept confidential by each party and shall constitute confidential information (the "confidential information"). No confidential information may be released to third parties without the consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such confidential information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents.

8.14      Further Assurances. Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.15      Counterparts and Facsimile Copies. This Agreement may be executed in separate counterparts, and all such counterparts when taken together shall constitute one (1) agreement. The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding Agreement.

             IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

LIME HILL CAPITAL CORPORATION		LIQUID NUTRITION GROUP INC.

Per:	"Michael Rousseau"	Per:	"Glenn Young"
	Michael Rousseau, President		Glenn Young, President

SCHEDULE A

ARTICLES OF AMALGAMATION

Industry Canada / Industrie Canada

Canada Business Corporations Act (CBCA) / Loi canadienne sur les sociétés par actions (LCSA)

FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)

FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)

Form 9

1 -- Name of the Amalgamated Corporation / Dénomination sociale de la société issue de la fusion

LIQUID NUTRITION GROUP INC.

2 -- The province or territory in Canada where the registered office is to be situated (do not indicate the full address) / La province ou le territoire au Canada où sera situé le siège social (n'indiquez pas l'adresse complète)

Québec

3 -- The classes and any maximum number of shares that the corporation is authorized to issue / Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

See Schedule "A" attached hereto

4 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

No restrictions

5 -- Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) / Nombre minimal et maximal d'administrateurs (pour un nombre fixe, veuillez indiquer le même nombre dans les deux cases)

Minimum: 3 Maximum: 15 / Minimal : Maximal :

6 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

No restrictions

7 -- Other provisions, if any / Autres dispositions, s'il y a lieu

See Schedule "B" attached hereto

8 -- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: / La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après

☒ 183 ☐ 184(1) ☐ 184(2)

9 -- **Declaration:** I hereby certify that I am a director or an officer of the corporation. / **Déclaration :** J'atteste que je suis un administrateur ou un dirigeant de la société.

Name of the amalgamating corporations / Dénomination social des sociétés fusionnantes	Corporation No. / N° de la société	Signature
Liquid Nutrition Group Inc.	771653-2	
Lime Hill Capital Corporation	445193-7	
	-	
	-	
	-	
	-	

Note:
Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota :
Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC3190 (2008/09), Page 1

Canada

SCHEDULE "A" to Articles of Amalgamation

CLASSES AND MAXIMUM NUMBER OF SHARES
THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The Corporation is authorized to issue:

-	an unlimited number of common shares; and
-	an unlimited number of preferred shares (issuable in series);

having attached thereto the rights, privileges, restrictions and conditions hereinafter set forth.

COMMON SHARES

There shall be attached to the common shares, the following rights, privileges, restrictions and conditions, namely:

1.

The holders of common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one (1) vote thereat for each such common share so held.

2.

Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, the holders of common shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

3.

Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, in the event of liquidation, dissolution or winding up of the Corporation or upon any distribution of the assets of the Corporation among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of common shares shall be entitled to share pro rata.

PREFERRED SHARES (ISSUABLE IN SERIES)

There shall be attached to the preferred shares, the following rights, privileges, restrictions and conditions, namely:

1.

The directors of the Corporation may, from time to time, issue the preferred shares in one or more series, each series to consist of such number of shares as may before issuance thereof, be determined by the directors.

2.

The directors of the Corporation may, by resolution (subject as hereinafter provided) fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the directors have filed Articles of Amendment with the Director of the Corporations Directorate of Industry Canada, or such designated person in any other jurisdiction in which the Corporation may be continued.

2

3.

If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate ratably in respect of accumulated dividends and return of capital.

4.

The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the resolution of the directors of the Corporation as to the respective series authorized to be issued.

5.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary exclusive of any conversion rights that may affect the aforesaid.

6.

No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

7.

Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Canada Business Corporations Act, if the directors so provide in the resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of such series as set forth in the said resolution of the Board of Directors and the Articles of Amendment of the Corporation relating to the issuance of such series.

8.

The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

9.

No class of shares may be created or rights and privileges increased to rank in parity or priority with the rights and privileges of the preferred shares including, without limiting the generality of the foregoing, the rights of the preferred shares to receive dividends or to return of capital, without the approval of the holders of the preferred shares as required under the Canada Business Corporations Act.

SCHEDULE "B" to Articles of Amalgamation

OTHER PROVISIONS

Appointments Of Directors

The directors may appoint one or more additional directors of the Corporation, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

AMENDING AGREEMENT

This Amending Agreement is dated effective as of March 4, 2011.

BETWEEN:

LIME HILL CAPITAL CORPORATION, a body corporate incorporated under the laws of Canada (hereinafter called "Lime Hill")

- and -

LIQUID NUTRITION GROUP INC., a body corporate incorporated under the laws of Canada (hereinafter called "LNGI")

WHEREAS Lime Hill and LNGI have entered into amalgamation agreement dated February 28, 2011 (the "Amalgamation Agreement");

AND WHEREAS Lime Hill and LNGI wish to amend the Amalgamation Agreement as set out in this Amending Agreement;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements set forth herein and in the Amalgamation Agreement, the parties hereto agree as follows:

1.	Interpretation

This Amending Agreement is supplemental to and shall form one agreement with the Amalgamation Agreement, and the Amalgamation Agreement and this Amending Agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

2.	Amendments

a)	The parties hereto agree that, effective as of the date hereof, the definition of "LNGI Unit Agent's Options" as set out in Section 1.1(uu) of the Amalgamation Agreement is hereby amended to change the reference to "350,000" to "300,000".

b)	The parties hereto agree that, effective as of the date hereof, the definition of "LNGI Unit Private Placement" as set out in Section 1.1(vv) of the Amalgamation Agreement is hereby amended to change the reference to "$3,500,000" to "$3,000,000".

3.	Confirmation

The parties hereto hereby acknowledge and confirm that, except as specifically amended by the provisions of this Amending Agreement, all of the terms and conditions contained in the Amalgamation Agreement are and shall remain in full force and effect, unamended, in accordance with the provisions thereof.

A-2

4.	Execution in Counterpart

This Amending Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Amending Agreement to be duly executed as of the date and year first above written.

LIME HILL CAPITAL CORPORATION

Per: "Michael Rousseau"
Michael Rousseau, President

LIQUID NUTRITION GROUP INC.

Per: "Glenn Young"
Glenn Young, President

SECOND AMENDING AGREEMENT

This Second Amending Agreement is dated effective as of April 12, 2011.

BETWEEN:

LIME HILL CAPITAL CORPORATION, a body corporate incorporated under the laws of Canada (hereinafter called "Lime Hill")

- and -

LIQUID NUTRITION GROUP INC., a body corporate incorporated under the laws of Canada (hereinafter called "LNGI")

WHEREAS Lime Hill and LNGI have entered into amalgamation agreement dated February 28, 2011 (the "Amalgamation Agreement");

AND WHEREAS Lime Hill and LNGI have entered into an amending agreement dated March 4, 2011 (the "First Amending Agreement") which amends the terms of the Amalgamation Agreement;

AND WHEREAS Lime Hill and LNGI wish to further amend the Amalgamation Agreement as set out in this Second Amending Agreement;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements set forth herein and in the Amalgamation Agreement, the parties hereto agree as follows:

1.	Interpretation

This Second Amending Agreement is supplemental to and shall form one agreement with the Amalgamation Agreement and the First Amending Agreement, and the Amalgamation Agreement, First Amending Agreement and this Second Amending Agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

2.	Amendments

a)	The parties hereto agree that, effective as of the date hereof, subsection (l) of section 1.1 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

	"(l)	"Amalco Stock Option Plan" means the new stock option plan of Lime Hill to be approved at the Meeting."

b)	the parties hereto agree that, effective as of the date hereof, subsection (aa) of section 1.1 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

	"(aa)	"Escrow Transfer" means the transfer within escrow by the existing directors of Lime Hill of an aggregate of 2,000,000 Lime Hill Shares at a price of $0.08 per share to such persons as determined by LNGI, subject to the receipt of all necessary regulatory approval."

c)	the parties hereto agree that, effective as of the date hereof, subsection (e) of section 2.12 of the Amalgamation Agreement is hereby amended to change the reference to "one-quarter (1/4)" to "one-sixteenth (1/16)";

d)	the parties hereto agree that, effective as of the date hereof, subsection (b) of section 4.2 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

	"(b)	other than Liquid Nutrition Franchising Corporation and Liquid Nutrition SRL (collectively, the "LNGI Subsidiaries"), LNGI has no subsidiaries and holds no interest in any other company, partnership, joint venture or similar entity";

e)	the parties hereto agree that, effective as of the date hereof, subsection (d) of section 4.2 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

	"(d)	except as disclosed in writing to Lime Hill, after completion of the LNGI Debenture Private Placement, the LNGI Unit Private Placement and the Young Option, the Kou Option and the Athletes Subscription Agreements, other than the LNGI Warrants, the LNGI Debenture Agent’s Options and the LNGI Unit Agent's Options, no Person has any agreement, option, warrant or right to acquire or capable of becoming an agreement for the purchase or acquisition of any of the unissued share capital of LNGI or the LNGI Subsidiaries, and there are no outstanding securities or instruments which are convertible into or exchangeable for shares of LNGI or the LNGI Subsidiaries";

f)	the parties hereto agree that, effective as of the date hereof, section 2.6 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

"First Directors. The number of first directors of Amalco shall be six (6). The first directors of Amalco shall be:

Dana Ades-Landy	1509 Sherbrooke Street W. #29
Montreal, QC H3G 1M1

H. Greg Chamandy	58 Belvedere Place
Westmount, QC H3Y 1G6

Arlene Dickinson	383B Markham Street
Toronto, ON M6G 2K8

Brandon Kou	201 Goshen Avenue,
#103 Los Angeles, CA 9008

Glenn Young	1414 Cheverie Street
Oakville, ON L6J 6C3

Darren C. Stark	55A Millennium Heights,
Welches, St. Thomas, Barbados, BB22026

The first directors shall hold office until the first annual or general meeting of the shareholders of Amalco, or until their successors are appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the CBCA, in the Articles of Amalgamation and in the by-laws of Amalco. The board of directors will be authorized to appoint one or more additional directors, who shall hold office for a term not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed will not exceed one-third of the number of directors elected at the previous annual meeting of shareholders."; and

g)		The parties hereto agree that, effective as of the date hereof, subsection (f) of section 1.1 of the Amalgamation Agreement is hereby replaced in its entirety by the following:

	"(f)	""Amalco New Options" means the stock options of Amalco to be granted at Closing as determined by the Board of Directors of Amalco in accordance with the policies of TSX Venture, each entitling the holder to acquire one Amalco Share at a price of $1.00 per share until up to ten years from the date of grant, in accordance with its terms."

3.	Confirmation

The parties hereto hereby acknowledge and confirm that, except as specifically amended by the provisions of this Second Amending Agreement, all of the terms and conditions contained in the Amalgamation Agreement, as amended by the First Amending Agreement, are and shall remain in full force and effect, unamended, in accordance with the provisions thereof.

4.	Execution in Counterpart

This Amending Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Amending Agreement to be duly executed as of the date and year first above written.

LIME HILL CAPITAL CORPORATION

Per: "Michael Rousseau"
Michael Rousseau, President

LIQUID NUTRITION GROUP INC.

Per: "Glenn Young"
Glenn Young, President

THIS IS SCHEDULE G ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

SPECIAL RESOLUTION OF SHAREHOLDERS OF LIME HILL CONCERNING THE AMALGAMATION

BE AND IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION OF SHAREHOLDERS THAT:

1.

The Amalgamation of Lime Hill Capital Corporation ("Lime Hill") and Liquid Nutrition Group Inc. be and the same is hereby approved and the Amalgamation Agreement dated as of February 28, 2011 between Lime Hill and Liquid Nutrition Group Inc., as amended, be and is hereby approved.

2.

Any one officer or director of Lime Hill is authorized and directed to do and perform all things, including the execution of documents, which may be necessary or desirable to give effect to the foregoing resolution.

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Lime Hill, the directors of Lime Hill be, and they hereby are, authorized and empowered to revoke this special resolution at any time before the issue of a Certificate of Amalgamation and to determine not to proceed with the Amalgamation of Lime Hill and Liquid Nutrition Group Inc., without further approval of the shareholders of Lime Hill.

THIS IS SCHEDULE H ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

190(1) Right to dissent
Subject to Sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under Section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under Section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under Section 184;

(d)	be continued under Section 188;

(e)	sell, lease or exchange all or substantially all its property under Subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

190(2) Further right
A holder of shares of any class or series of shares entitled to vote under Section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

190(2.1) If one class of shares
The right to dissent described in Subsection (2) applies even if there is only one class of shares.

190(3) Payment for shares
In addition to any other right the shareholder may have, but subject to Subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under Subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

190(4) No partial dissent
A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

190(5) Objection
A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in Subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

190(6) Notice of resolution
The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in Subsection (5) notice that the resolution has been adopted, but such notice is not required to he sent to any shareholder who voted for the resolution or who has withdrawn their objection.

190(7) Demand for payment
A dissenting shareholder shall, within twenty days after receiving a notice under Subsection (6) or. if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder's name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

190(8) Share certificate
A dissenting shareholder shall, within thirty days after sending a notice under Subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

190(9) Forfeiture
A dissenting shareholder who fails to comply with Subsection (8) has no right to make a claim under this section.

190(10) Endorsing certificate
A corporation or its transfer agent shall endorse on any share certificate received under Subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder,

190(11) Suspension of rights
On sending a notice under Subsection (7), a dissenting shareholder ceases to have any rights as s shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under Subsection (12),

(b)	the corporation fails to make an offer in accordance with Subsection (12) and the shareholder withdraws the notice, or

(c)

the directors revoke a resolution to amend the articles under Subsection 173(2) or 174(5), terminate an amalgamation agreement under Subsection 183(6) or an application for continuance under Subsection 188(6), or abandon a sate, lease or exchange under Subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

190(12) Offer to pay
A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in Subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing- how the fair value was determined; or

(b)	if Subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

190(13) Same terms
Every offer made under Subsection (12) for shares of the same class, or series shall be on the same terms.

190(14) Payment
Subject to Subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under Subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

190(15) Corporation may apply to court
Where a corporation fails to make an offer under Subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder,

190(16) Shareholder application to court
If a corporation fails to apply to a court under Subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

190(17) Venue
Au application under Subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

190(18) No security for costs
A dissenting shareholder is not required to give security for costs in an application made under Subsection (15) or (16).

190(19) Parties
On an application to a court under Subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel,

190(20) Powers of court
On an application to a court under Subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix fair value for the shares of all dissenting shareholders.

190(21) Appraisers
A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

190(22) Final order
The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

190(23) Interest
A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

190(24) Notice that Subsection (26) applies
lf subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under Subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

190(25) Effect where Subsection (26) applies
If Subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under Subsection (24), may

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)

retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation out in priority to its shareholders.

190(26) Limitation

A corporation shall not make a payment to a dissenting shareholder under this section it there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

THIS IS SCHEDULE I ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

LIME HILL CAPITAL CORPORATION
(the "Corporation")

AUDIT COMMITTEE MANDATE

OVERALL ROLE AND RESPONSIBILITY

The Audit Committee shall:

1.1	Assist the Board of Directors in its oversight role with respect to:

(a)	the quality and integrity of financial information;

(b)	the independent auditor’s performance, qualifications and independence;

(c)	the performance of the Corporation’s internal audit function, if applicable; and

(d)	the Corporation’s compliance with legal and regulatory requirements; and

1.2 Prepare such reports of the Audit Committee required to be included in the information/proxy circular of the Corporation in accordance with applicable laws or the rules of applicable securities regulatory authorities.

MEMBERSHIP AND MEETINGS

The Audit Committee shall consist of three (3) or more Directors appointed by the Board of Directors, none of whom shall be officers or employees of the Corporation or any of the Corporation’s affiliates. Each of the members of the Audit Committee shall satisfy the applicable independence and experience requirements of the laws governing the Corporation, and applicable securities regulatory authorities.

The Board of Directors shall designate one (1) member of the Audit Committee as the Committee Chair. Each member of the Audit Committee shall be financially literate as such qualification is interpreted by the Board of Directors in its business judgment. The Board of Directors shall determine whether and how many members of the Audit Committee qualify as a financial expert as defined by applicable law.

STRUCTURE AND OPERATIONS

The affirmative vote of a majority of the members of the Audit Committee participating in any meeting of the Audit Committee is necessary for the adoption of any resolution.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall report to the Board of Directors on its activities after each of its meetings at which time minutes of the prior Committee meeting shall be tabled for the Board.

The Audit Committee shall review and assess the adequacy of this Charter periodically and, where necessary, will recommend changes to the Board of Directors for its approval.

The Audit Committee is expected to establish and maintain free and open communication with management and the independent auditor and shall periodically meet separately with each of them.

I -2

SPECIFIC DUTIES

Oversight of the Independent Auditor

  Make recommendations to the board for the appointment and replacement of the independent auditor.

  Responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

  Authority to pre-approve all audit services and permitted non-audit services (including the fees, terms and conditions for the performance of such services) to be performed by the independent auditor.

  Evaluate the qualifications, performance and independence of the independent auditor, including: (i) reviewing and evaluating the lead partner on the independent auditor’s engagement with the Corporation, and (ii) considering whether the auditor’s quality controls are adequate and the provision of permitted non- audit services is compatible with maintaining the auditor’s independence.

  Obtain from the independent auditor and review the independent auditor’s report regarding the management internal control report of the Corporation to be included in the Corporation’s annual information/proxy circular, as required by applicable law.

  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law (currently at least every five years).

Financial Reporting

  Review and discuss with management and the independent auditor:

  prior to the annual audit the scope, planning and staffing of the annual audit,

  the annual audited financial statements,

  the Corporation’s annual and quarterly disclosures made in management’s discussion and analysis,

  approve any reports for inclusion in the Corporation’s Annual Report, if any, as required by applicable legislation,

  the Corporation’s quarterly financial statements, including the results of the independent auditor’s review of the quarterly financial statements and any matters required to be communicated by the independent auditor under applicable review standards, significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements,

  any significant changes in the Corporation’s selection or application of accounting principles,

  any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies, and

I -3

  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  Discuss with the independent auditor matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

AUDIT COMMITTEE’S ROLE

The Audit Committee has the oversight role set out in this Charter. Management, the Board of Directors, the independent auditor and the internal auditor all play important roles in respect of compliance and the preparation and presentation of financial information. Management is responsible for compliance and the preparation of financial statements and periodic reports. Management is responsible for ensuring the Corporation’s financial statements and disclosures are complete, accurate, in accordance with generally accepted accounting principles and applicable laws. The Board of Directors in its oversight role is responsible for ensuring that management fulfills its responsibilities. The independent auditor, following the completion of its annual audit, opines on the presentation, in all material respects, of the financial position and results of operations of the Corporation in accordance with Canadian generally accepted accounting principles.

FUNDING FOR THE INDEPENDENT AUDITOR AND RETENTION OF OTHER INDEPENDENT ADVISORS

The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of issuing an audit report and to any advisors retained by the Audit Committee. The Audit Committee shall also have the authority to retain such other independent advisors as it may from time to time deem necessary or advisable for its purposes and the payment of compensation therefor shall also be funded by the Corporation.

APPROVAL OF AUDIT AND REMITTED NON-AUDIT SERVICES PROVIDED BY EXTERNAL AUDITORS

Over the course of any year there will be two levels of approvals that will be provided. The first is the existing annual Audit Committee approval of the audit engagement and identifiable permitted non-audit services for the coming year. The second is in-year Audit Committee pre-approvals of proposed audit and permitted non-audit services as they arise.

Any proposed audit and permitted non-audit services to be provided by the External Auditor to the Corporation or its subsidiaries must receive prior approval from the Audit Committee, in accordance with this protocol. The CFO shall act as the primary contact to receive and assess any proposed engagements from the External Auditor.

Following receipt and initial review for eligibility by the primary contacts, a proposal would then be forwarded to the Audit Committee for review and confirmation that a proposed engagement is permitted.

In the majority of such instances, proposals may be received and considered by the Chair of the Audit Committee (or such other member of the Audit Committee who may be delegated authority to approve audit and permitted non-audit services), for approval of the proposal on behalf of the Audit Committee. The Audit Committee Chair will then inform the Audit Committee of any approvals granted at the next scheduled meeting.

THIS IS SCHEDULE J ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF LIME HILL CAPITAL CORPORATION TO BE HELD ON MAY 12, 2011, AND ANY ADJOURNMENT THEREOF

LIME HILL CAPITAL CORPORATION

INCENTIVE STOCK OPTION PLAN

1.	Purpose

The purpose of the Plan is to provide an incentive to the directors, officers, employees and consultants of the Corporation or any of its subsidiaries to achieve the longer-term objectives of the Corporation; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Corporation; and to attract and retain in the employ of the Corporation or any of its subsidiaries persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Corporation.

2.	Definitions And Interpretation

When used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)	"Board of Directors" means the Board of Directors of the Corporation;

(b)

"Common Shares" means common shares in the capital of the Corporation and any shares or securities of the Corporation into which such common shares are changed, converted, subdivided, consolidated or reclassified;

(c)

"Corporation" means Lime Hill Capital Corporation. and any successor corporation and any reference herein to action by the Corporation means action by or under the authority of its Board of Directors or a duly empowered committee appointed by the Board of Directors;

(d)	"Effective Date" shall have the meaning ascribed to such term in Section 19 hereof.

(e)	"Exchange" means the TSX Venture Exchange Inc. or any other stock exchange on which the Common Shares are listed;

(f)

"Exchange Policies" means, collectively, Policy 4.4 of the Exchange entitled "Incentive Stock Options", Policy 1.1 of the Exchange entitled "Interpretation" and any other policies set forth in the Corporate Finance Manual of the Exchange applicable to incentive stock options;

(g)

"Option" means an option granted by the Corporation to an Optionee entitling such Optionee to acquire a designated number of Common Shares from treasury at a price determined by the Board of Directors;

(h)

"Option Period" means the period determined by the Board of Directors during which an Optionee may exercise an Option not to exceed the maximum period permitted by the Exchange, which maximum period is ten (10) years from the date the Option is granted;

(i)

"Optionee" means a person who is a director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation; a corporation wholly-owned by such persons; or any other individual or body corporate who may be granted an option pursuant to the requirements of the Exchange, who is granted an Option pursuant to this Plan; and

(j)	"Plan" shall mean the Corporation’s incentive stock option plan as embodied herein and as from time to time amended.

Capitalized terms in the Plan that are not otherwise defined herein shall have the meaning set out in the Exchange Policies, including without limitation "Consultant", "Discounted Market Price", "Employee", "Insider", "Investor Relations Activities", "Management Company Employee", "Tier I Issuer" and "Tier 2 Issuer".

Wherever the singular or masculine is used in this Plan, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context or the parties so require.

3.	Administration

The Plan shall be administered by the Board of Directors. The Board of Directors shall have full and final discretion to interpret the provisions of the Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan. All decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Corporation and on all persons eligible to participate in the Plan, subject to the approval of the Exchange (including shareholder approval if required by the Exchange). Notwithstanding the foregoing or any other provision contained herein, the Board of Directors shall have the right to delegate the administration and operation of the Plan to a special committee of directors appointed from time to time by the Board of’ Directors, in which case all references herein to the Board of Directors shall be deemed to refer to such committee.

4.	Eligibility

The Board of Directors may at any time and from time to time designate those Optionees who are to be granted an Option pursuant to the Plan and grant an Option to such Optionees. Subject to Exchange Policies and the limitations contained herein, the Board of Directors is authorized to provide for the grant and exercise of Options on such terms (which may vary as between Options) as it shall determine. No Option shall be granted to any person except upon the approval of the Board of Directors. A person who has been granted an Option may, if he is otherwise eligible and if permitted by Exchange Policies, be granted an additional Option or Options if the Board of Directors shall so determine. Pursuant to Exchange Policies, the Corporation shall represent that the Optionee is a bona fide Employee, Consultant or Management Company Employee in respect of Options granted to such Optionee.

5.	Participation

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Optionee’s relationship or employment with the Corporation.

Notwithstanding any express or implied term of this Plan or any Option to the contrary, the granting of an Option pursuant to the Plan shall in no way be construed as conferring on any Optionee any right with respect to continuance as a director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation.

Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director or officer of or a consultant to the Corporation or any of its subsidiaries, where the Optionee at the same time becomes or continues to be a director, officer or employee of or a consultant to the Corporation or any of its subsidiaries.

No Optionee shall have any of the rights of a shareholder of the Corporation in respect of Common Shares issuable on exercise of an Option until such Common Shares shall have been paid for in full and issued by the Corporation on exercise of the Option, pursuant to this Plan.

6.	Common Shares Subject to Options

The number of authorized but unissued Common Shares that may be issued upon the exercise of Options granted under the Plan at any time plus the number of Common Shares reserved for issuance under outstanding incentive stock options otherwise granted by the Corporation shall not exceed ______________ Common Shares at any time
[NTD: amount to be completed after final financing complete].

Subject to Exchange Policies, the aggregate number of Common Shares reserved for issuance to any one (1) Optionee under Options granted in any 12 month period shall not exceed five percent (5%) of the issued and outstanding Common Shares determined at the date of grant, or two percent (2%) of the issued and outstanding Common Shares determined at the date of grant in the case of an Optionee who is a Consultant. In addition, no more than an aggregate of two percent (2%) of the issued and outstanding Common Shares determined at the date of grant may be granted to Persons conducting Investor Relations Activities.

Appropriate adjustments shall be made as set forth in Section 14 hereof in both the number of Common Shares covered by individual grants and the total number of Common Shares authorized to be issued hereunder, to give effect to any relevant changes in the capitalization of the Corporation.

If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unexercised Common Shares subject thereto shall again be available for the purpose of the Plan.

7.	Option Agreement

A written agreement will be entered into between the Corporation and each Optionee to whom an Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the exercise price and any other terms and conditions approved by the Board of Directors, all in accordance with the provisions of this Plan (herein referred to as the "Stock Option Agreement"). The Stock Option Agreement will be in such form as the Board of Directors may from time to time approve, and may contain such terms as may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Optionee may from time to time be a resident or citizen or the rules of the Exchange or any other regulatory body having jurisdiction over the Corporation.

8.	Option Period and Exercise Price

Each Option and all rights thereunder shall be expressed to expire on the date set out in the respective Stock Option Agreement, which date shall be no later than the expiry of the Option Period (the "Expiry Date"), subject to earlier termination as provided in Sections 10, 11 and 16 hereof.

Subject to Exchange Policies and any limitations imposed by any other regulatory authority having jurisdiction over the Corporation, the exercise price of an Option granted under the Plan shall be as determined by the Board of Directors when such Option is granted and shall be an amount at least equal to the Discounted Market Price of the Common Shares. In the event that the Corporation proposes to reduce the exercise price of Options granted to an Optionee who is an Insider of the Corporation at the time of the proposed amendment, such amendment shall not be effective until disinterested shareholder approval has been obtained in respect of the reduction of the exercise price, if required by the rules and policies of the Exchange then in effect.

9.	Exercise of Options

An Optionee shall be entitled to exercise an Option granted to him at any time prior to the Expiry Date, subject to Sections 10, 11 and 16 hereof and to vesting limitations which may be imposed by the Board of Directors at the time such Option is granted as set out in the Stock Option Agreement. Subject to Exchange Policies, the Board of Directors may, in its sole discretion, determine the time during which an Option shall vest and the method of vesting, or that no vesting restriction shall exist. Notwithstanding the foregoing, Options granted to Persons conducting Investor Relations Activities must vest in stages over 12 months with no more than 1/4 of the Options vesting in any three month period.

The exercise of any Option will be conditional upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Common Shares in respect of which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such Common Shares with respect to which the Option is being exercised.

Common Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Common Shares pursuant thereto shall comply with all relevant provisions of applicable securities law, including, without limitation, the United States Securities Act of 1933 (as amended), the United States Securities and Exchange Act of 1934, as amended, applicable U.S. state laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or consolidated stock price reporting system on which prices for the Common Shares are quoted at any given time. As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Corporation, such a representation is required by law.

10.	Ceasing to be a Director, Officer, Employee or Consultant

(a)

Options granted prior to the completion of the Corporation’s Qualifying Transaction: if an Optionee ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries for any reason other than death, the Optionee may, but only within the later of: (i) 12 months after the completion of the Qualifying Transaction (as defined in Exchange Policy 2.4) by the Corporation; and (ii) ninety (90) days after the Optionee’s ceasing to be a director, officer, employee or consultant prior to the expiry of the Option Period, exercise any Option held by the Optionee, but only to the extent that the Optionee was entitled to exercise the Option at the date of such cessation.

(b)

Options granted subsequent to the completion of the Corporation’s Qualifying Transaction: if an Optionee ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries for any reason other than death subject to Exchange Policies, any Options granted to such Optionee must expire within 12 months after the Optionee’s ceasing to be a director, officer, employee or consultant, as the case may be, and in all cases must expire no later than the Expiry Date; however, such Options may be exercised by an Optionee who has ceased to be a director, officer, employee or consultant only if the Optionee was entitled to exercise the Options at the date of such cessation pursuant to the terms of the Optionee’s Stock Option Agreement.

For greater certainty, any Optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of the Plan.

11.	Death of Optionee

In the event of the death of an Optionee, the Option previously granted to him shall be exercisable within one (1) year following the date of the death of the Optionee or prior to the Expiry Date, whichever is earlier, and then only:

(a)

by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution, or by the Optionee’s legal personal representative; and

(b)	to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death pursuant to the terms of the Optionee’s Stock Option Agreement.

12.	Optionee’s Rights Not Transferable

No right or interest of any Optionee in or under the Plan is assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner except pursuant to Section 11 hereof, subject to the requirements of the Exchange, or as otherwise allowed by the Exchange.

Subject to the foregoing, the terms of the Plan shall bind the Corporation and its successors and assigns, and each Optionee and his heirs, executors, administrators and personal representatives.

13.	Takeover or Change of Control

The Corporation shall have the power, in the event of:

(a)

any disposition of all or substantially all of the assets of the Corporation, or the dissolution, merger, amalgamation or consolidation of the Corporation with or into any other corporation or of such corporation into the Corporation, or

(b)	any change in control of the Corporation,

to make such arrangements as it shall deem appropriate for the exercise of outstanding Options or continuance of outstanding Options, including without limitation, to amend any Stock Option Agreement to permit the exercise of any or all of the remaining Options prior to the completion of any such transaction. If the Corporation shall exercise such power, the Option shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Optionee at any time or from time to time as determined by the Corporation prior to the completion of such transaction.

14.	Anti-Dilution of the Option

In the event of:

(a)

any subdivision, redivision or change of the Common Shares at any time during the term of the Option into a greater number of Common Shares, the Corporation shall deliver, at the time of any exercise thereafter of the Option, such number of Common Shares as would have resulted from such subdivision, redivision or change if the exercise of the Option had been made prior to the date of such subdivision, redivision or change;

(b)

any consolidation or change of the Common Shares at any time during the term of the Option into a lesser number of Common Shares, the number of Common Shares deliverable by the Corporation on any exercise thereafter of the Option shall be reduced to such number of Common Shares as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change; or

(c)

any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, at any time during the term of the Option, the Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon exercise of the Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereon he had been the holder of the number of Common Shares to which he was entitled upon exercise of the Option.

Adjustments shall be made successively whenever any event referred to in this section shall occur. For greater certainty, the Optionee shall pay for the number of shares, other securities or property as aforesaid, the amount the Optionee would have paid if the Optionee had exercised the Option prior to the effective date of such subdivision, redivision, consolidation or change of the Common Shares or such reclassification, consolidation, amalgamation, merger or transfer, as the case may be.

15.	Costs

The Corporation shall pay all costs of administering the Plan.

16.	Termination and Amendment

(a)

The Board of Directors may amend or terminate this Plan or any outstanding Option granted hereunder at any time without the approval of the shareholders of the Corporation or any Optionee whose Option is amended or terminated, in order to conform this Plan or such Option, as the case may be, to applicable law or regulation or the requirements of the Exchange or any other regulatory authority having jurisdiction over the Corporation, whether or not such amendment or termination would affect any accrued rights, subject to the approval of the Exchange or such other regulatory authority.

(b)

The Board of Directors may amend or terminate this Plan or any outstanding Option granted hereunder for any reason other than the reasons set forth in Section 16(a) hereof, subject to the approval of the Exchange or any other regulatory authority having jurisdiction over the Corporation, and the approval of the shareholders of the Corporation if required by the Exchange or such other regulatory authority. Subject to Exchange Policies, disinterested shareholder approval will be obtained for any reduction in the exercise price of an Option if the Optionee is an Insider of the Corporation at the time of the proposed amendment. No such amendment or termination will, without the consent of an Optionee, alter or impair any rights which have accrued to him prior to the effective date thereof.

(c)

The Plan, and any amendments thereto, shall be subject to acceptance and approval by the Exchange. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance are given.

17.	Applicable Law

This Plan shall be governed by, administered and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

18.	Prior Plans

On the Effective Date, subject to Exchange approval and, if required, shareholder approval:

(a)	the Plan shall entirely replace and supersede prior stock option plans, if any, enacted by the Corporation; and

(b)	all outstanding options shall be deemed to be granted pursuant to the Plan.

19.	Effective Date

This Plan shall become effective as of and from, and the effective date of the Plan (the "Effective Date") shall be, the date of shareholder approval for the Plan, if such approval is required by the Exchange, subject to final Exchange approval for the Plan, or the date of final Exchange approval for the Plan if the Exchange does not require shareholder approval for the Plan.

20.	Legends on Hold Periods

If required by the Exchange policies or applicable securities laws, the Common Shares issued on exercise of the Options will be legended.